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                                                                    EXHIBIT 10.3


                                TEN HANOVER LLC,

                                                Landlord,

                                       TO

                         THE GOLDMAN SACHS GROUP, L.P.,

                                                Tenant

                                      Lease

                           Dated as of August 22, 1997
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                                TABLE OF CONTENTS

1. LEASED PREMISES; TERM OF LEASE ............................................1

   1.1 LEASED PREMISES .......................................................1
   1.2 TERM ..................................................................2
   1.3 STEPHANEZE PREMISES ...................................................2
   1.4 TENANT'S TERMINATION OPTIONS ..........................................8
   1.5 LANDLORD'S FINANCING ..................................................9
   1.6 CERTAIN DEFINITIONS ..................................................11

2. BASIC RENT, ETC ..........................................................14

   2.1 BASIC RENT ...........................................................14
   2.2 DETERMINATION OF FAIR MARKET RENT ....................................15
   2.3 SUPPLEMENTAL RENT ....................................................17

3. MANNER OF PAYMENT ........................................................17

4. NET LEASE; NO ABATEMENT ..................................................18

5. CONDITION AND USE OF LEASED PREMISES .....................................18

6. MAINTENANCE; ALTERATIONS; CERTAIN REIMBURSEMENTS; ETC. ...................19

   6.1 GENERALLY ............................................................19
   6.2 CERTAIN DEFINITIONS ..................................................20
   6.3 SUBMISSION AND APPROVAL OF PLANS AND SPECIFICATIONS IN
       CERTAIN INSTANCES ....................................................23
   6.4 REIMBURSABLE ALTERATIONS .............................................26
   6.5 GENERAL PROVISIONS ...................................................36
   6.6 CONSIDERATION BY TENANT ..............................................36
   6.7 ENGINEER; APPROPRIATE ENGINEER .......................................37

7. HAZARDOUS SUBSTANCES .....................................................38

8. UTILITY SERVICES .........................................................39

9. INDEMNIFICATION BY TENANT ................................................40

10. ENTRY BY LANDLORD .......................................................41

11. PAYMENT OF TAXES ........................................................42
   11.1 DEFINITIONS .........................................................42
   11.2 PAYMENT OF TAXES ....................................................43
   11.3 INITIAL TAX PAYMENTS ................................................43
   11.4 EXTENDED TAX PAYMENTS ...............................................43
   11.5 GENERAL PROVISIONS APPLICABLE TO TAXES ..............................45
   11.6 INDUSTRIAL AND COMMERCIAL INCENTIVE PROGRAM .........................45

12. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS AND
    PERMITTED ENCUMBRANCES ..................................................46

   12.1 GENERALLY ...........................................................46
   12.2 PERMITTED CONTESTS ..................................................47


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13. LIENS ...................................................................48

14. INSURANCE ...............................................................48

   14.1 RISKS TO BE INSURED .................................................49
   14.2 POLICY PROVISIONS ...................................................50
   14.3 DELIVERY OF INSURANCE CERTIFICATES; PAYMENT OF PREMIUM ..............51
   14.4 NO LIMITATION OF DAMAGES ............................................51

15. DAMAGE TO OR DESTRUCTION OF PROPERTY ....................................51

   15.1 WAIVER OF SS. 227; TENANT TO GIVE NOTICE ............................51
   15.2 RESTORATION .........................................................51
   15.3 APPLICATION OF INSURANCE PROCEEDS ...................................52
   15.4 TERMINATION IN LIEU OF RESTORATION ..................................52

16. TAKING OF PROPERTY ......................................................59

   16.1 NOTICE ..............................................................59
   16.2 TOTAL TAKING ........................................................59
   16.3 PARTIAL TAKING ......................................................60
   16.4 APPLICATION OF AWARD ................................................61
   16.5 TEMPORARY TAKING ....................................................62

17. DISBURSEMENT OF DEPOSITED SUMS ..........................................63

18. CERTIFICATE AS TO NO DEFAULT, ETC. ......................................65

19. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS, ETC. ...................66

20. ASSIGNMENT; SUBLEASES ...................................................67

21. VAULTS ..................................................................68

22. EVENTS OF DEFAULT; TERMINATION ..........................................68

23. REPOSSESSION ............................................................70

24. RELETTING ...............................................................70

25. SURVIVAL OF TENANT'S OBLIGATIONS; DAMAGES ...............................70

   25.1 TERMINATION OF LEASE NOT TO RELIEVE TENANT OF OBLIGATIONS ...........70
   25.2 CURRENT DAMAGES AND DAMAGES IN RESPECT OF SUPPLEMENTAL RENT .........71
   25.3 FINAL DAMAGES .......................................................72

26. NO WAIVER ...............................................................73

27. REMEDIES CUMULATIVE .....................................................73

28. ACCEPTANCE OF EARLY TERMINATION OR SURRENDER ............................73

29. NO MERGER OF TITLE ......................................................74

30. EXCULPATION .............................................................74

31. DEFINITIONS. ............................................................75


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32. END OF LEASE TERM .......................................................77

33. NOTICES .................................................................78

34. ANNUAL REPORTS ..........................................................78

35. MISCELLANEOUS ...........................................................79

36. EXPEDITED ARBITRATION ...................................................81

37. SUBORDINATION ...........................................................82

38. LANDLORD'S FAILURE TO PAY TAXES .........................................83

39. LANDLORD'S FAILURE TO PAY COSTS OF BASE BUILDING UPGRADE WORK OR FIT-OUT
      WORK ..................................................................84


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EXHIBITS

Exhibit A         The Land
Exhibit B         Initial Tax Payments
Exhibit C         Permitted Encumbrances
Exhibit D         Non-Disturbance Agreement
Exhibit E         Major Building Equipment


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                              Index of Definitions
                              --------------------

Defined Term                                               Section Where Defined
------------                                               ---------------------

50% Untenantability .............................................15.4
Accountant .......................................................6.7
Additional Bidders ...............................................6.4
Alterations ......................................................6.1
Appropriate Engineer .............................................6.7
Appropriate Engineer .............................................6.7
Article 38 Advance ................................................38
Article 38 Demand Amount ..........................................38
Article 38 Demand Notice ..........................................38
Article 38 Dispute Notice .........................................38
Article 39 Advance ................................................39
Article 39 Demand Amount ..........................................39
Article 39 Demand Notice ..........................................39
Article 39 Dispute Notice .........................................39
Associated Reimbursables .........................................6.4
balance to be apportioned .......................................16.4
Base Amount ......................................................6.2
Base Building Savings Constant Payment ...........................1.6
Base Building Savings Credit .....................................2.1
Base Building Savings ............................................1.6
Base Rate ........................................................1.6
Base Tax Amount .................................................11.1
Basic Rent .......................................................2.1
Benchmark Amount .................................................6.4
Business Day ......................................................31
Cancellation Payment Payment Date ................................1.4
Cancellation Payment .............................................1.4
Comparable Treasury Rate .........................................1.6
Completed Percentage .............................................6.4
Condemnation Proceeds ...........................................16.4
ConEd ..............................................................8
Contractors ......................................................6.4
Cost Division Date ...............................................6.2
Cost Participation Limitation Notice .............................6.4
Costs .............................................................31
Credit Amount .....................................................35
Damage Cancellation Payment .....................................15.4
Damage Date .....................................................15.4
Damage Payment ..................................................15.4
Damage Termination Notice .......................................15.4
Deductible Amount .................................................31


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Depositary ......................................................15.3
Deposited Sums ....................................................17
Determinated Amount ..............................................6.2
Determination Date ................................................19
Different Scope of Work Statement ................................6.4
Dispute Notice ...................................................6.4
Disputed Article 38 Amount ........................................38
Disputed Article 39 Amount ........................................39
Election Period .................................................15.4
Emergency Reimbursement Amount ...................................6.4
Engineer Designation Notice ......................................6.7
Engineer .........................................................6.7
Estimated Cost ...................................................6.4
Estimated Substantial Completion Date ............................6.4
Expedited Arbitration .............................................36
Expiration Date ..................................................1.2
Extended Completion Notice .......................................6.4
Extended Tax Payment ............................................11.4
Fair Market Rent .................................................2.2
Financing Closing Date ...........................................1.5
Financing Termination Notice .....................................1.5
First Rent Period ................................................2.1
First-Class Standard .............................................6.1
Fit-Out Work Constant Payment ....................................1.6
Fit-Out Work Interest Rate .......................................1.6
Fit-Out Work Investment ..........................................1.6
Fourth Rent Period ...............................................2.1
full placement cost .............................................14.1
Full Proceeds Amount ............................................15.4
GAAP..............................................................6.2
Gross Amount .....................................................6.4
Ground Lease ....................................................12.1
GS ................................................................30
Hazardous Substances ..............................................31
ICIP ............................................................11.6
Improvements .....................................................1.1
Index .............................................................31
Initial Improvements Agreement ...................................1.1
Initial Tax Payment .............................................11.3
Insurance Requirements ............................................31
Interest Rate ......................................................3
Land .............................................................1.1
Landlord ..........................................................31
Landlord ................................................Introduction
Landlord's Alternate Bidders .....................................6.4


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Landlord's Preferred Bidder ......................................6.4
Landlord's Revised Plans .........................................6.4
Lease Termination Notice ..........................................22
Leased Premises ..................................................1.1
Legal Requirement Alteration .....................................6.2
Legal Requirements ................................................31
Liability Insurance ..............................................1.3
Limited Reimbursement Amount .....................................6.4
LMEP ...............................................................8
Main Interest Rate ...............................................1.6
Major Building Equipment .........................................6.2
Measuring Fraction ...............................................6.2
net annual rental .................................................31
Next Available Termination Date .................................16.5
Non-Disturbance Agreement .........................................37
Notice ............................................................33
Notional Expiration Date ........................................25.1
Notional Fit-Out Work Loan Amount ................................1.6
Notional Main Loan Debt Service ..................................1.6
Notional Main Loan Original Balance ..............................1.6
Notional Main Loan Outstanding Balance ...........................1.6
Notional Make-Whole Amount .......................................1.6
Notional Termination Date ........................................6.4
Officer's Certificate .............................................31
OLS .............................................................11.6
Original Bidders .................................................6.4
Overrun Notice ...................................................6.4
Overrun ..........................................................6.4
Partial Taking ..................................................16.2
Permitted Encumbrances ...........................................1.1
Permitted Investment ..............................................31
Permitted Investments .............................................31
Plan Submission Date .............................................6.4
Plans and Specifications Notice ..................................6.3
Plans and Specifications ..........................................31
Plans Submission Notice ..........................................6.3
Post-Termination Insurance ......................................15.4
Pre-Existing Mortgages ..........................................12.1
Prime Rate ........................................................31
Project ..........................................................1.1
Property Insurance ..............................................14.1
Qualified Alteration .............................................6.2
Qualified Hazardous Substance .....................................31
Qualified Overrun ................................................6.4
Qualified Prefinancing Costs .....................................1.5


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Qualified Restoration Costs .....................................15.4
Reduced Proceeds Amount .........................................15.4
Reimbursable Alterations .........................................6.2
Reimbursable Legal Requirement Alteration ........................6.2
Reimbursable Removal of Hazardous Substances .....................6.2
Reimbursable Replacement .........................................6.2
Reimbursable Structural Work .....................................6.2
Reimbursement Advances ...........................................6.4
Reimbursement Amount .............................................6.4
removal ............................................................7
remove .............................................................7
Rent Based Cancellation Payment ..................................1.4
Rent Commencement Date ...........................................2.1
Required Replacements ............................................6.1
Restoration Advances ..............................................17
Retained Bidder ..................................................6.4
Rules ............................................................2.2
Second Rent Period ...............................................2.1
Significant Proceeds Amount .......................................31
Specified Damage Termination Date ...............................15.4
Stephaneze Possession Date .......................................1.3
Stephaneze Premises ..............................................1.3
Stephaneze Restriction Date ......................................1.3
Stephaneze .......................................................1.3
Structural Work ..................................................6.2
Successor Landlord ................................................37
successor-assignee ................................................30
Superior Mortgage .................................................37
Superior Mortgagee ................................................37
Supplemental Rent ................................................2.3
Taking Fraction .................................................16.2
Taking ............................................................31
Tax Payments ....................................................11.4
Tax Year ........................................................11.1
Taxes ...........................................................11.1
Tenant Impositions ..............................................11.5
Tenant ............................................................31
Tenant ..................................................Introduction
Tenant's Counsel ...................................................9
Tenant's Designation Notice ......................................2.2
Tenant's Selected Bidder .........................................6.4
Tenant's Total Taking Amount ....................................16.4
Term .............................................................1.2
Termination Date .................................................1.4
Termination Notice ...............................................1.4


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Termination Option ...............................................1.4
Third Rent Period ................................................2.1
Total Taking ....................................................16.2
Unamortized Fit-Out Work Investment ..............................1.6
Voluntary Alterations ............................................6.1
Witkoff Management Agreement ......................................31
work ..............................................................31


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      LEASE, dated as of August 22, 1997, between TEN HANOVER LLC ("Landlord"), a New York limited liability company having its principal office c/o The Witkoff Group LLC, 156 William Street, New York, New York 10038, and THE GOLDMAN SACHS GROUP, L.P. ("Tenant"), a Delaware limited partnership having its principal office at 85 Broad Street, New York, New York 10004, Attention: General Services Department.

                                   WITNESSETH:

      That in consideration of the mutual agreements herein contained, Landlord and Tenant hereby agree and covenant to and with each other as follows:

      1. Leased Premises; Term of Lease

            1.1 Leased Premises

            Landlord leases to Tenant, and Tenant rents from Landlord, subject to the Permitted Encumbrances, the land located in the City, County and State of New York more particularly described on Exhibit A hereto (the "Land"),

            TOGETHER WITH (i) all Improvements (excluding any thereof which pursuant to the final paragraph of this Section 1.1 are not Landlord's property), and (ii) all personal property owned by Landlord now or hereafter attached to or used in connection with the Improvements,

            TOGETHER WITH all right, title and interest, if any, of Landlord in and to:

                        (a) any strips and gores of land adjoining the Land on any side thereof;

                        (b) any land lying in the bed of any street or avenue abutting the Land, to the center line thereof; and

                        (c) any easements or other rights in adjoining property enuring to Landlord by reason of ownership of the Land;

all of the foregoing (together with any Improvements excluded from clause (i) above) are collectively called the "Leased Premises".

            The Land and the Improvements are collectively called the "Project". The term "Permitted Encumbrances" shall refer to the matters listed on Exhibit C hereto. Simultaneously with the execution of this Lease, Landlord and Tenant are executing an Initial Improvements Agreement of even date herewith (the "Initial Improvements Agreement") relating to certain work to be done to prepare the Leased Premises for occupancy by Tenant.

            The term "Improvements" shall mean all buildings, structures, fixtures, equipment and improvements now or hereafter located on, or attached to or appurtenant to, the Land or to other Improvements, including any thereof installed (i) as Base Building Upgrade Work (as such

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term is defined in the Initial Improvements Agreement) or Fit-Out Work (as such term is defined in the Initial Improvements Agreement) pursuant to the Initial Improvements Agreement, or (ii) by Tenant pursuant to Article 6; provided, that the term "Improvements" shall not include any furniture, furnishings, trade fixtures or business equipment furnished, installed or placed in the Improvements by Tenant at Tenant's sole cost and expense.

            Except as otherwise provided in the next paragraph, all Improvements shall be (or if hereafter installed shall upon installation become) the property of Landlord, a part of the Leased Premises and subject to this Lease. Notwithstanding the provisions of Article 6, Tenant shall not remove from the Leased Premises

            (i) any Improvements constituting Base Building Upgrade Work, or

            (ii) any Improvements constituting Fit-Out Work paid for by Landlord unless (x) such removal is required by Legal Requirements, or (y) Tenant replaces the Improvements so removed with other Improvements of substantially equal value.

            All Improvements constituting Fit-Out Work paid for by Tenant shall remain the property of Tenant, subject to removal by Tenant subject to the provisions of Article 6; provided, that unless and until so removed, the same shall nonetheless constitute Improvements for all purposes under this Lease. Any such Improvements that shall not have been so removed shall, upon the expiration or sooner termination of this Lease, become the property of Landlord.

            1.2 Term.

            Except as otherwise provided in Section 1.3, the term of this Lease shall commence on the Possession Date (as such term is defined in the Initial Improvements Agreement) and, unless sooner terminated pursuant to law or pursuant to any of the terms of this Lease, shall expire at 11:59 p.m. on June 30, 2018 (the "Expiration Date"). The term of this Lease is referred to herein as the "Term".

            1.3 Stephaneze Premises.

            (a) Landlord represents and warrants to Tenant that, as of the date of this Lease, the Leased Premises are vacant and free of any occupancy or tenancy or right thereto, other than the occupancy or tenancy by Stephaneze ("Stephaneze") of a portion of the Leased Premises (the "Stephaneze Premises"), and that Landlord has commenced a summary proceeding against Stephaneze seeking to recover possession of the Stephaneze Premises, and has furnished Tenant with copies of all material pleading and material motion papers filed or served by any party thereto. Landlord shall diligently prosecute such summary proceeding and if such summary proceeding is dismissed or terminated without Landlord having recovered possession of the Stephaneze Premises, then Landlord shall take such further action as may be available to Landlord to recover possession of the Stephaneze Premises.


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            Promptly after recovering possession of the Stephaneze Premises,
Owner shall (i) perform and complete any Asbestos Removal Work, Refireproofing Work, and/or Demolition Work (as such terms are defined in the Initial Improvement Agreement), that may be required under the provisions of the Initial Improvement Agreement with respect to the Stephaneze Premises, and (ii) notify Tenant that the foregoing has been performed and completed and, prior to or together with such notice, furnish Tenant with one or more Forms ACP-5 evidencing the removal from the Stephaneze Premises of all asbestos and asbestos-containing material.

            The term of the Lease with respect to the Stephaneze Premises shall commence on (and the term "Leased Premises" shall not include the Stephaneze Premises until) the Stephaneze Possession Date. The term "Stephaneze Possession Date" shall mean the last of

                              (x) the Possession Date,

                              (y) the date on which Landlord recovers possession
                  of the Stephaneze Premises,

                              (z) the date on which (i) all Asbestos Removal
                  Work, Refireproofing Work and Demolition Work throughout the Stephaneze Premises shall have been completed, (ii) Tenant shall have been furnished with or obtained one or more Forms ACP-5 evidencing the removal from the Stephaneze Premises of all asbestos and asbestos-containing material, and (iii) Tenant shall have received the Stephaneze Completion Notice, or, if Tenant shall so elect, such earlier date (not earlier than the later of the Possession Date or the date 30 days after the date on which Landlord recovers possession of the Stephaneze Premises) as Tenant shall elect by notice to Landlord.

            If the Stephaneze Possession Date does not occur by the later of the Possession Date or October 15, 1997, then Tenant shall be entitled to a credit against the Basic Rent during the 12 month period beginning on the Rent Commencement Date equal to $347,000; one-twelfth of such credit shall be applied against each of the 12 monthly installments of Basic Rent during such 12 month period. If the Stephaneze Possession Date does not occur by the first or any later anniversary of October 15, 1997, then Tenant shall be entitled to a credit against the Basic Rent during the 12 month period beginning with the first or such later anniversary of the Rent Commencement Date equal to $347,000; one twelfth of such credit shall be applied against each of the 12 monthly installments of Basic Rent during such 12 month period. The preceding sentence may be applied repeatedly, so long as Landlord's inability to deliver vacant possession of the Stephaneze Premises by an anniversary of October 15, 1997 continues.

            This Section 1.3(a) shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.


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            (b) The following provisions of this Section 1.3(b) shall be applicable until the Stephaneze Possession Date:

            (i) There shall be no direct access between the Stephaneze Premises and the Building (i.e., all access to or from the Stephaneze Premises shall be from the street only).

            (ii) Tenant shall not be required to furnish any services or utilities to the Stephaneze Premises. If and to the extent that the electricity, water, sewer, gas and telephone lines currently serving the Stephaneze Premises run through the Leased Premises, Tenant shall permit the same to remain; provided, that Tenant shall have the right

                        (A) to relocate such lines at Tenant's expense; provided, that (i) any such relocation shall be performed only at times other than during the regular business hours of Stephaneze, and (ii) no such relocation shall be performed prior to the earlier of (1) October 15, 1997, or (2) the date on which Landlord recovers possession of the Stephaneze Premises (such earlier date being herein called the "Stephaneze Restriction Date"), and

                        (B) to shut down such lines or otherwise to interrupt, stop, suspend or curtail the delivery of services through such lines whenever and for so long as may be reasonably necessary by reason of damage to such lines, accidents, or any testing, maintenance, repairs, replacements, alterations, additions or other work being undertaken by Tenant, or by reason of any other cause beyond Tenant's reasonable control; provided, that, except in case of emergency, or reasonably foreseeable or actual criminal liability of Tenant, damage to such lines, accident or any other cause beyond Tenant's reasonable control, Tenant (i) shall not shut down such lines or otherwise interrupt stop, suspend or curtail the delivery of services through such lines prior to the Stephaneze Restriction Date, and (ii) shall use reasonable efforts to minimize interference with the ordinary conduct of the business of Stephaneze.

                  Provided that Tenant complies with the provisions of this
                  Section 1.3(b), Tenant shall have no liability to Landlord or any Occupant of the Stephaneze Premises for or on account of any shutdown of such lines or any interruption, stoppage, suspension or curtailment of service through such lines for any reason. In case of any damage to such lines, Tenant shall, with reasonable promptness and diligence, immediately after Tenant becomes aware of such damage, repair such damage (at Landlord's


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

                  expense, unless such damage shall have arisen from any act, omission, negligence or intentional misconduct of Tenant). All electricity, gas and water and sewer service to the Stephaneze Premises shall be separately metered, and the charges therefor shall be paid by Landlord directly to the public or municipal utility supplier.

            (iii) If the term of this Lease shall not have commenced with respect to the Stephaneze Premises on or before March 1, 1998 then thereafter until the Stephaneze Possession Date: (A) Landlord shall keep (or cause to be kept) all portions of the Stephaneze Premises visible from without the Stephaneze Premises in a well-maintained, clean and attractive condition;
                  (B) Landlord shall exterminate (or cause to be exterminated) the Stephaneze Premises as necessary to keep the Stephaneze Premises free of vermin; and (C) Landlord shall clean and maintain (or cause to be cleaned and maintained) the exterior surface of the exterior walls of the Stephaneze Premises, including any and all glass located thereon.

            (iv) Landlord shall make (or cause to be made) all repairs and replacements in and to the Stephaneze Premises if the failure to make such repair or replacement would result in an adverse effect on the use, occupancy or appearance of the Leased Premises and the need for such repair or replacement is not the result of any act, omission, negligence or intentional misconduct of Tenant (in which latter event such repair or replacement shall be performed by Tenant). Landlord, at Landlord's expense (unless the need for such compliance arises out of any act, omission, negligence or intentional misconduct of Tenant, in which event Tenant shall reimburse Landlord for the cost of such compliance within 30 days after submission by Landlord to Tenant of invoices evidencing the cost of such compliance), shall promptly comply with all Legal Requirements, Insurance Requirements and Permitted Encumbrances relative to the Stephaneze Premises, whether or not compliance therewith shall require Alterations or interfere with the use or enjoyment of the Stephaneze Premises. Landlord may contest any such Legal Requirement, Insurance Requirement or Permitted Encumbrance (and not comply therewith pending the resolution of such contest); provided, that such contest has no adverse affect on Tenant's use or occupancy of the Leased Premises. Tenant shall not at any time use or occupy the Stephaneze Premises, or suffer or permit anyone to use or occupy the Stephaneze Premises, in any manner, or do anything in the Stephaneze Premises, or suffer or permit anything to be done, brought into or kept on the Stephaneze Premises which (A) constitutes a nuisance, public or private, (B) makes unobtainable from reputable insurance companies authorized to do business in New York State all risk property insurance, or liability, elevator, boiler or other insurance at standard rates, or (C) discharges objectionable fumes, vapors or odors.


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

            (v) Landlord shall keep in effect commercial general liability insurance, including broad form bodily injury, personal injury, property damage and blanket contractual insurance, against claims arising out of or connected with the possession, use, operation or condition of the Stephaneze Premises ("Liability Insurance") with a combined single limit of not less than $10,000,000 for all claims with respect to bodily injury, property damage and personal injury with respect to any one occurrence. All such Liability Insurance shall name Tenant as an additional insured and provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Tenant of written notice thereof. Landlord may obtain the aforesaid insurance under blanket or umbrella policies. On the date hereof (with respect to Liability Insurance required to be carried by Landlord), and at least 7 days prior to each policy expiration, Landlord shall deliver (or cause to be delivered) to Tenant certificates of all such Liability Insurance.

            (vi) Subject to the next sentence, Tenant shall have (A) the exclusive right to use, disconnect or close (x) any pipe, duct, conduit, utility line or similar installation running in or through but not serving the Stephaneze Premises, or (y) any exhaust duct running in or through or serving the Stephaneze Premises, (B) the right to install in and through the Stephaneze Premises new or additional pipes, ducts, conduits, utility lines or similar installations, in locations adjacent to ceiling slabs, demising walls or structural columns, in each case in a manner so as not to unreasonably interfere with the use or occupancy of the Stephaneze Premises as retail space, (C) the right to maintain, repair and replace any of the foregoing and (D) the right to enter the Stephaneze Premises for (1) all or any of the foregoing purposes, (2) to inspect the Stephaneze Premises or (3) to maintain or make repairs, replacements, alterations, additions or improvements in or to the Leased Premises; provided, that, except in case of emergency or reasonably foreseeable or actual criminal liability of Tenant, Tenant shall give Landlord reasonable prior notice of any such entry and shall use reasonable efforts to minimize interference with the use and occupancy of the Stephaneze Premises arising by reason of such entry. Notwithstanding the foregoing, except in case of emergency or reasonably foreseeable or actual criminal liability of Tenant, Tenant shall take no action pursuant to this Section 1.3(b)(vi) prior to the Stephaneze Restriction Date. The Stephaneze Premises shall consist only of the space within the inside surface of the structural (or centerline of any non-structural) walls, windows, doors, columns, and floor slabs bounding the Stephaneze Premises (exclusive of any such space used for pipes, ducts, conduits, utility lines or similar installations). If at any time any windows of the Stephaneze Premises are either temporarily darkened or obstructed by reason of maintenance, cleaning, repairs, replacements, alterations, additions or improvements in or about the Leased Premises or the

                  Stephaneze Premises, including by way of a sidewalk bridge (or permanently darkened or obstructed if required by law), Tenant shall have no liability to Landlord or any Occupant of the Stephaneze Premises on account thereof; provided, that Tenant shall use reasonable efforts not to darken or obstruct any windows of the Stephaneze Premises and to minimize any such darkening or obstruction when the same cannot reasonably be avoided.

                  (c) Subject to the last sentence of this Section 1.3(c), if Landlord shall fail to make any payment or perform any act required to be made or performed by Landlord hereunder with respect or relating to the Stephaneze Premises Tenant may (but shall be under no obligation to) without waiving or releasing any obligation or default:

            (i) in case of emergency, or reasonably foreseeable or actual criminal liability of Tenant or interference with the use or occupancy of, or the performance of the Base Building Upgrade Work or the Fit-Out Work in, the Leased Premises, or

            (ii) if Tenant shall give notice to Landlord referring to Tenant's intent to exercise its self-help right under this Section 1.3(c), which notice shall specify Landlord's failure with respect to the Stephaneze Premises and require such failure to be remedied, and Landlord shall not remedy such failure within 30 days after the giving of such notice; provided, that in case such failure cannot with due diligence be remedied by Landlord within a period of 30 days, if Landlord proceeds as promptly as may be reasonably possible after the giving of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Landlord within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence, make such payment or perform such act for the account and at the expense of Landlord, and may enter upon the Stephaneze Premises or any part thereof for such purpose and take all such action therein as, in the opinion of Tenant, may be necessary or appropriate therefor. All payments so made by Tenant and all costs and expenses (including without limitation attorneys fees and expenses) incurred in connection with Tenant's exercise of its self-help right under this
Section 1.3(c), together with interest thereon at the Interest Rate, shall be paid by Landlord to Tenant within 30 days after Landlord's receipt of Tenant's demand therefor, accompanied by invoices evidencing the costs incurred by Tenant. If Landlord objects to Tenant's exercise of its right of self-help under this Section 1.3(c), then Tenant shall not be entitled to any reimbursement under this Section 1.3(c) unless and until the matter is resolved in favor of Tenant by Expedited Arbitration. Except in case of emergency or reasonably foreseeable or actual criminal liability of Tenant, Tenant shall take no action under this Section 1.3(c) prior to the Stephaneze Restriction Date.

                  (d) Landlord shall protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of actions, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of any action by Landlord to recover possession of the Stephaneze Premises.

                  (e) Landlord shall reimburse Tenant for all incremental out-of-pocket costs incurred by Tenant prior to the commencement of the Term with respect to the Stephaneze Premises on account of the Stephaneze Premises, or the use or occupancy thereof, including any such costs arising out of any maintenance, repair or replacement of any utility lines serving the Stephaneze Premises (unless the need therefor arises out of any act, omission, negligence or intentional misconduct of Tenant). Such reimbursement shall be due from time to time within 30 days after Tenant's presentation of an invoice detailing such incremental out-of-pocket costs.

                  1.4 Tenant's Termination Options

                  (a) Subject to the further provisions of this Section 1.4, Tenant shall have the option (each, a "Termination Option") to terminate this Lease effective as of (i) September 30, 2004, (ii) September 30, 2006, (iii) June 30, 2008 or (iv) June 30, 2013 (each of the dates set forth in the preceding clauses (i) - (iv) is called a "Termination Date"), by giving an exercise notice (the "Termination Notice") to Landlord on or before the date that is (A) one year prior to the applicable Termination Date in the case of a termination as of September 30, 2004 or September 30, 2006 or (B) 18 months prior to the applicable Termination Date in the case of a termination as of June 30, 2008 or June 30, 2013. Time is of the essence with respect to the giving of any Termination Notice. Tenant may, by notice to Landlord at any time, waive any one or more of its Termination Options.

                  (b) If Tenant timely exercises a Termination Option providing for the termination of this Lease as of September 30, 2004, September 30, 2006 or June 30, 2008, then Tenant shall pay to Landlord, on or before September 1, 2004, September 1, 2006 or June 1, 2008, as the case may be (the "Cancellation Payment Payment Date"), in addition to the Basic Rent, Supplemental Rent and Tax Payment due on the Cancellation Payment Payment Date, the applicable Cancellation Payment. "Cancellation Payment" means

                  (i) the amount of the Unamortized Fit-Out Work Investment as of the applicable Cancellation Payment Payment Date, plus

                  (ii) in the case of a Termination Option providing for the termination of this Lease as of September 30, 2004 or September 30, 2006, the Basic Rent and the Tax Payments that would be payable for the six month period immediately following the applicable Termination Date if Tenant had not exercised the Termination Option (the portion of the Cancellation Payment referred to in this clause (iii) is called the "Rent Based Cancellation Payment").

                  (c) If Tenant timely exercises any Termination Option, then on the applicable Termination Date (i) this Lease shall terminate, (ii) Tenant shall deliver to Landlord vacant possession of the Leased Premises subject to and in accordance with all applicable provisions of this Lease as if the Termination Date were the Expiration Date, and (iii) Basic Rent, Supplemental Rent and Tax Payments due hereunder shall be payable through and apportioned as of the Termination Date, and (except as provided in Section 32(b) with respect to any holdover) Tenant shall have no liability for Basic Rent, Supplemental Rent or Tax Payments which would otherwise have been payable after the Termination Date.

                  (d) If (i) Tenant timely exercises a Termination Option as of September 30, 2004 or September 30, 2006 and (ii) any Reimbursable Alteration (other than Reimbursable Removal of Hazardous Substances) was performed prior to the applicable Termination Date, then on or before the applicable Termination Date, Landlord shall pay to Tenant, in respect of each such Reimbursable Alteration, an amount equal to the excess of (A) the Reimbursement Amount which would have been payable by Landlord with respect thereto if the Cost Division Date with respect to such Reimbursable Alterations had been the applicable Termination Date rather than the last day of the Second Rent Period, over (B) the Reimbursement Amount paid by Landlord with respect thereto; provided, that if with respect to any such Reimbursable Alteration Landlord shall have been required to pay the Limited Reimbursement Amount rather than the Reimbursement Amount and shall not have subsequently been required to make the payment described in Section 6.4(g)(vi), then rather than the excess of the amount described in clause (A) above over the amount described in clause (B) above Landlord shall pay to Tenant, in respect of such Reimbursable Alteration, an amount equal to the excess of (C) the Limited Reimbursement Amount which would have been payable by Landlord with respect thereto if the Cost Division Date with respect to such Reimbursable Alteration had been the applicable Termination Date rather than the last day of the Second Rent Period, over (D) the Limited Reimbursement Amount paid by Landlord with respect thereto.

                  1.5 Landlord's Financing.

                  (a) Landlord shall make reasonable efforts, as promptly as reasonably possible, to cause the Financing Closing Date to occur. The term "Financing Closing Date" shall refer to the date on which

                  (i) Landlord has received full disbursement of one or more new loans sufficient in amount to permit Landlord to deposit, and Landlord has deposited (a) $17,350,000 into the account described in Section 6 of the Initial Improvements Agreement, and (b) $50,000,000 into the account described in Section 7 of the Initial Improvements Agreement,

                  (ii) Landlord has caused the holders of all mortgages or other liens on the Project (including but not limited to the lender or lenders who shall have disbursed the new loan or loans referred to above) to execute and deliver to Tenant a Non-Disturbance Agreement, and

                  (iii) Tenant shall have received the certificate called for by the last paragraph of Section 5 of the Option Agreement of even date among Landlord, Tenant and certain others.

Landlord represents that it has furnished to Tenant a true and complete copy of a commitment letter dated______ from Credit Suisse First Boston Mortgage Capital. On the Financing Closing Date, Landlord shall furnish Tenant with evidence that the deposits referred to in clause (i) above have been made.

                  (b) If the Financing Closing Date does not occur on or before September 30, 1997, then either Landlord or Tenant may terminate this Lease by notice (the "Financing Termination Notice") to the other given at any time prior to the Financing Closing Date, in which event this Lease shall terminate as of the date of the receipt of such Financing Termination Notice and neither party shall have any further obligations or liabilities to the other, except that Landlord shall reimburse Tenant in an amount not to exceed $6,700,000 for any Qualified Prefinancing Costs incurred by Tenant. Tenant may make one or more demands for reimbursement under this Section 1.5(b), each to be accompanied by invoices paid or payable by Tenant, and each amount payable under this Section 1.5(b) shall be due within 30 days of such demand therefor. If any payment required to be made pursuant to this Section 1.5(b) is not made when due, the same shall bear interest in accordance with Section 3(c). Upon payment of any amount pursuant to this Section 1.5(b), Tenant shall assign to Landlord all of Tenant's right, title and interest in and to the plans and specifications, work, equipment or other property to which such payment related (including the benefit of any deposits or other payments made by Tenant and reimbursed by Landlord), without recourse or representation.

                  "Qualified Prefinancing Costs" means any and all Costs paid or incurred by Tenant for or in connection with the Base Building Work and/or the Fit-Out Work on or prior to the date of termination of this Lease under this
Section 1.5(b), including any partial payments (e.g. deposits) with respect to any systems or equipment to be installed as a part of the Base Building Work and/or the Fit Out Work which were made by Tenant prior to the termination of this Lease pursuant to this Section 1.5(b) or for which under commitments made prior to the termination of this Lease pursuant to this Section 1.5(b) Tenant is obligated, excluding in all cases any sums of which Tenant would be entitled to a refund or which Tenant would be excused from paying if, promptly after receiving notice of termination of this Lease under Section 1.5(b), Tenant gave prompt notice of termination to Tenant's contractors, subcontractors or other suppliers.

                  (c) If the Financing Closing Date shall not occur by September 30, 1997 Tenant shall have the right to arrange or provide on commercially reasonable terms financing in the amount required

                  (i) to make the deposits referred to in Section 1.5(a) above,

                  (ii)  to refinance the existing debt on the Property,

                  (iii) to pay all points, fees and other expenses, including, without limitation, legal fees, title insurance premiums and charges and mortgage recording taxes incurred by Landlord in connection with all such financing being provided under this Section 1(c),

                  (iv) to make all scheduled payments of principal and interest through August 1, 1998 on the portion of the financing being provided under this Section 1(c) applicable to the deposits referred to in clause (i) above and to a pro-rata share of the points, fees and other expenses referred to in clause (iii) above, and

                  (v) to make all scheduled payments of principal and interest through May 1, 1998 on the balance of the financing being provided under this Section 1(c).

Notwithstanding the provisions of Section 1.5(b) above, Landlord shall not have the right to terminate this Lease prior to October 15, 1997 and if prior to that date Tenant shall arrange or provide a commercially reasonable commitment for such financing, Landlord shall accept the same and close the financing to be provided thereunder and shall not have the right to terminate this Lease pursuant to Section 1.5(b).

            1.6 Certain Definitions

            The term "Notional Fit-Out Work Loan Amount" shall refer to the sum of

                        (i)   $50,000,000, plus

                        (ii) a pro rata portion of all points, fees and other expenses, including, without limitation, legal fees, title insurance premiums and charges and mortgage recording taxes incurred by Landlord for or in connection with the new loan or loans referred to in clause (i) of Section 1.5(a), such proration to be made according to the ratio which the Notional Fit-Out Work Loan Amount bears to the total amount of such new loan or loans, plus

                        (iii) the amount of all scheduled payments (including
                              principal and interest) which
                               would be required to be paid on or before August 1, 1998 on a loan in the principal amount of the Notional Fit-Out Work Loan Amount bearing interest at the Fit-Out Work Interest Rate and disbursed on the Financing Closing Date if such loan had provided for constant monthly payments on the first day of each month equal to the constant monthly payment which would be required to fully amortize such principal amount over such constant monthly payments beginning on the first day of the month after the month in which such disbursement is made and ending December 1, 2009, with each such payment being applied first to accrued interest and then to a reduction in principal (except that if the Financing Closing Date is other than the first day of a month (x) the first payment shall be deemed to consist of interest only from the date of such disbursement to the first day of the month after the month in which such disbursement is made and to be due on such first day of such month and (y) the aforesaid constant monthly payments shall be deemed to begin on the first day of the next month).

            The term "Fit-Out Work Investment" shall mean the Notional Fit-Out Work Loan Amount minus all amounts included therein in respect of principal under clause (iii) of the definition thereof (it being understood that in computing the Fit-Out Work Investment the amount of the interest under said clause (iii) shall not be deducted).

            The term "Base Building Savings" shall mean the excess, if any, on the Base Building Savings Commencement Date of (i) $17,350,000 over (ii) all amounts disbursed by Landlord pursuant to Section 6 of the Initial Improvements Agreement.

            The term "Fit-Out Work Constant Payment" shall mean the constant monthly payment which would be required to fully amortize, with interest at the Fit-Out Work Interest Rate, the Fit-Out Work Investment over such constant monthly payments on the first day of each month beginning September 1, 1998 and ending on December 1, 2009 with each such payment being applied first to interest accrued at the Fit-Out Work Interest Rate and then to amortization (and with interest commencing to accrue on the Fit Out Work Investment as of August 1, 1998).

            The term "Base Building Savings Constant Payment" shall mean the constant monthly payment which would be required to fully amortize, with interest at the Main Interest Rate, the Base Building Savings over such constant monthly payments on the first day of each month beginning on the Base Building Savings Commencement Date (as such term is defined in the Initial Improvements Agreement) and ending June 1, 2008 with each such payment being applied first to interest accrued at the Main Interest Rate and then to amortization (and with interest commencing to accrue on the Base Building Savings as of one month before the Base Building Savings Commencement Date).

            The term "Main Interest Rate" shall mean the sum of the Base Rate plus 140 basis points per annum.

            The term "Fit-Out Work Interest Rate" shall mean the sum of the Base Rate plus 90 basis points per annum.

            The term "Base Rate" shall mean the straight line interpolation to seven years between (i) the interest rate on the on-the-run five year U.S. Treasury securities quoted by Credit Suisse First Boston to Landlord and Tenant at the time during the business day prior to the Financing Closing Date at which the rate being paid by Landlord on the corresponding new loan referred to in clause (i) of Section 1.5(a) is determined, and (ii) the interest rate on the on-the-run ten year U.S. Treasury securities quoted by Credit Suisse First Boston to Landlord and Tenant at such time.

            The term "Unamortized Fit-Out Work Investment" shall mean, as of any date, that amount which would be unamortized on such date if the Fit-Out Work Investment were amortized with interest at the Fit-Out Work Interest Rate over constant monthly payments on the first of each month equal to the Fit-Out Work Constant Payment beginning on September 1, 1998 and ending on December 1, 2009, with each such payment being applied first to interest accrued at the Fit-Out Work Interest Rate and then to amortization (with interest commencing to accrue on the Fit-Out Work Investment as of August 1, 1998). The Unamortized Fit-Out Work Investment as of the first day of any month shall be computed as of after the application of such constant monthly payment due on such first day of such month.

            The term "Notional Main Loan Original Balance" shall equal the excess of (i) the principal amount of all mortgage debt of Landlord outstanding (other than to affiliates) as of immediately after the Financing Closing Date over (ii) the sum of (a) the Notional Fit-Out Work Loan Amount, plus (b) the Base Building Savings.

            The term "Notional Main Loan Outstanding Balance" shall mean, as of any date, the principal amount which would be outstanding on a loan having an original principal amount equal to the Notional Main Loan Original Balance, disbursed on the Financing Closing Date, providing for 216 constant monthly payments on the first day of each month, beginning on the lst day of the month after the month in which such disbursement is made, equal to the constant monthly payment which would be required to fully amortize the Notional Main Loan Original Balance over such 216 constant monthly payments, with each such payment being applied first to accrued interest and then to a reduction in principal (except that if the Financing Closing Date is other than the first day of a month (x) the first payment shall be deemed to consist of interest only from the date of such disbursement to the first day of the month after the month in which such disbursement is made and to be due on such first day of such month and (y) the aforesaid 216 constant monthly payments shall be deemed to begin on the first day of the next month).

            The term "Notional Main Loan Debt Service" shall mean the amount of the constant monthly payment referred to in the definition of Notional Main Loan Outstanding Balance.

            The term "Notional Make-Whole Amount" shall mean, as of any date, the excess, if any, of (i) the present value as of such date (determined by using a discount rate equal to Comparable Treasury Rate) of all Supplemental Rent scheduled to be paid by Tenant under Section 2.3 of this Lease after such date over (ii) the Unamortized Fit-Out Work Investment as of such date. In the making the determination under clause (i) above, it shall be assumed that Tenant has not exercised any of its Termination Options and any Termination Options actually exercised by Tenant shall be disregarded. As used above, the term "Comparable Treasury Rate" shall, as of any date, mean the yield to maturity of U.S. Treasury securities maturing on or about June 1, 2008 as published by The Wall Street Journal for the third business day prior to such date.

            Promptly after the requisite facts are known, Landlord and Tenant shall join in one or more instruments confirming (a) the Base Rate, the Fit-Out Work Interest Rate, the Fit-Out Work Notional Loan Amount, the Fit-Out Work Investment, the Fit-Out Work Constant Payment, the Unamortized Fit-Out Work Investment as of September 1, 2004, the Unamortized Fit-Out Work Investment as of September 1, 2006, and the Unamortized Fit-Out Work Investment as of June 1, 2008, and (b) the Main Interest Rate, the Base Building Savings, the Base Building Savings Constant Payment and the Notional Main Loan Debt Service. The failure of either party to execute such instrument referred to above shall not constitute a default hereunder or otherwise affect this Lease.

            Any dispute as to the computations and determination to be made pursuant to this Section 1.6 shall be determined by Expedited Arbitration.

      2. Basic Rent, etc.

            2.1 Basic Rent

            (a) Tenant shall pay to Landlord, as fixed annual rent for the Leased Premises, Basic Rent. Basic Rent shall be payable by Tenant to Landlord in advance, in equal monthly installments, on the Rent Commencement Date and on the first day of each and every month thereafter throughout the Term.

            (b) As used herein:

                        (i) "Basic Rent" means (A) during the period commencing on June 1, 1998 (the "Rent Commencement Date"), to and including May 31, 2003 (the "First Rent Period"), a per annum rate equal to $8,420,095.88, payable in equal monthly installments of $701,674.66, (B) during the period commencing on June 1, 2003 to and including June 30, 2008 (the "Second Rent Period"), a per annum rate equal to $10,573,515.14, payable in equal monthly installments of $881,126.26, (C) during the period commencing on July 1, 2008 to and including June 30, 2013 (the "Third Rent Period"), a per annum rate equal to 95% of the Fair Market Rent for such period and (D) during the period commencing on July 1, 2013 to and including the Expiration Date (the "Fourth Rent Period") a per annum rate equal to 95% of the Fair Market Rent for such period. Fair Market Rent shall be determined in accordance with Section 2.2 below.

                        (ii) If (a) Tenant shall give a notice pursuant to
Section 6 of the Initial Improvements Agreement establishing the Base Building Savings Commencement Date, and (b) there are any Base Building Savings, then there shall be credited against the Basic Rent due for each of the months beginning with the Base Building Savings Commencement Date and ending June 1, 2008, an amount equal to the Base Building Savings Constant Payment. The aforesaid credit is herein called the "Base Building Savings Credit". In no event shall Landlord ever be required to pay to Tenant any portion of the Base Building Savings Credit.

            2.2 Determination of Fair Market Rent

            (a) Each determination of Fair Market Rent shall be made, to the extent not inconsistent with this Section, in accordance with the rules from time to time in effect of the American Arbitration Association or, if the American Arbitration Association shall have ceased to function as an arbitration association, of a successor or comparable organization (the "Rules"). There shall be three arbitrators: one designated by Landlord; one designated by Tenant; and one designated in the manner hereinafter described. Each arbitrator shall, as of the date of his or her designation, be a real estate broker licensed in the State of New York doing business in the Borough of Manhattan and having at least 15 years experience in first-class Manhattan office building leases. Not more than 30 months and not less than 24 months before the first day of the Third Rent Period or the Fourth Rent Period, as applicable, Tenant shall give to Landlord a notice designating the name and address of Tenant's arbitrator ("Tenant's Designation Notice"). Landlord, by notice to Tenant given not later than 20 days after the giving of Tenant's Designation Notice, shall designate the name and address of Landlord's arbitrator.

      If either party shall fail timely to designate its arbitrator, and such failure shall continue for 10 days after receipt by the failing party of notice of such failure, such other party may designate an arbitrator on behalf of the failing party. Promptly after the designation of the second of the two arbitrators to be designated, such two arbitrators shall meet and attempt to mediate between Landlord and Tenant an agreement upon the Fair Market Rent in question. If, within 15 days after the designation of the second of the two arbitrators to be designated, Landlord and Tenant have not agreed upon the Fair Market Rent in question, such two arbitrators shall jointly designate a third arbitrator. If, within 30 days after the designation of the second of the two arbitrators to be designated, no third arbitrator shall have been so jointly designated, such third arbitrator shall be designated pursuant to the Rules. The arbitrators shall render their decision within 60 days after the designation of the third arbitrator to be designated. Landlord and Tenant shall each pay the fees and disbursements of the arbitrator designated by or on behalf of it, and Landlord and Tenant shall share equally the fees and disbursements of the third arbitrator, if any.

                        (b) "Fair Market Rent" means the fixed annual rent that would be payable for the Leased Premises by a third-party tenant having the then creditworthiness of Tenant under a five year lease commencing on the first day of the Third Rent Period or the Fourth Rent Period (as the case may be) upon all of the terms and conditions of this Lease to be applicable to the Third Rent Period or Fourth Rent Period (as the case may be), including, without limitation, the following:

                        (i) that such fixed annual rent is payable from and after the first day of the Third Rent Period or the Fourth Rent Period (as the case may be),

                        (ii) that the Initial Improvements Agreement is not applicable to the Third Rent Period or the Fourth Rent Period (as the case may be), and that Tenant shall accept the Leased Premises in its "as-is" condition at the commencement of the Third Rent Period or the Fourth Rent Period (as the case may be), and that in connection with the Third Rent Period or the Fourth Rent Period (as the case may be) Landlord shall not be required to perform any work, pay any amount or render any services to make the Leased Premises ready for Tenant's use and occupancy or provide any abatement of Basic Rent or other sums due hereunder,

                        (iii) that during the Third Rent Period or the Fourth
                              Rent Period (as the case may be), Tenant shall be responsible for any increases in Taxes above the Base Tax Amount, and

                        (iv) that the ground floor of the Improvements are legally permitted to be used for retail purposes,

and taking into account all relevant factors.

                        (c) Each arbitrator shall render as his or her determination of the Fair Market Rent a fixed dollar amount per annum (in the aggregate, not per rentable square foot), and shall give a notice to the other arbitrators and Landlord and Tenant thereof. All notices pursuant to the preceding sentence shall be given simultaneously at a meeting (called by the third arbitrator on at least five Business Days' notice to Landlord and Tenant and the other arbitrators) at which all three arbitrators and Landlord and Tenant are present. The arithmetic average, of the two determinations closest to one another shall be and constitute the determination of the arbitration; provided, that if in any case the highest and lowest determinations are equidistant from the middle determination, then the middle determination shall be and constitute the determination of the arbitration.

            2.3 Supplemental Rent

            In addition to Basic Rent, Tenant shall pay to Landlord additional rental (the "Supplemental Rent"), (a) in advance, on September 1, 1998 and on the first day of each and every month through and including June 1, 2008, in an amount equal to the Fit-Out Work Constant Payment and (b) on June 1, 2008 (in addition to the amount required to be paid on such date under clause (a) of this
Section 2.3), an additional amount equal to the Unamortized Fit-Out Work Investment as of June 1, 2008.

      3. Manner of Payment

            (a) Basic Rent, Supplemental Rent, Tax Payments and all other sums payable by Tenant to Landlord hereunder, all of which shall constitute rent, shall be payable in lawful money of the United States of America and shall be paid to Landlord (i) in the case of Basic Rent, Supplemental Rent and Tax Payments, by wire transfer of immediately available federal funds as directed by Landlord, and (ii) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank at Landlord's address set forth above or at such other address of Landlord within the United States as Landlord from time to time may designate or to such agent or person or persons resident or having an office at such other address within the United States as Landlord from time to time may designate.

            (b) If Tenant fails timely to pay any Basic Rent, Supplemental Rent, Tax Payment or other sum payable by Tenant to Landlord under this Lease, Tenant shall pay interest thereon from the date when such amount became due to the date of Landlord's receipt thereof at the lesser of (i) the greater of (A) 18% per annum, or (B) the Prime Rate, and (ii) the maximum rate permitted by law (the lesser of such rates is called the "Interest Rate"). Any sums payable by Tenant for which no due date is specified in this Lease shall be due and payable on the 30th day after the giving of an invoice therefor.

            (c) If Landlord fails timely to pay any sum payable by Landlord to Tenant under this Lease other than (i) a payment which Landlord is required to make under Section 11.2, which failure to make such payments is governed by
Article 38, or (ii) a payment which Landlord is required to make under Section 6 or Section 7 of the Initial Improvements Agreement, which failure to make such payment is governed by Article 39, or (iii) a payment of net annual rental payable under the Ground Lease which Landlord is required to make under Section 12.3, which failure to make such payment is governed by Article 38, Landlord shall pay interest thereon from the date when such amount became due to the date of Tenant's receipt thereof at the Interest Rate. Any sum payable by Landlord for which no due date is specified in this Lease shall be due and payable on the 30th day after the giving of an invoice therefor.

            (d) If Tenant shall fail timely to pay the Cancellation Payment or the Supplemental Rent payable under clause (b) of Section 2.3 when due then, in addition to such Cancellation Payment or Supplemental Rent, Tenant shall pay as additional rental upon demand (x) an amount equal to interest at the Interest Rate on such Cancellation Payment (excluding the Rent-Based Cancellation Payment) or on such Supplemental Rent from the Cancellation

Payment Payment Date or June 1, 2008 (as the case may be) until payment in full by Tenant of the Cancellation Payment or such Supplemental Rent and all amounts required by this sentence, and (y) in case of any failure timely to pay the Cancellation Payment when due on September 1, 2004 or September 1, 2006, interest at the Interest Rate on the Rent-Based Cancellation Payment from the Cancellation Payment Payment Date until payment in full of the Cancellation Payment and all other amounts required by this sentence. If Tenant shall fail timely to pay the Cancellation Payment or the Supplemental Rent payable under clause (b) of Section 2.3 when due then, in addition to the amounts which Tenant is required to pay under the preceding sentence, Tenant shall indemnify Landlord against all other losses, damages, costs and expenses arising out of such failure.

      4. Net Lease; No Abatement

            Except as otherwise provided in the Initial Improvements Agreement, Landlord shall not be required to provide any services or utilities to the Leased Premises. Subject to the last sentence of this Article 4, this Lease is a net lease of the Leased Premises, and Tenant shall pay all costs, charges, taxes, assessments and other expenses of every character, foreseen or unforeseen, ordinary or extraordinary, for the payment of which Landlord or Tenant is or shall become liable by reason of its respective estate, right, title or interest in the Leased Premises or any part thereof, or which are connected with or arise out of the possession, use, occupancy, maintenance, addition to, repair or rebuilding of the Leased Premises, including, without limitation, those specifically referred to in this Lease. Except as provided in
Article 16, Section 20(a), Article 38 and Article 39, the Basic Rent and all other sums payable by Tenant hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The foregoing provisions of this
Article 4(a) shall not relieve Landlord of, or require Tenant to bear or reimburse Landlord for, the costs of performing (i) Landlord's obligations under the Initial Improvements Agreement, (ii) Landlord's obligations to make certain reimbursements pursuant to Article 6, or (iii) Landlord's obligations under Articles 3, 7, 11, 12, 38 or 39 or any other provision of this Lease which by its terms imposes any obligation on Landlord, and (b) shall not obligate Tenant to pay or reimburse Landlord for (A) any taxes or assessments which Tenant is not required by the provisions of Article 11 to pay or to reimburse to Landlord or (B) any interest, principal, or other costs or expenses relative to any indebtedness or other financing of Landlord; provided that the foregoing shall not relieve Tenant of its obligation to pay Supplemental Rent.

      5. Condition and Use of Leased Premises

      LANDLORD DOES NOT MAKE, AND TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THIS LEASE, OR THE PRESENT OR FUTURE MERCHANTABILITY, HABITABILITY, CONDITION, QUALITY, DURABILITY, FITNESS OR SUITABILITY OF THE LEASED PREMISES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF TENANT, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, EXCEPT AS OTHERWISE

PROVIDED IN THIS LEASE. Subject to the performance by Landlord of Landlord's obligations under the Initial Improvements Agreement, Tenant accepts the Leased Premises "as-is". Tenant may use the Leased Premises only as an office building and, subject to applicable Legal Requirements, for purposes reasonably ancillary thereto, including, without limitation, for one or more dining rooms, cafeterias, restaurants, bars or other food service or preparation facilities for use by Tenant's personnel and invitees and for one or more health or exercise facilities for the use of Tenant's personnel. In addition, Tenant may use any portion of the Improvements above the subcellar and below the 2nd floor for retail uses so long as there remains throughout the Term a first-class office building lobby on the ground floor of the Improvements. Tenant shall not suffer or permit the Leased Premises or any part hereof, to be used by the public in such a manner as would subject the Leased Premises or any part thereof to a claim of adverse possession by the public.

      6. Maintenance; Alterations; Certain Reimbursements; Etc.

            6.1 Generally

            (a) Subject to the provisions of this Lease, Tenant:

                                    (i) shall, in accordance with first-class
                        office building maintenance and operating standards generally applicable in 1998 (collectively, the "First-Class Standard"), keep the Leased Premises in overall first-class order, condition and repair;

                                    (ii) shall promptly make all replacements in
                        and to the Leased Premises (whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen) which are necessary or appropriate in a first-class office building according to the standards thereof generally applicable in 1998 (collectively, "Required Replacements"); and

                                    (iii) may make additions, alterations and
                        replacements (other than Required Replacements) in and to and, subject to the provisions of Section 1.1, removals from the Leased Premises (collectively, "Voluntary Alterations"; Required Replacements, Structural Work and Voluntary Alterations are collectively called "Alterations").

Notwithstanding the foregoing, (x) Tenant's obligation with respect to the shell of the Building (excluding the roof) shall be limited to maintaining the same in such condition as the same is required by applicable Legal Requirements to be maintained and also in a condition not materially worse than the condition in which the same was in on the date of this Lease, and (y) if Landlord shall give a Cost Participation Limitation Notice with respect to any Reimbursable Replacement or Reimbursable Legal Requirement Alteration, Tenant shall not be obligated to Landlord to make such Reimbursement Replacement or Reimbursable Legal Requirement

Alterations nor, with respect to any such Reimbursable Replacement, to repair the item which was to have been replaced.

                  (b) No Alteration may be undertaken if such Alteration would
(i) result in the Improvements not being a first-class office building or (ii) materially and adversely affect any structural element of the Improvements or any item of Major Building Equipment. Each Alteration shall be effected with due diligence, in a good and workmanlike manner, and in compliance with all Legal Requirements, Insurance Requirements and Permitted Encumbrances. All Structural Work and all replacements of items of Major Building Equipment shall be of a quality at least equal to the original installation. Landlord shall not be liable to any contractors, subcontractors, laborers, materialmen, suppliers or vendors for services performed or material provided on or in connection with the Leased Premises. Landlord shall not be required to maintain, alter, repair, rebuild or replace the Leased Premises or any part thereof. Tenant waives all rights to make Alterations at Landlord's expense, except that Landlord shall in accordance with the further provisions of this Article 6 make reimbursements to Tenant on account of Reimbursable Alterations. Except as provided in Section 1.1, all Improvements arising from the making of any Alterations shall immediately become the property of Landlord, shall be a part of the Leased Premises and shall be subject to this Lease, and Tenant shall, upon demand of Landlord, execute and deliver an appropriate instrument confirming Landlord's title thereto.

            6.2 Certain Definitions

            As used herein:

                  (a) "Legal Requirement Alteration" means any Alteration undertaken in order to comply with a Legal Requirement.

                  (b) "Reimbursable Replacement" means the replacement of any item of Major Building Equipment in its entirety; provided, that (i) such replacement is performed after completion of the Base Building Upgrade Work,
(ii) such replacement (in light of the physical condition of the item in question) is consistent with the First-Class Standard, (iii) the repair of the item in question is inconsistent with the First-Class Standard; (iv) such replacement shall not have been necessitated by fire, other casualty or a Taking, and (v) if the Witkoff Management Agreement shall have been terminated, such replacement shall not have been necessitated by the negligence (including, without limitation, failure to adhere to the manufacturer's suggested maintenance procedures) or intentional misconduct of Tenant or the Building management company employed by Tenant occurring after such termination.

                  (c) "Reimbursable Legal Recruitment Alteration" means any Alteration undertaken solely in order to comply with a Legal Requirement enacted after the date of this Lease and which (i) is performed after completion of the Base Building Upgrade Work, (ii) in accordance with generally accepted accounting principles consistently applied ("GAAP") should be capitalized, (iii) is not an Alteration in any area designed for tenant occupancy, and (iv) is not necessitated by fire, other casualty or a Taking.

                  (d) "Structural Work" consists solely of the following:

                        (i) replacement and/or repair of the Building's curtain wall in whole or in part, except that Structural Work shall not include caulking treatment of the curtain wall except for any such caulking treatment done in conjunction with repairs or replacement of the portion of the curtain wall being caulked (other than any repairs or replacement undertaken in order to avoid the exclusion provided for in this clause (i)).

                        (ii) replacement and/or repair of the Building's steel frame, footings, foundations, columns, beams, floors (including concrete floors and the steel floors supporting the concrete floors) and core walls.

                        (iii) replacement (but not repair) of the roof in its
                              entirety (but not in part) required in order to preserve the structural integrity of the Building or the watertightness and airtightness of the Building.

                        (iv) replacement of the watertight membrane or other watertight barrier under the Building's plaza, and any removal, reinstallation, repair or replacement of the Building's plaza arising out of such replacement

                  (e) "Reimbursable Structural Work" means any Structural Work provided that (i) such Structural Work is performed after completion of the Base Building Upgrades, (ii) such Structural Work (in light of a physical condition) is consistent with the First-Class Standard, (iii) if such Structural Work is a replacement, then (A) such replacement (in light of the physical condition of the item in question) is consistent with the First-Class Standard and (B) the repair of the item in question is inconsistent with the First-Class Standard,
(iv) such Structural Work shall not have been necessitated by fire, other casualty or a Taking, and (v) if the Witkoff Management Agreement shall have been terminated, such Structural Work shall not have been necessitated by the negligence of Tenant or the Building management company employed by Tenant occurring after such termination. Notwithstanding the foregoing, the first $100,000 of Structural Work performed by Tenant in any calendar year which, but for this sentence, would constitute Reimbursable Structural Work shall be deemed not to be Reimbursable Structural Work.

                  (f) "Reimbursable Removal of Hazardous Substances" means the removal of Qualified Hazardous Substances; provided, that (i) the term "Reimbursable Removal of Hazardous Substances" shall not include any Asbestos Removal Work or any Refireproofing Work except to the extent that Landlord fails to perform the same on or before (a) the Partial Possession Date applicable to the space in question with respect to any space other than the Stephaneze Premises or (b) the Stephaneze Possession Date, in the case of the Stephaneze Premises, and (ii) if the Costs of any removal of Qualified Hazardous Substances (as reasonably estimated by Tenant) shall be less than $500,000 then, unless Tenant, by notice to Landlord, shall elect to treat the same as a Reimbursable Removal of Hazardous Substances, such removal shall be deemed not to be a Reimbursable Removal of Hazardous Substance. In applying the provisions of this clause (ii) each removal contracted for separately (unless done so solely in order to avoid the provisions of this Section 6) shall be considered a separate removal.

                  (g) "Reimbursable Alterations" means, collectively, Reimbursable Replacements, Reimbursable Structural Work, Reimbursable Legal Requirement Alterations and Reimbursable Removal of Hazardous Substances.

                  (h) "Qualified Alteration" means (i) any Alteration (other than any Reimbursable Replacement, any Structural Work or any Legal Requirement Alteration) which affects any item of Major Building Equipment and (ii) any Restoration.

                  (i) "Major Building Equipment" means any item listed on Exhibit E and any replacement thereof.

                  (j) "Base Amount" means the lower of

                        1) the original contract price of the Retained Bidder, less any portion of the original contract price of the Retained Bidder not actually paid by Tenant, or

                        2) the original contract price of Landlord's Preferred Bidder or, if Tenant shall have timely given the Dispute Notice and the Appropriate Engineer shall have selected Tenant's Selected Bidder, the original contract price of Tenant's Selected Bidder.

                  (k) "Determined Amount" means the lower of

                        1)    the original contract price of the Retained
                              Bidder, or

                        2) the original contract price of Landlord's Preferred Bidder or, if Tenant shall have timely given the Dispute Notice and the Appropriate Engineer shall have selected Tenant's Selected Bidder, the original contract price of Tenant's Selected Bidder.

                  (l) "Cost Division Date" means, (i) with respect to any Reimbursable Alteration (other than Reimbursable Removal of Hazardous Substances) commenced during the First Rent Period or the Second Rent Period, the last day of the Second Rent Period, (ii) with respect to any Reimbursable Alterations commenced during the Third Rent Period, the last day of the Third Rent Period, or (iii) with respect to any Reimbursable Alterations commenced during the Fourth Rent Period, the last day of the Fourth Rent Period.

                  (m) "Measuring Fraction" means, with respect to any Reimbursable Alteration (other than any Reimbursable Removal of Hazardous Substances), the fraction whose numerator is the number of months in the period from the Cost Division Date with respect to such Reimbursable Alteration to the end of the expected useful life of such Reimbursable Alteration and whose denominator is the number of months in the period from the Estimated Substantial Completion Date of such Reimbursable Alteration to the end of the expected useful life thereof. Any dispute as to the reasonableness of any Estimated Substantial Completion Date, and any dispute as to the expected useful life of any Reimbursable Alteration, shall be determined by the Appropriate Engineer. As to any Reimbursable Removal of Hazardous Substances, the Measuring Fraction shall be one (1.00).

If Landlord and Tenant shall disagree (i) as to whether any item is an item of Major Building Equipment, or (ii) as to whether any replacement is a Reimbursable Replacement, or (iii) as to whether any work is Structural Work, or
(iv) as to whether any Structural Work is Reimbursable Structural Work, or (v) as to whether a Legal Requirement requires an Alteration, or (vi) as to whether an Alteration is a Legal Requirement Alteration, or (vii) as to whether any Legal Requirement Alteration is a Reimbursable Legal Requirement Alteration, or
(viii) as to whether any Alteration is a Qualified Alteration, or (ix) as to whether any removal of any Hazardous Substance is a Reimbursable Removal of Hazardous Substances, the matter shall in each case be determined by the Appropriate Engineer. Notwithstanding the foregoing, any dispute under clause
(vii) - in so far as it relates to whether in accordance with GAAP an item should be capitalized - shall be determined by the Accountant.

            6.3 Submission and Approval of Plans and Specifications in Certain Instances.

                  (a) Required Submissions. Prior to:

                                    (i) performing any of the Base Building
                        Upgrade Work; or

                                    (ii) undertaking any Reimbursable
                        Replacement, any Structural Work (whether or not Reimbursable Structural Work), any Legal Requirement Alteration (whether or not a Reimbursable Legal Requirement Alteration) or any Qualified Alteration;

Tenant shall (subject to Section 6.3(f)) submit all of the Plans and Specifications therefor to Landlord for Landlord's approval, together with, in case Tenant contends that the work in question is a Reimbursable Alteration, (i) a statement to that effect, and (ii) a good faith estimate of the Costs of such Reimbursable Alteration prepared by a reputable architect, engineer or contractor. Each such submission is herein called a "Plans Submission Notice".

Landlord shall give notice (the "Plans and Specifications Notice") to Tenant of Landlord's approval or disapproval of any Plans and Specifications within 20 Business Days after the date upon which the same are given to Landlord (which Plans and Specifications Notice shall, in the case of a disapproval, be accompanied by a reasonably complete and specific statement of the reasons for disapproval); provided, that

                                    (A) with respect to all Plans and
                        Specifications submitted by Tenant prior to Tenant's occupancy of the Leased Premises for the conduct of business, the aforesaid 20 Business Day period shall be shortened to 10 Business Days, and

                                    (B) with respect to all Plans and
                        Specifications submitted by Tenant after Tenant's occupancy of the Leased Premises for the conduct of business, if (i) at least 10 Business Days before the date upon which Tenant submits all of the Plans and Specifications for the work in question to Landlord, Tenant gives notice to Landlord that Tenant intends to make any replacement of an item of Major Building Equipment or to undertake any Structural Work, Legal Requirement Alteration or Qualified Alteration (which notice shall specify the general nature of the work and an estimated date for the submission of all of the Plans and Specifications therefor to Landlord) and (ii) Tenant delivers all of the Plans and Specifications for the work in question to Landlord within 2 Business Days of the estimated submission date set forth in Tenant's notice, then the aforesaid 20 Business Day period shall be shortened to 10 Business Days.

If Tenant's notice shall have included a statement that the work in question is a Reimbursable Alteration, the Plans and Specifications Notice shall include Landlord's agreement or disagreement with such statement.

                  (b) Disapproval Only Under Certain Circumstances. Landlord shall not disapprove any Plans and Specifications unless the work contemplated thereby would (i) result in the Improvements not being a first-class office building or (ii) materially and adversely affect any structural element of the Improvements or any item of Major Building Equipment. If Tenant disputes Landlord's right to disapprove, the matter shall be determined by the Appropriate Engineer.

                  (c) Certain Conditions. Subject to Sections 6.3(d) and (f), Tenant shall not perform any Base Building Upgrade Work or undertake any Reimbursable Replacement, Structural Work, Legal Requirement Alteration or Qualified Alteration unless and until (i) Landlord shall approve (or be deemed to have approved) the Plans and Specifications therefor in a Plans and Specifications Notice or (ii) the Appropriate Engineer shall determine that Landlord did not have the right to disapprove such Plans and Specifications pursuant to this Lease.

                  (d) Failure to Give timely Notice. Subject to the provisions of the next paragraph, if Landlord shall fail timely to give Tenant a Plans and Specifications Notice, Tenant may proceed with the work in question, and if Landlord thereafter disapproves the Plans and Specifications therefor Tenant may continue such work unless the Appropriate Engineer determines that Landlord had the right to disapprove pursuant to this Lease. If the Appropriate

Engineer so determines, Tenant shall cease such work, but the work done by Tenant to the date of the Appropriate Engineer's determination shall not constitute a default hereunder if Tenant thereupon commences and thereafter diligently prosecutes to completion such remedial work (including, without limitation, the removal of the work theretofore done by Tenant and the restoration of the affected area of the Leased Premises) as Landlord may reasonably determine to be appropriate in the circumstances (unless Tenant shall dispute Landlord's determination, in which case the remedial work, if any, to be done by Tenant shall be determined by the Appropriate Engineer).

                  Notwithstanding the provisions of the foregoing paragraph, if
(i) Tenant's Plans Submission Notice shall include the following statement in block capital letters: "THIS NOTICE IS BEING GIVEN UNDER SECTION 6.3(a) OF OUR LEASE. YOUR FAILURE TIMELY TO RESPOND WILL RESULT IN YOUR BEING DEEMED TO HAVE APPROVED THE PLANS AND SPECIFICATIONS INCLUDED HEREWITH", and (ii) Landlord shall fail timely to give to Tenant a Plans and Specifications Notice with respect to such Plans and Specifications, then Landlord shall be deemed to have given to Tenant a Plans and Specifications Notice approving such Plans and Specifications and any Plans and Specifications Notice thereafter given by Landlord disapproving such Plans and Specifications shall be void and of no effect.

                  If (i) Tenant's Plans Submission Notice shall include the following statement in block capital letters: "THIS NOTICE IS BEING GIVEN UNDER
SECTION 6.3(a) OF OUR LEASE WITH RESPECT TO A REIMBURSABLE ALTERATION. YOUR FAILURE TIMELY TO DISAGREE WITH TENANT'S STATEMENT THAT THE WORK CALLED FOR BY THE PLANS AND SPECIFICATIONS INCLUDED HEREWITH CONSTITUTES A REIMBURSABLE ALTERATION WILL RESULT IN YOUR BEING DEEMED TO AGREE THAT SUCH WORK CONSTITUTES A REIMBURSABLE ALTERATION." and (ii) Landlord shall fail timely to give to Tenant a Plans and Specifications Notice with respect to such Plans and Specifications indicating that Landlord disagrees with Tenant's statement that the work called for by such Plans and Specifications constitutes a Reimbursable Alteration, then Landlord shall be deemed to have agreed that such work constitutes a Reimbursable Alteration.

                  (e) Submission of Certain Plans and Specifications Not Requiring Approval. At the request of Landlord (made not more frequently than once in any 12-month period), Tenant shall submit to Landlord Plans and Specifications for all Alterations (other than Plans and Specifications required to be submitted to Landlord pursuant to Section 6.3(a)) to the extent that such Plans and Specifications have been prepared and have not theretofore been submitted to Landlord. Landlord shall have no right to approve any Plans and Specifications submitted by Tenant pursuant to this Section 6.3(e) unless it is determined that such Plan and Specifications should have been submitted for approval under Section 6.3(a).

                  (f) Emergencies. Provided that Tenant shall have given Landlord prompt telephonic notice (confirmed in writing as soon as reasonably practicable) of an emergency, Tenant may (without first complying with the applicable provisions of Sections

6.3(a)(b), (c) and (e)) proceed with such aspects of any Alteration as Tenant may reasonably deem necessary in light of the emergency, but as promptly as reasonably practicable thereafter Tenant shall comply with the applicable provisions of said sections. Any dispute as to Tenant's right to avail itself of this Section 6.3(f) shall be determined by the Appropriate Engineer.

            6.4 Reimbursable Alterations

            (a) Submission of Bids; Different Score of Work Statement.

            (1) In the case of any Reimbursable Alteration, Tenant shall (subject to Section 6.4(f)), simultaneously with the submission of all of the Plans and Specifications therefor to Landlord (or as soon thereafter as reasonably practicable, but in no event later than the date which is 5 Business Days prior to the date upon which Landlord is required to give the Plans and Specifications Notice), deliver to Landlord a list of at least 3 reputable contractors (collectively, the "Original Bidders") from whom Tenant proposes to obtain bids for the work. Landlord shall have the right, exercisable by notice to Tenant delivered not later than 10 Business Days after receipt by Landlord of the list of the Original Bidders, to designate no more than three additional reputable contractors (which may include Landlord or an affiliate of Landlord) from whom Landlord desires Tenant to obtain bids (collectively, the "Additional Bidders"). Tenant shall, as promptly as reasonably practicable, obtain bids from at least two of the Original Bidders and solicit bids from all of the Additional Bidders (if any) on a competitive basis and submit all bids obtained (together with the proposed contracts relating thereto) to Landlord together with (x) Tenant's reasonable estimate of the date of substantial completion of the work in question (the "Estimated Substantial Completion Date") and (y) Tenant's reasonable estimate of reasonable fees and disbursements of any architect or engineer retained by Tenant in connection with the work in question, and within 5 Business Days after receipt thereof Landlord shall give notice to Tenant designating the Original Bidder or the Additional Bidder (in either case being a bidder from whom Tenant has obtained a bid) which in Landlord's judgment should perform the work in question (the bidder so designated by Landlord being called "Landlord's Preferred Bidder"). All such bids shall be on a lump sum or guaranteed maximum amount basis. Tenant shall have the right, exercisable by notice (the "Dispute Notice") given to Landlord within 5 Business Days after the date upon which Tenant receives notice of the identity of Landlord's Preferred Bidder (which Dispute Notice shall specify the Original Bidder or the Additional Bidder ("Tenant's Selected Bidder") which Tenant proposes to select to do the work in question), to dispute Landlord's designation of Landlord's Preferred Bidder, and if the Dispute Notice shall be timely given, the Appropriate Engineer shall select either Landlord's Preferred Bidder or Tenant's Selected Bidder as the bidder which (in light of the bid, contract terms, reputation and experience of such bidder) is most appropriate to do the work in question. Notwithstanding Landlord's designation of, or the Appropriate Engineer's selection of, Landlord's Preferred Bidder, Tenant may retain any Original Bidder or Additional Bidder from whom Tenant has obtained a bid in accordance with this
Section 6.4(a) to do the work in question (the bidder so retained being called the "Retained Bidder").

            (2) If Landlord believes that the Reimbursable Alteration reflected in the Plans and Specifications submitted by Tenant is not the most appropriate Alteration to address the condition in question (in the case of a Reimbursable Replacement or Reimbursable Structural Work) or to comply with the Legal Requirement in question (in the case of a Reimbursable Legal Requirement Alteration) or to effect removal (in the case of Reimbursable Removal of Hazardous Substances) then, Landlord shall include in its notice designating Landlord's Preferred Bidder a statement to that effect (such statement being herein called a "Different Scope of Work Statement") and shall include with such notice (x) such revisions to or such replacement for the Plans and Specifications submitted by Tenant as Landlord believes are needed to reflect such most appropriate Alteration ("Landlord's Revised Plans"), (y) a list of at least 3 reputable contractors from whom Landlord desires Tenant to obtain bids for the performance of the Reimbursable Alteration in accordance with Landlord's Revised Plans ("Landlord's Alternate Bidders") and who may be the same as or different from the Additional Bidders, and (z) if Landlord believes that the Alteration reflected in Landlord's Revised Plans is not a Reimbursable Alteration, a statement to that effect. In such a case, Tenant may elect to perform the Alteration in question either pursuant to Landlord's Revised Plans or, subject to Section 6.3(c), pursuant to the Plans and Specifications submitted by Tenant, subject, in either case, to the provisions of Section 6.4(h). If Landlord shall include the statement described in clause (z) above, and Tenant shall disagree therewith, the dispute shall be resolved by the Appropriate Engineer.

            If (A) Tenant's notice accompanying Tenant's submission to Landlord of the bids required to be submitted to Landlord under Section 6.4(a)(1) shall include the following statement in block capital letters: "THIS NOTICE IS BEING GIVEN TO YOU UNDER SECTION 6.4(a) OF OUR LEASE WITH RESPECT TO A REIMBURSABLE ALTERATION. YOUR FAILURE TIMELY TO FURNISH A DIFFERENT SCOPE OF WORK STATEMENT WILL RESULT IN YOUR LOSING THE RIGHT TO FURNISH A DIFFERENT SCOPE OF WORK STATEMENT. IF YOU FURNISH A DIFFERENT SCOPE OF WORK STATEMENT YOUR FAILURE TO INCLUDE THEREIN A STATEMENT THAT YOU DO NOT BELIEVE THAT THE ALTERATION CALLED FOR THEREBY IS NOT A REIMBURSABLE ALTERATION WILL RESULT IN YOUR BEING DEEMED TO AGREE THAT SUCH ALTERATION CONSTITUTES A REIMBURSABLE ALTERATION" and (B) Landlord shall fail to include in its notice designating Landlord's Preferred Bidder a Different Scope of Work Statement or shall fail to include with such notice Landlord's Revised Plans or shall fail to include with such notice a list of Landlord's Alternate Bidders, then Landlord shall be deemed to have waived its rights under this Section 6.4(a)(2) with respect to the Reimbursable Alteration in question. If (i) Tenant's notice accompanying Tenant's submission to Landlord of the bids required to be submitted to Landlord under Section 6.4(a)(1) shall include the statement set forth in clause (i) of the preceding sentence, and (ii) Landlord shall furnish a Different Scope of Work Statement and shall fail to include therein a statement that Landlord does not believe that the Alteration called for thereby is not a Reimbursable Alteration, then Landlord shall be deemed to have agreed that such Alteration is a Reimbursable Alteration.

            (b) Reimbursement Amount. Landlord shall, in accordance with Section 6.4(d) or 6.4(e), reimburse Tenant on account of any Reimbursable Alteration in an amount (the "Reimbursement Amount") equal to the product of the Measuring Fraction multiplied by the sum of (i) the Base Amount for the work in question, plus (ii) any Qualified Overruns; plus (iii) the reasonable fees and disbursements of any architect or engineer retained by Tenant in connection with the work in question (the sum of the amounts referred to in clauses (i), (ii) and (iii) being herein called the "Gross Amount"). Any dispute as to the reasonableness of the incurrence by Tenant of any Cost under clause (ii) or (iii) above in connection with the work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer.

            (c) Overruns; Qualified Overruns. At any time during the performance of any Reimbursable Alteration, Tenant may give notice (an "Overrun Notice") to Landlord specifying any cost (an "Overrun") in excess of the original contract price of Tenant's Selected Bidder which Tenant expects to incur and which Tenant contends was unforeseeable by Tenant at the time of commencement of the work (each Overrun Notice to specify the nature of and reasons for the Overrun in question in reasonably complete and specific detail). Within 10 Business Days after receipt of an Overrun Notice, Landlord shall notify Tenant as to whether or not in Landlord's judgment the Overrun in question is reasonable in amount in the circumstances and was unforeseeable by Tenant at the time of commencement of the work. If Tenant shall dispute Landlord's judgment, the reasonableness of the amount of, and the foreseeability by Tenant of, the Overrun in question shall be determined by the Appropriate Engineer. Any Overrun determined by Landlord or the Appropriate Engineer to be reasonable in amount in the circumstances and unforeseeable by Tenant at the time of commencement of the work shall be a "Qualified Overrun". Tenant shall not be chargeable with the failure by any Contractor to foresee any Overrun.

            (d) Reimbursement Upon Full Completion. Except in the case of a Reimbursable Alteration in respect of which an Extended Completion Notice has been given, Landlord shall upon the full completion of the work in question and within 30 days after Landlord's receipt of Tenant's request therefor remit the Reimbursement Amount to Tenant; provided, that Landlord shall not be obligated to make such remittance unless:

                        (i) Tenant's request for remittance shall be accompanied by (A) a certificate of Tenant (in form reasonably satisfactory to Landlord) stating that an amount at least equal to the Reimbursement Amount has been paid to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses and a description of the work involved shall be stated) who have furnished labor, materials, supplies, permits or services for the work in question (collectively, "Contractors") and that to Tenant's best knowledge (after due inquiry) there is no outstanding indebtedness due for labor, materials, supplies, permits or services in any manner connected with the work in question which if unpaid might be the basis for any type of lien on the Leased Premises or any part thereof, and (B) a certificate of the architect or engineer who prepared the related Plans and Specifications (in form reasonably satisfactory to Landlord) stating that such work has been fully completed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Landlord or as determined by the Appropriate Engineer to have been required to be approved by Landlord pursuant to this Lease);

                        (ii) Landlord shall have received (A) true copies of all bills paid by Tenant to Contractors in connection with the work in question, (B) an instrument in writing from any title company insuring Landlord's estate in the Project certifying that there are no undischarged mechanics', laborers' or materialmen's liens affecting any part of the Project (other than liens, if any, in respect of which Landlord has consented to take security pursuant to Article 13(a)(ii)) and

                        (iii) no Event of Default shall have occurred and be
                              continuing.

            (e) Reimbursement as Work Proceeds. If at any time prior to or during the performance of any Reimbursable Alteration Tenant determines that the full completion thereof will not occur within six months after the commencement of such Reimbursable Alteration, Tenant shall give Landlord notice of such determination (an "Extended Completion Notice") and thereafter Landlord shall from time to time within 30 days after Landlord's receipt of Tenant's request therefor (but in no event more frequently than once during any 30-day period) make advances to Tenant on account of the Reimbursement Amount for the work in question (collectively, "Reimbursement Advances"); provided, that:

                        (i) no Reimbursement Advance shall be made until Tenant shall have delivered to Landlord evidence reasonably acceptable to Landlord that Tenant has paid Contractors engaged in the work in question an aggregate amount (the "Benchmark Amount") equal to the positive remainder, if any, obtained by subtracting the Determined Amount for the work in question from the original contract price of the Retained Bidder, and Reimbursement Advances shall be made only for amounts paid by Tenant to such Contractors which are in excess of the Benchmark Amount;

                        (ii) no Reimbursement Advance (other than the final Reimbursement Advance) shall be due unless:

                        (a) Tenant's request for such Reimbursement Advance shall be accompanied by (x) a certificate of Tenant (in form reasonably satisfactory to Landlord) stating that (1) the amount of the Reimbursement Advance then requested has been paid by Tenant to Contractors (whose names and addresses and a description of the work involved shall be stated) engaged in the work in question,
                              (2) the amount of the Reimbursement Advance then requested (when taken together with the aggregate amount of all Reimbursement Advances theretofore made by Landlord) exceeds neither 90% of the Reimbursement Amount nor the product of the Determined Amount multiplied by the percentage (the "Completed Percentage") of the work called for in the contract of the Retained Bidder which has actually been installed in the Leased Premises, (3) the amount of the Reimbursement Advance, when added to all amounts paid by Tenant to Contractors engaged in the work in question and not reimbursed by Landlord by way of prior Reimbursement Advances or the then Reimbursement Advance (but excluding the Benchmark Amount) is at least equal to the quotient obtained by dividing the amount of the then requested Reimbursement Advance by the Measuring Fraction and (4) no part of the cost of the work described in any previous or then pending request for a Reimbursement Advance has been or is being made the basis for the Reimbursement Advance then being requested, and (y) a certificate of the architect or engineer who prepared the related Plans and Specifications (in form reasonably satisfactory to Landlord) stating in substance that the Completed Percentage has been reached and that the work has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Landlord or as determined by the Appropriate Engineer to have been required to be approved by Landlord pursuant to this Lease);

                        (b) Landlord shall have received true copies of all bills paid or payable by Tenant to Contractors which form the basis for the Reimbursement Advance in question; and

                        (c) no Event of Default shall have occurred and be continuing; and

                  (i) the final Reimbursement Advance shall not be due unless all of the conditions specified in clauses (i) through
                        (iii) of Section 6.4(d) shall have been fulfilled in respect of such Reimbursement Advance.

            (f) Emergencies. Provided that Tenant shall have given Landlord prompt telephonic notice (confirmed in writing as soon as reasonably practicable) of an emergency, Tenant may proceed with any Reimbursable Alteration without first complying with the applicable provisions of this
Section 6.4 and Landlord shall, following full completion of the emergency work in question and within 30 days after Landlord's receipt of Tenant's request therefor, remit the Emergency Reimbursement Amount (as hereinafter defined) to Tenant; provided that Landlord shall not be obligated to make such remittance unless all of the conditions specified in clauses (i) through (iii) of Section 6.4(d) shall have been fulfilled in respect of the work in question (provided, that (i) if no architect or engineer was retained for the emergency work in question, Section 6.4(a)(i)(B) shall be deemed fulfilled if (x) Tenant shall deliver a certificate to Landlord stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Improvements as a first-class office building (with due regard to the character of the work as emergency work), and (ii) if an architect or engineer was retained for the emergency work in question but (due to the nature of the emergency) no Plans and Specifications therefor were prepared, Section 6.4(a)(i)(B) shall be deemed fulfilled if (x) Tenant shall deliver to Landlord a certificate of such architect or engineer stating that such emergency work has been fully completed in a good and workmanlike manner and (y) such emergency work has been fully completed in a manner consistent with the character of the Improvements as a first-class office building (with due regard to the character of the work as emergency work).

            "Emergency Reimbursement Amount" means the product of the Measuring Fraction multiplied by an amount equal to all Costs reasonably incurred by Tenant in connection with the emergency work in question.

            Any dispute as to Tenant's right to avail itself of this Section 6.4(f), or as to the reasonableness of the incurrence by Tenant of any Cost in connection with the emergency work in question, or as to the reasonableness of the amount of any such Cost, shall be determined by the Appropriate Engineer. Landlord shall not be required to make payment of any amount in dispute pending resolution of such dispute.

            (g) Landlord's Right to Decline to Participate in Certain Costs.

                  (i) The term "Notional Termination Date" shall mean, as of any date, (a) if prior to such date Tenant shall have exercised any Termination Option, the Termination Date with respect thereto, and (b) if prior to such date Tenant shall not have exercised any Termination Option, the Termination Date with respect to the earliest Termination Option which, as of such date, has not lapsed without exercise or been waived or, if all of the Termination Options shall then have lapsed without exercise or been waived, the Expiration Date.

                  (ii) The term "Plan Submission Date" with respect to any Reimbursable Replacement or Reimbursable Legal Requirement Alteration shall mean the date on which Tenant furnishes the Plans Submission Notice with respect thereto to Landlord under Section 6.3(a).

                  (iii) The term "Associated Reimbursables" shall mean

                        (a) with respect to any Reimbursable Replacement, (i) all other Reimbursable Replacements the Plan Submission Date for which occurred earlier than, and in the same calendar year as, such Reimbursable Replacement, excluding any thereof with respect to which Tenant, by notice to Landlord under Section 6.4(g)(vii), shall have withdrawn its Plans Submission Notice and (ii) all Reimbursable Legal Requirement Alterations the Plans Submission Date for which occurred earlier than, and in the same calendar year as, such Reimbursable Replacement, excluding any thereof with respect to which Tenant, by notice to Landlord under Section 6.4(g)(vii), shall have withdrawn its Plans Submission Notice, or

                        (b) with respect to any Reimbursable Legal Requirement Alteration, (i) all other Reimbursable Legal Requirement Alterations the Plan Submission Date for which occurred earlier than, and in the same calendar year as, such Reimbursable Legal Requirement Alteration, excluding any thereof with respect to which Tenant, by notice to Landlord under Section 6.4(g)(vii), shall have withdrawn its Plans Submission Notice and (ii) all Reimbursable Replacements the Plans Submission Date for which occurred earlier than, and in the same calendar year as, such Reimbursable Legal Requirement Alteration, excluding any thereof with respect to which Tenant, by notice to Landlord under Section 6.4(g)(vii), shall have withdrawn its Plans Submission Notice

                  (iv) The term "Estimated Cost" with respect to any Reimbursable Replacement or any Reimbursable Legal Requirement Alteration shall mean the sum of (a) the Determined Amount with respect thereto, and (b) Tenant's reasonable estimate of reasonable fees and disbursements of any architect or engineer retained by Tenant in connection with the work in question.

                  (v) If (a) on the Plan Submission Date with respect to any Reimbursable Replacement or any Reimbursable Legal Requirement Alteration the Notional Termination Date is earlier than the fifth anniversary of such Plan Submission Date, and (b) the Estimated Cost with respect to such Reimbursable Replacement or such Reimbursable Legal Requirement Alteration, together with the Estimated Cost with respect to all Associated Reimbursables, exceeds $500,000, then Landlord shall have the right to give a notice with respect to such Reimbursable Replacement or Reimbursable Legal Requirement Alteration referring to this Section (a "Cost Participation Limitation Notice") and, if Landlord shall timely give a Cost Participation Limitation Notice with respect to such Reimbursable Replacement or such Reimbursable Legal Requirement Alteration, then

                              (x) Landlord shall not be required to make the
                  reimbursement which, in the absence of this clause (x) Landlord would otherwise be required to make under the first sentence of Section 6.4(b), and

                              (y) Landlord shall, in accordance with Section
                  6.4(d) or 6.4(e), reimburse Tenant on account of such Reimbursable Replacement or such Reimbursable Legal Requirement Alteration in an amount (the "Limited Reimbursement Amount") equal to the product of the Measuring Fraction multiplied by the lesser of

                              (a)   the Gross Amount with respect to such
                                    Reimbursable Replacement or such
                                    Reimbursable Legal Requirement Alteration, or

                              (b) the excess, if any, of $500,000 over the Gross Amounts with respect to all Associated Reimbursables, if any.

Landlord may give a Cost Participation Limitation Notice with respect to any Reimbursable Replacement or any Reimbursable Legal Requirement Alteration at any time on or before the date on which Landlord is entitled to give notice under
Section 6.4(a) designating Landlord's Preferred Bidder; provided, that if Tenant timely gives a Dispute Notice with respect to such Reimbursable Replacement or Reimbursable Legal Requirement Alteration and the Appropriate Engineer selects Tenant's Selected Bidder as the bidder which is most appropriate to do the work in question, Landlord may give a Cost Participation Limitation Notice with respect to such Reimbursable Replacement or Reimbursable Legal Requirement Alteration within five (5) Business Days after receipt of notice of such selection by the Appropriate Engineer.

                  (vi) If (A) at any time after Landlord shall have given a Cost Participation Limitation Notice with respect to any Reimbursable Replacement or any Reimbursable Legal Requirement Alteration, any Termination Option shall lapse without exercise or be waived, and (B) had such Termination Option and all earlier Termination Options been waived immediately prior to the Plan Submission Date with respect to such Reimbursable Replacement or such Reimbursable Legal Requirement Alteration, Landlord would not have been entitled to give a Cost Participation Limitation Notice with respect to such Reimbursable Replacement or such Reimbursable Legal Requirement Alterations, then Landlord shall pay to Tenant the excess of (x) the Reimbursement Amount with respect to such Reimbursement Replacement or such Reimbursement Legal Requirement Alteration (i.e. the Reimbursement Amount which would have been payable under Section 6.4(b) if Landlord had not given a Cost Participation Limitation Notice), over
(y) the Limited Reimbursement Amount with respect to such Reimbursable Replacement or such Reimbursable Legal Requirement Alteration. Such payment shall be due within thirty (30) days of Tenant's demand therefor, but not earlier than the date on which it would otherwise be due under the provisions of this Section 6.4. Notwithstanding the fact that the amount required to be paid pursuant to this Section 6.4(g)(vi) is required to be paid on a date later than the date on which the Reimbursement Amount would have been required to be paid if Landlord had not given the Cost Participation Limitation Notice, no interest shall be due on such amount, except for interest under Section 3(c) from and after the date on which such amount is required to be paid pursuant to this
Section 6.4(g)(vi) if Landlord shall fail timely to make such payment.

                  (vii) Tenant may, by notice to Landlord given at any time prior to the commencement of any Reimbursable Replacement or any Reimbursable Legal Requirement Alteration, withdraw its Plans Submission Notice with respect to such Reimbursable Replacement or Reimbursable Legal Requirement Alterations. If Tenant shall do so, and shall subsequently desire to make such Reimbursable Replacement or Reimbursable Legal Requirement Alteration, it must again give a Plans Submission Notice with respect thereto and all of the applicable provisions of Section 6.3 and 6.4 shall again be applicable as if such withdrawn Plans Submission Notice had never been given.

                  (viii) If after Landlord shall have given a Cost Participation Limitation Notice with respect to any Reimbursable Replacement or any Reimbursable Legal Requirement Alterations (the "Reimbursable Replacement or Reimbursable Legal Requirement Alteration in question"), Tenant shall give a notice under Section 6.4(g)(vii) with respect to any Reimbursable Replacement or Reimbursable Legal Requirement Alteration which, in the absence of such notice by Tenant, constituted an Associated Reimbursable with respect to the Reimbursable Replacement or Reimbursable Legal Requirement Alteration in question, then for purposes of computing the Limited Reimbursement Amount with respect to the Reimbursable Replacement or Reimbursable Legal Requirement in question such Reimbursable Replacement or Reimbursable Legal Requirement Alterations with respect to which Tenant shall have given a notice under Section 6.4(g)(vii) shall not be deemed to be an Associated Reimbursable. Any increase in the Limited Reimbursement Amount payable by reason of this Section 6.4(g)(viii) shall be due and payable within thirty (30) days of Tenant's demand therefor, but not earlier than the date on which it would otherwise be due under the provisions of this Section 6.4.

                  (h) Different Scope of Work Statement The provisions of this
Section 6.4(h) shall be applicable to any Alterations as to which Landlord timely gives a Different Scope of Work Statement and timely furnishes Landlord's Revised Plans and a list of Landlord's Alternate Bidders in accordance with
Section 6.4(a).

                  If Tenant shall elect to perform such Alteration in accordance with Landlord's Revised Plans and such Alteration is a Reimbursable Alteration, then the foregoing provisions of this Section 6.4, including without limitation the provisions requiring Tenant to obtain and/or solicit bids and furnish the bids so received to Landlord (and the related provisions of this Article 6) shall be applied with reference to Landlord's Revised Plans, except that in such a case

                              (a) the term "Additional Bidders" shall refer only to Landlord's Alternate Bidders,

                              (b) the term "Original Bidders" shall refer only to any other bidders from whom Tenant requests and receives a bid to perform the Reimbursable Alteration in accordance with Landlord's Revised Plans, and

                              (c)   notwithstanding the third sentence of
                                    Section 6.4(a)(1), Tenant shall not be
                                    obligated to obtain bids from any minimum number of Original Bidders.

                  If Tenant shall elect to perform the Alteration in accordance with the Plans and Specifications submitted by Tenant and such Alteration is a Reimbursable Alteration, then (i) the foregoing provisions of Section 6.4 shall be applied with reference to the Plans and Specifications submitted by Tenant,
(ii) the Appropriate Engineer shall select as more appropriate either the Plans and Specifications submitted by Tenant or Landlord's Revised Plans, and (iii) if the Appropriate Engineer selects the Landlord's Revised Plans and the Alteration reflected thereon is a Reimbursable Alteration then, provided that at least one of Landlord's Alternate Bidders shall submit a bid in accordance with Section 6.4(a) for the performance of the Reimbursable Alteration in accordance with Landlord's Revised Plans, the Reimbursement Amount, Limited Reimbursement Amount, Base Amount, Determined Amount, and Gross Amount with respect to such Reimbursable Alteration shall be, respectively, the lower of (p) the Reimbursement Amount, Limited Reimbursement Amount, Base Amount, Determined Amount, and Gross Amount resulting from the application of the foregoing provisions of Section 6.4 (and the related provisions of this Article 6) with reference to the Plans and Specifications submitted by Tenant, or (q) the Reimbursement Amount, Limited Reimbursement Amount, Base Amount, Determined Amount, and Gross Amount which would have resulted from the application of the foregoing provisions of Section 6.4 (and the related provisions of this Article
6) with reference to Landlord's Revised Plans. In order to determine the amounts referred to in clause (q) above, Tenant shall solicit bids for the performance of the Reimbursable Alteration in accordance with Landlord's Revised Plans from Landlord's Alternate Bidders and any other bidders from whom Tenant desires to solicit bids, and

                              (a) when used with reference to the amounts referred to in clause (q) above, (1) the term "Additional Bidders" shall refer only to Landlord's Alternate Bidders, and (2) the term "Original Bidders" shall refer only to any other bidders from whom Tenant requests and receives a bid to perform the Reimbursable Alteration in accordance with Landlord's Revised Plans, and

                              (b)   notwithstanding the third sentence of
                                    Section 6.4(a)(1), Tenant shall not be
                                    obligated to obtain bids from any minimum number of Original Bidders.

                  Notwithstanding the foregoing provisions of this Section 6.4(h), (a) if Tenant so elects, the Appropriate Engineer's selection under clause (ii) of the preceding paragraph of the Plans and Specifications submitted by Tenant or Landlord's Revised Plans as more appropriate and/or, if applicable, the Appropriate Engineer's determination whether the Alteration shown on the Plans and Specifications submitted by Tenant constitutes a Reimbursable Alteration and/or, if applicable, the Appropriate Engineer's determination whether the Alteration shown on Landlord's Revised Plans constitutes a Reimbursable Alteration shall occur before Tenant decides whether to perform the Reimbursable Alterations in accordance with Landlord's Revised Plans or the Plans and Specifications submitted by Tenant, and (b) if Tenant so elects, Tenant may solicit bids for the performance of the Reimbursable Alteration in accordance with Landlord's Revised Plans from Landlord's Alternate Bidders and other bidders from Tenant shall desire to obtain bids before deciding whether to perform the Reimbursable Alterations in accordance with the Plans and Specifications submitted by Tenant or Landlord's Revised Plans.

            6.5 General Provisions

            Time shall be of the essence with respect to the giving of notices and other submissions under this Article. The right to receive any reimbursement under this Article 6, in respect of Reimbursable Alterations shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

            6.6 Consideration by Tenant

                  (a) Upon demand of Landlord, Tenant shall comply in all respects with any reasonable and timely suggestions made by Landlord with respect to construction matters relating to any Reimbursable Alteration, and shall correct any defect in the work in question or any material departure from the Plans and Specifications for the work in question. Any dispute pursuant to this Section 6.6(a) shall be determined by the Appropriate Engineer.

                  (b) Tenant shall, within 10 Business Days after receipt of a statement therefor (accompanied by true copies of the bills paid by Landlord), reimburse Landlord for all reasonable out-of-pocket expenses incurred for the services of an architect or engineer making inspections of any Restoration.

            6.7 Engineer; Appropriate Engineer

                  (a) "Engineer" means each of the following:

                             Syska & Hennessey Inc.

                            Meyer Strong & Jones P.C.

                               Jaros Baum & Bolles

                           Robert Derector Associates

                              Cosentini Associates

                           Joseph Loring & Associates

                             Weidlinger & Associates

                        Purdy & Henderson Associates Inc.

                              Weiskopf & Pickworth

                           Gilsanz Murray Stefick LLP

                          Office of James Ruderman LLP

                                       or

such other independent engineering firm or firms having at least 15 years' experience in first-class Manhattan office buildings as shall from time to time be designated by Landlord to Tenant and approved by the other party (which approval shall not be unreasonably withheld or delayed; any dispute as to whether Landlord or Tenant has unreasonably withheld or delayed such approval to be determined by Expedited Arbitration).

                  (b) Except as otherwise provided in Section 6.7(d), "Appropriate Engineer" means, in respect of any matter required by this Lease to be determined by an Appropriate Engineer, such Engineer as Tenant may designate by notice (an "Engineer Designation Notice") to Landlord; provided, that if Tenant shall fail to give an Engineer Designation Notice within 7 Business Days after Tenant receives Landlord's request for the same, the "Appropriate Engineer" for the matter in question shall be such Engineer as Landlord may designate in a notice to Tenant delivered at any time prior to receipt by Landlord of such Engineer Designation Notice.

                  (c) Each Appropriate Engineer shall make its determination or selection as promptly as reasonably practicable, but in any event within 20 days after request therefor by Landlord or Tenant. Each determination or selection made by an Appropriate Engineer pursuant to this Lease shall be final and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half of the fees and expenses of each Appropriate Engineer which is called upon to act hereunder.

                  (d) In respect of any determination to be made by the Appropriate Engineer under clause (i), (ii), (iii), (iv). (v), (vi), (vii) or
(ix) of the last paragraph of Section 6.2 or any selection to be made by the Appropriate Engineer under Section 6.4(h), "Appropriate Engineer" mean such independent Engineer or other independent engineering firm having at least 15 years' experience in first-class Manhattan office buildings as Landlord and Tenant shall jointly designate (or if Landlord and Tenant shall be unable to agree upon such joint designation within five business days after request of either party to the other) as shall be designated by the American Arbitration Association or its successor. In such a case, each party shall pay one-half the fees and expenses of the American Arbitration Association or its successor.

                  (e) "Accountant" means, in respect of any matter required by the last sentence of Section 6.2 of this Lease to be determined by an Accountant, such independent certified public accountant who is a member of a "Big-6" accounting firm as Tenant may designate in a notice to Landlord and as may be approved by Landlord (which approval shall not be unreasonably withheld or delayed); provided, that if Tenant shall fail to give such notice within 7 Business Days after Tenant receives Landlord's request for the same, the Accountant for the matter in question shall be such independent certified public accountant who is a member of a "Big-6" accounting firm as Landlord may designate in a notice to Tenant delivered at any time prior to receipt by Landlord of Tenant's notice designating the Accountant and as may be approved by Tenant (which approval shall not be unreasonably withheld or delayed). The Accountant shall make his or her determination as promptly as reasonably practicable, but in any event within 20 days after request therefor by Landlord or Tenant. Each determination made by an Accountant pursuant to this Lease shall be final and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half of the fees and expenses of any Accountant which is called to act hereunder. Any dispute as to whether Landlord or Tenant has unreasonably withheld or delayed approval of an independent certified public accountant designated by the other party shall be determined by Expedited Arbitration.

      7. Hazardous Substances

            If Tenant shall remove from the Leased Premises any Qualified Hazardous Substances, then Landlord shall (subject to the last sentence of this Article 7) reimburse Tenant for the actual reasonable costs incurred by Tenant to remove such Qualified Hazardous Substances, such reimbursement to be made within 30 days after Tenant notifies Landlord of the amounts incurred by Tenant, which notice shall be accompanied by paid invoices or other evidence reasonably satisfactory to Landlord of the Costs incurred; provided, that the foregoing provisions of this Article 7 shall not be applicable to any Reimbursable Removal of Hazardous Substances which are governed by the provisions of Article 6. As used in this Article 7 and in Article 6 the terms "remove" and "removal" (i) when used with respect to any Hazardous Substance used for fireproofing or other purpose necessary or appropriate for the continued occupancy and operation of the Leased Premises as a first-class office building shall include the replacement of such removed Hazardous Substance with suitable substitute materials, and (ii) when used with respect to any Hazardous Substance shall include, if Tenant shall elect, in lieu of removal, to enclose, encapsulate or otherwise remediate such Hazardous Substance, such enclosure, encapsulation or other remediation. Notwithstanding the foregoing, in no event shall

Landlord have any obligation under this Article 7 to reimburse Tenant for the costs of any Asbestos Removal Work or Refireproofing Work except to the extent that Landlord fails to perform the same on or before (i) the Possession Date with respect to any space other than the Stephaneze Premises or (ii) the Stephaneze Possession Date, in the case of the Stephaneze Premises.

      8. Utility Services

            (a) Tenant shall pay all charges for all public or private electrical, steam, gas, fuel, power and other utility services at any time rendered to or in connection with the Leased Premises. Tenant shall be a direct customer of the utility companies providing such services. If any rebates or benefits shall be available from the utility company as part of any utility company sponsored energy conservation program on account of the energy efficient nature of Tenant's lighting fixtures and/or equipment, then Landlord, at Tenant's sole expense, shall take such actions as Tenant may reasonably request to obtain such rebates or benefits and, if any such rebates or benefits are paid to or received by Landlord, Landlord shall promptly remit the same to Tenant. The term "ConEd" shall refer to the electric utility from time to time furnishing electricity to the Improvements.

            (b) Landlord hereby notifies Tenant that Landlord has applied for benefits under the Lower Manhattan Energy Program (Article 2-I of the General City Law) (the "LMEP") and a certification that the Improvements are an "eligible building" under subparagraph (a) of Section 25-aa of the General City Law. Landlord shall be responsible for the preparation of all applications (including revised applications) and any other documents, certificates and instruments that may be required to obtain such benefits and certification and/or in order to maintain such benefits and certification in effect. Tenant shall, at Landlord's request, cooperate with Landlord's efforts to obtain such benefits and certification (including, without limitation, the execution within 5 Business Days after request of any forms required to be executed by Tenant or otherwise customarily executed by similarly situated tenants and supplying such information not considered by Tenant to be confidential as may be necessary to complete such forms and as Landlord is unable to obtain itself), provided, that Tenant shall not be required to alter, modify or delay the Base Building Upgrade Work or the Fit-Out Work or to alter its usage of electricity or alter in any manner adverse to Tenant any electrical equipment in or serving the Improvements. Landlord shall pay to Tenant, within 30 days after demand, Tenant's reasonable out-of-pocket costs and expenses (including without limitation attorneys fees' and disbursements) incurred in reviewing such applications and such other documents, certificates and instruments, or otherwise cooperating, at Landlord's request, with Landlord's efforts to obtain such benefits. In addition to all other rent required by this Lease to be paid by Tenant, Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of each ConEd bill for electricity service to the Improvements an amount equal to the reduction shown thereon as a result of the Improvements receiving benefits under the LMEP. If the amount of any ConEd bill for electricity service to the Improvements shall reflect a reduction in the amount billed as a result of the Improvements receiving benefits under the LMEP, but the amount of such reduction is not shown thereon, the parties shall endeavor to agree upon the amount of such reduction and, if they have not agreed upon such amount within fifteen (15) days after Tenant's receipt of such

ConEd bill, the same shall be determined by arbitration. If in any such case the amount of such reduction shall not have been agreed upon or determined by arbitration by the date on which Tenant is required to make payment to Landlord under this Section 8(b), Tenant shall make payment in accordance with Tenant's determination of such amount, subject to adjustment (plus interest thereon at the Prime Rate from the 30th day after Tenant's receipt of the relevant ConEd bill to the date of payment of such adjustment) upon the amount of such determination being agreed upon or determined in arbitration.

            (c) Landlord hereby notifies Tenant that Landlord intends to apply to ConEd for ConEd's Business Incentive Rate (the "BIR"). Landlord shall be responsible for the preparation of all applications (including revised applications) and any other documents, certificates and instruments that may be required to obtain the BIR and/or in order to maintain the BIR in effect. Tenant shall, at Landlord's request, cooperate with Landlord's efforts to obtain the BIR (including, without limitation, the execution within 5 Business Days after request of any forms required to be executed by Tenant or otherwise customarily executed by similarly situated tenants and supplying such information not considered by Tenant to be confidential as may be necessary to complete such forms and as Landlord is unable to obtain itself), provided that Tenant shall not be required to alter, modify or delay the Base Building Upgrade Work or the Fit-Out Work or to alter its usage of electricity or alter in any manner adverse to Tenant any electrical equipment in or serving the Improvements. Landlord shall pay to Tenant, within 30 days after demand, Tenant's reasonable out-of-pocket costs and expenses (including without limitation attorneys fees' and disbursements) incurred in reviewing such applications and such other documents, certificates and instruments, or otherwise cooperating, at Landlord's request, with Landlord's efforts to obtain such benefits. In addition to all other rent required by this Lease to be paid by Tenant, Tenant shall, within thirty (30) days of Tenant's receipt of each ConEd bill for electricity service to the Improvements, furnish Landlord with a copy of such bill and pay to Landlord, an amount equal to the reduction shown thereon as a result of the Improvements receiving the BIR. If the amount of any ConEd bill for electricity service to the Improvements shall reflect a reduction in the amount billed as a result of the Improvements receiving the BIR, but the amount of such reduction is not shown thereon, the parties shall endeavor to agree upon the amount of such reduction and, if they have not agreed upon such amount within fifteen (15) days after Tenant's receipt of such ConEd bill, the same shall be determined by arbitration. If in any such case the amount of such reduction shall not have been agreed upon or determined by arbitration by the date on which Tenant is required to make payment to Landlord under this Section 8(c), Tenant shall make payment in accordance with Tenant's determination of such amount, subject to adjustment (plus interest thereon at the Prime Rate from the 30th day after Tenant's receipt of the relevant ConEd bill to the date of payment of such adjustment) upon the amount of such determination being agreed upon or determined in arbitration.

      9. Indemnification by Tenant

            (a) Tenant shall protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord or against the Leased Premises or any part thereof by reason of the occurrence or existence of any of the following during the Term: (1) the conduct, management or possession of the Leased Premises or any part thereof, (2) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Leased Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (3) any use, nonuse or condition of the Leased Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (4) any failure on the part of Tenant to perform or comply with any of the terms, provisions or conditions of this Lease, (5) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof, (6) any negligence or tortious act or omission on the part of Tenant or any of its partners, agents, contractors, servants, employees, licensees or invitees, (7) any negligence or tortious act or omission on the part of any subtenant of Tenant, or of any partners, agents, contractors, servants, employees, licensees or invitees of any subtenant of Tenant, (8) any sublease of all or any part of the Leased Premises or (9) the execution by Landlord of any application, document or instrument under Section 35(1) below.

            (b) In case any claim is made against Landlord or in case any action, suit or proceeding (a "proceeding") is brought against Landlord or the Leased Premises or any part thereof by reason of any of the foregoing, Landlord shall give prompt notice to Tenant and Tenant shall cause such claim or proceeding to be defended by counsel ("Tenant's Counsel") designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld). Tenant shall have the right to control the defense and settlement of any such claim or proceeding and shall not be required to indemnify Landlord from the costs and expenses of any settlement agreed to without Tenant's consent; provided, that Landlord shall have the right (i) to require Tenant and Tenant's Counsel to consult with Landlord and counsel retained and paid by Landlord, (ii) to assume control of the defense and settlement of any such claim or proceeding at any time if Landlord waives its right to be indemnified by Tenant on account thereof and (iii) to make any settlement without Tenant's consent if Landlord pays the amount of such settlement and waives its right to be indemnified by Tenant on account of the claim or proceeding to which such settlement relates; provided, further, that Tenant shall not settle any claim or proceeding without Landlord's consent if such settlement requires an admission of liability (civil or criminal) on the part of Landlord. Landlord shall cooperate with Tenant, at Tenant's expense, in the defense of any such claim or proceeding in such manner as Tenant may from time to time reasonably request.

      10. Entry by Landlord

      Tenant shall permit Landlord to enter the Leased Premises or any part thereof at all reasonable times upon reasonable notice (except in case of emergency) for the purpose of inspecting the same or doing any work under Articles 7 and 19, and to keep and store all such materials therein as may be reasonably necessary or appropriate for any such purpose without the same constituting a partial or complete, constructive or actual eviction (but nothing contained herein shall create or imply any duty on the part of Landlord to do any work under Article 19). Landlord shall not have any duty to make any such inspection and shall not incur any liability or obligation by making or for not making any such inspection. Tenant shall also permit Landlord to enter the Leased Premises or any part thereof at all reasonable times upon reasonable notice for the purposes of exhibiting the Leased Premises for sale or mortgage. In addition, Tenant shall permit Landlord to enter the Leased Premises or any part thereof at all reasonable times upon reasonable notice during each of the 24 month periods prior to any Termination Date and the 24 month period prior to the Expiration Date for purposes of exhibiting the Leased Premises for lease; provided, that with respect to Landlord exhibiting the Leased Premises prior to any particular Termination Date, if the time for exercising the Termination Option that would result in this Lease terminating on such Termination Date shall have lapsed without exercise by Tenant or if such Termination Option shall have been waived, Landlord shall no longer be permitted to enter the Leased Premises for purposes of exhibiting same for lease during such 24 month period. Any entry pursuant to this Article 10 shall be subject to the condition that, except in case of emergency, if Tenant so desires, any representative of Landlord shall be accompanied at all times by a representative of Tenant.

      11. Payment of Taxes

            11.1 Definitions

            (a) "Base Tax Amount" means, with respect to (i) the Third Rent Period, the Taxes (excluding any amounts described in Section 11.1(b)(ii)) for the Tax Year beginning July 1, 2008 or such other date closest to and on or after July 1, 2008 as may then be adopted as the beginning of the fiscal year for real estate tax purposes for the City of New York and (ii) the Fourth Rent Period, the Taxes (excluding any amounts described in Section 11.1(b)(ii)) for the Tax Year beginning July 1,2013 or such other date closest to and on or after July 1, 2013 as may then be adopted as the beginning of the fiscal year for real estate tax purposes for the City of New York.

            (b) "Taxes" means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, transit taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in "Taxes". If Landlord is an entity exempt from the payment of taxes described, in clauses
(i) and (ii), there shall be included in "Taxes" any amounts that such owner or Tenant is obligated to pay in lieu of the taxes described in clauses (i) and
(ii). "Taxes" shall not include (A) any franchise, capital stock or transfer tax (except to the extent franchise or capital stock taxes may be included in "Taxes" under the preceding provisions of this Section 11.1), (B) personal property taxes, (C) any business improvement district fees and charges, (D) all taxes or charges imposed on Tenant with respect to the rentals payable under this Lease, including, without limitation, the Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code, or (E) any water or sewer charges, license fees, permit fees, inspection fees or similar charges, all of which taxes, charges and fees described in clauses (B) through (E), subject to the provisions of Section 12.2 shall be payable directly by Tenant to the applicable taxing authority.

            (c) "Tax Year" means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

            11.2 Payment of Taxes

            Landlord shall pay, before any fine, penalty, interest or cost may be added for non-payment, all Taxes, and upon request shall furnish Tenant with an Officer's Certificate certifying to the payment of all Taxes and copies of official receipts or other proof of payment satisfactory to Tenant.

            11.3 Initial Tax Payments

            On the first day of July, 1998 and on the first day of each and every month thereafter through the end of the Second Rent Period, Tenant shall pay to Landlord the respective monthly amounts set forth on Exhibit B (each, an "Initial Tax Payment"); provided, that if the term of this Lease shall terminate prior to the end of the Second Rent Period and on a day other than the last day of the calendar month, the Initial Tax Payment for the month in which the term of this Lease shall terminate shall be appropriately prorated. The Initial Tax Payments shall not be affected by any changes in the Taxes assessed against the Project, and Tenant shall have no right to share in any refund of Taxes received by Landlord with respect to any periods occurring prior to June 30, 2008.

            11.4 Extended Tax Payments

            (a) During each of the Third Rent Period and the Fourth Rent Period, if Taxes for any Tax Year exceed the Base Tax Amount applicable to such period, Tenant shall pay to Landlord (each, an "Extended Tax Payment"; Initial Tax Payments and Extended Tax Payments are collectively called "Tax Payments") the amount by which Taxes for such Tax Year are greater than the applicable Base Tax Amount. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Extended Tax Payments for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the applicable Base Tax Amount.

            (b) If Landlord shall receive a refund of Taxes for any Tax Year in respect of which Tenant has paid Extended Tax Payments, Landlord shall pay to Tenant the net refund (i.e., after deducting the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting, consulting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided, that such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. If Landlord shall have received from the taxing authority any interest on such refund, Landlord shall also pay to Tenant the portion of such interest allocable to the portion of the refund being paid to Tenant.

            (c) If the Taxes comprising the applicable Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 11.3, and Tenant shall pay the deficiency within 10 days after demand therefor.

            (d) Subject to the provisions of this Section 11.4(d), Landlord shall have the sole right to contest the assessed valuation of the Project for each Tax Year and to control the prosecution or settlement of such contest. Notwithstanding the foregoing, Landlord shall not settle any tax reduction proceedings with respect to any Tax Year commencing on or after July 1, 2009 without Tenant's consent, which consent (x) shall not be unreasonably withheld and (y) if Landlord's request for consent shall include the following statement in block capital letters:

              THIS NOTICE IS BEING GIVEN UNDER SECTION 11.4 OF OUR LEASE WITH YOU AND SEEKS YOUR CONSENT TO A PROPOSED SETTLEMENT OF TAX REDUCTION PROCEEDINGS. YOUR FAILURE TO GIVE NOTICE DENYING YOUR CONSENT WITHIN TEN DAYS AFTER THE DATE OF THIS NOTICE

shall be deemed granted if not withheld in writing within 10 days after request by Landlord. If on or before the 60th day prior to the last day on which a party may contest the assessed valuation of the Project with respect to any such Tax Year commencing on or after July 1, 2009, Tenant (by notice referring to this Section 11.4(d)) shall request that Landlord advise Tenant whether or not Landlord will contest the assessed valuation of the Project with respect to such Tax Year, then (i) if Landlord shall not on or before the 30th day prior to such last day advise Tenant that Landlord will contest the assessed valuation of the Project with respect to such Tax Year then (subject to the last sentence of this Section 11.4(d)) Tenant shall have the sole right to do so and to control the prosecution or settlement of such contest, and (ii) if Landlord shall on or before the 30th day prior to such last day advise Tenant that Landlord will contest the assessed valuation of the Project with respect to such Tax Year then Landlord shall do so. In any instance where pursuant to the foregoing provisions of this Section 11.4(d) any such action or proceeding is being undertaken by Tenant, (x) Landlord shall cooperate with Tenant, execute any and all documents reasonably required in connection therewith and, if required by Legal Requirements, join with Tenant in the prosecution thereof, and (y) Tenant shall be entitled to recover first out of any refund obtained the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting, consulting and legal fees and the balance of such refund shall be apportioned between the parties subject to the provisions of Section 11.4(b). Notwithstanding the foregoing, Tenant shall not settle any tax reduction proceedings brought by Tenant pursuant to clause (i) above without Landlord's consent, which consent (x) shall not be unreasonably withheld and (y) if Tenant's request for consent shall include the following statement in block capital letters:

             THIS NOTICE IS BEING GIVEN UNDER SECTION 11.4 OF
             OUR LEASE WITH YOU AND SEEKS YOUR CONSENT TO A
             PROPOSED SETTLEMENT OF TAX REDUCTION
             PROCEEDINGS. YOUR FAILURE TO GIVE NOTICE
             DENYING YOUR CONSENT WITHIN TEN DAYS AFTER
             THE DATE OF THIS NOTICE

shall be deemed granted if not withheld in writing within 10 days after request by Tenant.

            11.5 General Provisions Applicable to Taxes

            (a) The Extended Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord, whether to the City of New York or to a Superior Mortgagee. Tenant shall pay each such installment no later than the later of (i) 10 days after the rendering of a statement therefor by Landlord to Tenant, or
(ii) 20 days prior to the date on which the corresponding installment of Taxes are due. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of the particular installment being billed.

                  (b) Landlord's failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord's right to thereafter render such a statement, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord's right to thereafter render a corrected statement therefor.

                  (c) Except for amounts included in Taxes, subject to the provisions of Section 12.2 Tenant shall pay, before any fine, penalty, interest or cost may be added for nonpayment, (i) all personal property taxes, (ii) all business improvement district fees and charges, (iii) all taxes or charges imposed on Tenant with respect to the rentals payable under this Lease, including, without limitation, the Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code, and
(iv) all water or sewer charges, license fees, permit fees, inspection fees or similar charges, (collectively, "Tenant Impositions").

            11.6 Industrial and Commercial Incentive Program

            Landlord hereby notifies Tenant that Landlord intends to avail itself of the Industrial and Commercial Incentive Program ("ICIP") with respect to the Base Building Upgrade Work and the Fit-Out Work to the extent in either case that the same qualify for the ICIP. In contracting pursuant to the Initial Improvements Agreement for the Base Building Upgrade Work and, to the extent that the same qualifies for the ICIP, the Fit-Out Work, Tenant shall include provisions requiring all of the construction managers, contractors and subcontractors to comply with the New York City Office of Labor Services/Construction

Division ("OLS") requirements applicable to construction projects benefiting from the ICIP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance at a pre-construction conference with representatives of the OLS and adherence to the provisions of Article 22 of the ICIP Rules and Regulations, the provisions of New York City Charter Chapter 13-B and the provisions of Executive Order No. 50
(1980). Furthermore, at Landlord's request, Tenant shall (A) report to Landlord the number of workers permanently engaged in employment in the Leased Premises, the nature of each worker's employment and, to the extent applicable, the New York City residency of each worker, (B) provide access to the Leased Premises by employees and agents of the Department (as such term is defined in the ICIP Rules and Regulations) at all reasonable times, and (C) enforce the contractual obligations of such construction managers, contractors and subcontractors to comply with the OLS requirements. Landlord shall be responsible for the preparation of all applications (including any revised applications), certificates of continuing eligibility and any other documents, certificates and instruments that may be required in order to obtain benefits under the ICIP and/or in order to maintain the benefits in effect. Tenant shall, at Landlord's request, (i) make available to Landlord the Plans and Specifications and all cost records relative to the Base Building Upgrade Work and the Fit-Out Work, and (ii) otherwise cooperate with Landlord's efforts to obtain such benefits (including, without limitation, the execution within 5 Business Days after request of any forms required to be executed by Tenant or otherwise customarily executed by similarly situated tenants), provided, that Tenant shall not be required to alter, modify or delay the Base Building Upgrade Work or the Fit-Out Work. Landlord shall pay to Tenant, within 30 days after demand, Tenant's reasonable out-of-pocket costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred in reviewing such applications, certificates of continuing eligibility and such other documents, certificates and instruments, or otherwise cooperating, at Landlord's request, with Landlord's efforts to obtain such benefits. All benefits obtained under ICIP shall, to the extent legally permissible, accrue to Landlord (and if paid to or received by Tenant, Tenant shall pay same to Landlord). Landlord shall indemnify and hold harmless Tenant from and against any and all liability, damages, claims, costs or expenses (including legal fees) incurred by or asserted against Tenant by reason of or arising out of to the ICIP, any benefits granted thereunder, or any application, certificates, documents or instruments prepared or filed in connection therewith unless such liability, damages, claims, cost or expenses arise out of Tenant's failure to comply with Article 11.

      12. Compliance with Legal and Insurance Requirements and Permitted Encumbrances

            12.1 Generally

            Subject to the Provisions of Article 6 and Section 12.2, Tenant shall promptly comply (at Tenant's expense, unless the need for such compliance arises out of any act, omission, negligence or intentional misconduct of Landlord or any agent, employee, contractor, licensee of Landlord, in which case Landlord shall reimburse Tenant for the costs of compliance within 30 days after submission by Tenant to Landlord of invoices evidencing the costs of compliance) with all Legal Requirements, Insurance Requirements and Permitted Encumbrances

(exclusive of the lease described in item 1 of Exhibit C (the "Ground Lease") and mortgages and related documents described in items 2, 3, 4 and 5 of Exhibit C (the "Pre-Existing Mortgages"), as to which Tenant's obligations shall be only as provided in Section 12.3), whether or not compliance therewith shall require Alterations or interfere with the use and enjoyment of the Leased Premises or any part thereof.

            12.2 Permitted Contests

            Tenant, without Landlord's consent may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Tenant Imposition, Legal Requirement, or Permitted Encumbrance and may withhold payment or performance of the same pending such contest, provided, that (a) such proceedings shall suspend the collection thereof from Landlord and the Leased Premises or any part thereof, (b) neither the Leased Premises nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost, (c) Landlord shall not be in any danger of any criminal liability by reason thereof and (d) in the case of a contest involving any Legal Requirement or any Permitted Encumbrance, if at any time Landlord determines that Landlord is in danger of any civil liability in an amount in excess of one year's Basic Rent, Tenant shall (within 5 Business Days after Tenant receives Landlord's request therefor) furnish to Landlord such security against such civil liability as Landlord may reasonably request. Tenant shall give prompt notice to Landlord of the commencement of or of Tenant's desire to commence any contest permitted by the preceding sentence and Landlord shall, at Tenant's expense, reasonably cooperate with Tenant with respect to any such contest and, if in connection with the commencement, prosecution or settlement of such contest only Landlord can execute any report, certificate, instrument, application or other document or take any other action, in each case reasonably required in connection with such contest, then, upon Tenant's request and at Tenant's expense, Landlord shall execute or take the same. If in connection with any such request Landlord consults with an engineer, an attorney or other professional, Tenant shall, within 10 days after Tenant's receipt of demand therefor accompanied by copies of the bills paid by Landlord, reimburse Landlord for the reasonable out-of-pocket expenses incurred by Landlord for the services of such professionals. If such professional advises Landlord in writing that Landlord's executing such document or taking such action might result in the Leased Premises or any part thereof or interest therein being sold, forfeited or lost or in Landlord becoming criminally liable, and if such professional furnishes a reasonably detailed explanation of the foregoing and the reasons therefor, Landlord shall promptly advise Tenant and furnish Tenant with a copy of such professional's advice and explanation and Landlord need not execute such document or take such action. If, while contesting any amount, Tenant withholds payment of the same, Tenant shall maintain the amount withheld (together with penalties and interest from time to time accruing thereon) on deposit in a separate interest bearing account in Landlord's name with a bank or trust company selected by Tenant having an office in the Borough of Manhattan and a combined shareholders equity of at least $200 million (or, if Tenant and Landlord so agree, with Landlord). If any of the conditions set forth in the proviso to the first sentence of this Section 12.2 are violated, Landlord shall be entitled to withdraw the funds on deposit in said account in order to make payment of the amount being contested. All interest earned on funds in such an account shall be credited to such account and Tenant shall pay all taxes thereon. Upon termination or settlement of such contest, any required payment of the amount contested shall be made from such account and the balance remaining in such account shall be paid to Tenant. If the amount in the account is insufficient, Tenant shall pay the amount of the deficiency.

            12.3 Ground Lease and Pre-Existing Mortgages. Landlord shall comply with the Ground Lease and the Pre-Exiting Mortgages; provided, that this Section
12.3 shall not be deemed to release Tenant from or require Landlord to perform any of Tenant's obligations under this Lease and if and to the extent that any action is required to be taken both by Landlord as tenant under the Ground Lease or mortgagor under the Pre-Existing Mortgages and by Tenant as tenant hereunder, such action shall be taken by Tenant hereunder at Tenant's expense. Notwithstanding the foregoing, Landlord shall be solely responsible for the payment of (i) the net annual rental payable under the Ground Lease, and (ii) all principal and interest on any debt secured by any of the Pre-Existing Mortgages. If and to the extent that Landlord shall be required by the provisions of this Section 12.3 to perform any work in or to the Leased Premises, Tenant shall have the right to perform such work at Landlord's expense, in which case Landlord shall reimburse Tenant for the reasonable costs of performance within 30 days after submission by Tenant to Landlord of invoices evidencing the costs of performance. Landlord shall exercise all renewal options required to keep the Ground Lease in effect so long as this Lease is in effect. If Landlord shall acquire the lessor's interest under the Ground Lease, Landlord shall have the right to terminate the same and, if Landlord acquires such interest and terminates the Ground Lease, this Lease shall continue in full force and effect, except that all provisions relating to the Ground Lease shall be deemed deleted.

      13. Liens

            (a) Within 60 days after the date on which Landlord gives Tenant notice, referring to this Article 13 and Section 19(a)(v), of the existence of any mechanic's, laborer's or materialman's lien, any lien arising under any Permitted Encumbrance or any security interest which might be or become a lien, encumbrance or charge upon the Leased Premises or any part thereof (other than any such lien, encumbrance or charge caused by Landlord) and directs Tenant to remove or discharge the same, Tenant shall either (i) remove or discharge the same, by bonding or otherwise, or (ii) if Landlord shall consent thereto, provide Landlord with an unconditional and irrevocable letter of credit (issued by a New York Clearing House Association member bank satisfactory to Landlord and in form satisfactory to Landlord) or other security satisfactory to Landlord indemnifying Landlord against such lien or security interest.

            (b) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Leased Premises or any part thereof.

      14. Insurance

            14.1 Risks to be Insured

            (a) Tenant shall maintain or cause to be maintained with insurers and pursuant to insuring agreements approved by Landlord:

                        (i) insurance with respect to all buildings, improvements, equipment and machinery constituting a part of the Leased Premises against loss or damage by perils customarily included under standard "all-risk" policies (including specifically damage by water), in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any partial loss under the applicable policies, and in any event in amounts not less than 90% of the then full replacement cost (without deducting depreciation) of such buildings, improvements, equipment and machinery (exclusive of the costs of foundations, excavations and footings) (the "full replacement cost") as determined at the request of Tenant (or at the request of Landlord, made not sooner than one year after the previous determination), and (in either case) at Tenant's expense by the insurer or insurers or by an expert selected by Tenant and approved by Landlord;

                        (ii) boiler and machinery coverage, either, as Tenant shall elect, as part of the policy referred to in clause (i) of this Section 14.1(a) or, if by a secondary policy, in an amount not less than $100,000,000 or such greater amount as Landlord may reasonably require by notice to Tenant (the insurance described in clause (i) above and this clause (ii) is collectively called "Property Insurance");

                        (iii) commercial general liability insurance, including broad form bodily injury, personal injury, property damage and blanket contractual insurance, against claims arising out of or connected with the possession, use, operation or condition of the Leased Premises with a combined single limit of not less than $100,000,000 (or, such greater amount as Landlord may reasonably require by notice to Tenant) for all claims with respect to bodily injury, property damage and personal injury with respect to any one occurrence;

                        (iv) appropriate builder's risk insurance with respect to any Alterations (including, without limitation, any Restoration) or other work on or about the Leased Premises or any part thereof;

                        (v) appropriate workers compensation and employer's liability insurance with respect to any Alteration (including, without limitation, any Restoration) or other work on or about the Leased Premises or any part thereof; and

                        (vi) such other insurance with respect to the Leased Premises or any part thereof in such amounts and against such insurable casualties as Landlord from time to time may reasonably require by notice to Tenant.

            (b) All insurance required to be maintained under clause (ii) or
(iii) of Section 14.1(a) may be subject to a deductible of not more than the Deductible Amount. Landlord shall not unreasonably withhold any of the approvals referred to in Section 14.1(a). Any dispute whether Landlord has unreasonably withheld such an approval and any dispute regarding the dollar amounts of the limits of coverage under clause (ii) or (iii) of Section 14.1(a) and any dispute under clause (iv), (v), or (vi) of Section 14.1(a) shall be resolved by arbitration. Pending the outcome of such arbitration, Tenant may act as if the dispute had been resolved in its favor.

                  (c) The insurance required to be maintained by Tenant under clause (i) of Section 14.1(a) shall also include (1) flood coverage of not less than $25 million, (2) earthquake coverage of not less than $25 million, (3) broad form water coverage (including backup of sewers and drains) of not less than $5 million, (4) demolition coverage of not less than $10 million, (5) increased cost of construction coverage of not less than $10 million, and (6) law and ordinance coverage of not less than $10 million.

                  (d) Whenever in connection with any Alterations Tenant causes its general contractor to name Tenant as an insured under any commercial general liability insurance, Tenant shall also cause its general contractor also so to name Landlord.

            14.2 Policy Provisions

            All insurance maintained by Tenant pursuant to Section 14.1(a) shall: (a) except for any workers' compensation insurance and employers' liability insurance, name as insureds, as their respective interests may appear, Landlord and Tenant and any Superior Mortgagee who shall have executed and delivered a Non-Disturbance Agreement; (b) include a stipulation that premiums will be paid by and are the responsibility of Tenant; (c) except for any comprehensive general liability, worker's compensation insurance or employer's liability insurance, provide that no act or omission of Tenant shall impair or affect the rights of the insureds to receive and collect the proceeds under the relevant policy; and (d) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Landlord of written notice thereof. Tenant shall have the sole authority to settle claims under insurance policies; provided, that in case of any damage or destruction affording Tenant the right to terminate this Lease pursuant to Section 15.4(a), Tenant may not settle all or any of the claims under the policies referred to in clauses (i), (ii), (iv) or (vi) of Section 14.1(a) arising from any damage or destruction unless it shall waive such right with respect to such damage or destruction. Tenant may obtain any of the insurance required hereby under blanket or umbrella policies; provided, that any such policy of insurance provided for under clauses (i), (ii), (iv) or (vi) of
Section 14.1(a): (i) shall permit recovery in the amount required by the clause in question to be carried without regard to other insured events with respect to other properties, and (ii) shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to a minimum specific percentage of the full insurable value of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy.

            Tenant shall also cause the members, partners or shareholders of Landlord whose names shall have been furnished to Tenant and, so long as The Witkoff Group LLC is an affiliate of Landlord, The Witkoff Group LLC as additional named insureds under the insurance required to be maintained by Tenant under clause (iii) of Section 14.1(a).

            14.3 Delivery of Insurance Certificates; Payment of Premium

            On the date hereof and not less than 7 days prior to each policy expiration Tenant shall deliver to Landlord certificates of all insurance policies required by this Lease to be maintained. Tenant shall pay all premiums on each such insurance policy within the time required under such policy and furnish Landlord with evidence of payment thereof within 10 Business Days after payment.

            14.4 No Limitation of Damages

            Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure during the Term (or thereafter in case of insurance required to be provided under Section 15.4(k)) to provide and keep in force the insurance required under this Lease to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss to the extent of any deficiency between the insurance required by the provisions of this Lease and the insurance carried by Tenant, together with all costs and expenses incurred by Landlord which Landlord would not have incurred if the required insurance had been maintained by Tenant. However, any such damages so recovered by Landlord shall be subject to and limited by the provisions of Article 25.

      15. Damage to or Destruction of Property

            15.1 Waiver of ss. 227; Tenant to Give Notice

            Tenant hereby waives the provisions of Article 227 of the Real Property Law and confirms that the provisions of this Article 15 shall govern and control in lieu thereof. In case of any damage to or destruction of the Leased Premises or any part thereof, if, in Tenant's reasonable opinion, the cost to repair or rebuild the same will exceed $1,000,000, Tenant shall promptly give notice thereof to Landlord, generally describing the nature and extent of such damage or destruction.

            15.2 Restoration

            In case of any damage to or destruction of the Leased Premises or any part thereof, this Lease shall continue in full force and effect without abatement of any Basic Rent, Supplemental Rent or other amounts payable by Tenant hereunder. Tenant, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, shall (subject to the applicable provisions of Article 6 and Section 15.4(c)) promptly commence and proceed with due diligence to complete the restoration, replacement or rebuilding of the Leased Premises (which may include demolition of the remaining portions of the Leased Premises prior to rebuilding) as nearly as possible to its condition immediately prior to such damage or destruction with such Voluntary Alterations as Tenant shall (subject to the applicable provisions of Article 6) elect (such restoration, replacement and rebuilding, together with any temporary repairs and protection pending completion of the work, being herein called "Restoration").

            15.3 Application of Insurance Proceeds

            (a) Promptly after the occurrence of any damage to or destruction of the Leased Premises or any part thereof the insurance proceeds with respect to which are expected by Tenant to exceed the Significant Proceeds Amount, Tenant by notice to Landlord and the institution appointed, shall appoint a depositary of the insurance proceeds under this Section 15.3 (the "Depositary"). Without limiting the foregoing, Tenant may appoint a Depositary at any other time. The Depositary shall be a bank or trust company having an office in the Borough of Manhattan and a combined shareholders equity of at least $200 million. Funds held by the Depositary shall be invested by the Depositary, upon the instructions of Tenant, in Permitted Investments.

                  (b) All insurance proceeds on account of any damage to or destruction of the Leased Premises or any part thereof shall be payable as follows:

                        (i) to Tenant, to the extent that such proceeds are equal to or less than the Significant Proceeds Amount, and

                        (ii) to the Depositary, to the extent that such proceeds are in excess of the Significant Proceeds Amount;

provided, that if an Event of Default shall have occurred and be continuing, the amounts paid or payable to Tenant in accordance with the foregoing clause (i) shall be paid to the Depository and shall (without the necessity of Tenant's compliance with the provisions of Article 17) be returned (together with the interest thereon) to Tenant only upon the curing of such Event of Default, but less the portion, if any, applied and disbursed by the Depositary in accordance with the provisions of Article 17.

            15.4 Termination in Lieu of Restoration

            (a)   If:

            (i) (x) after September 30, 2004 the Leased Premises shall be so damaged or destroyed that the Costs of Restoration shall exceed the product of $10,000,000 multiplied by a fraction whose numerator is the Index for the month which is three months prior to the month in which the damage or destruction occurred and whose denominator is the Index for April, 1997, and (y) on the date of such damage or destruction Tenant's right to terminate this Lease as of June 30, 2008 shall not have lapsed without exercise,

            (ii) (x) after September 30, 2009 the Leased Premises shall be so damaged or destroyed that the Costs of Restoration shall exceed the product of $10,000,000 multiplied by a fraction whose numerator is the Index for the month which is three months prior to the month in which the damage or destruction occurred and whose denominator is the Index for April, 1997, and (y) on the date of such damage or destruction Tenant's right to terminate this Lease as of June 30, 2013 shall not have lapsed without exercise,

            (iii) after September 30, 2014 the Leased Premises shall be so damaged or destroyed that the Costs of Restoration shall exceed the product of $10,000,000 multiplied by a fraction whose numerator is the Index for the month which is three months prior to the month in which the damage or destruction occurred and whose denominator is the Index for April, 1997, or

            (iv) at any time the Leased Premises shall be so damaged or destroyed that 50% or more of the useable area thereof cannot, with the exercise by Tenant of all due diligence, be rendered tenantable and fit for the normal conduct of business within 90 days after the date of the damage or destruction (the condition described in this clause (iv) being called "50% Untenantability"), then (subject to the further provisions of this Section 15.4) Tenant may, by notice (the "Damage Termination Notice") to Landlord given within the 180-day period (the "Election Period") following the date (the "Damage Date") of damage or destruction, elect to terminate this Lease as of a date specified in the Damage Termination Notice (the "Specified Damage Termination Date"), which Specified Damage Termination Date shall be no earlier than 20 days after the giving of such Damage Termination Notice and no later than one year after the giving of such Damage Termination Notice.

            (b) If Tenant shall timely give the Damage Termination Notice then, subject to Section 15.4(i), this Lease shall terminate on the Specified Damage Termination Date; provided, that if on or prior to the date which is 15 days after the giving of such Damage Termination Notice Landlord shall by notice to Tenant dispute Tenant's right to terminate this Lease pursuant to Section 15.4(a), the matter shall be determined by the Appropriate Engineer and (i) if the Appropriate Engineer's determination is in Landlord's favor, then this Lease shall continue in full force and effect or (ii) if the Appropriate Engineer's determination is in Tenant's favor, then, subject to Section 15.4(i), this Lease shall terminate effective as of the Specified Damage Termination Date. At any time at the request of Landlord or Tenant, the Appropriate Engineer shall make a determination as to whether Tenant has the right to terminate this Lease pursuant to this Section 15.4.

            (c) At all times prior to the giving of the Damage Termination Notice, Tenant shall prosecute the Restoration with all due diligence and in accordance with the Plans and Specifications therefor (as approved by Landlord or as determined by the Appropriate Engineer to have been required to be approved by Landlord pursuant to this Lease); provided, that unless

            (i)   Tenant waives in writing Tenant's termination right under this
                  Section 15.4 with respect thereto, or

            (ii) Tenant does not give the Damage Termination Notice on or prior to the end of the applicable Election Period,

Tenant shall not be obligated to (i) expend more than the Significant Proceeds Amount with respect to the Restoration of such damage or destruction, or (ii) expend any Costs which are not Qualified Restoration Costs. The term "Qualified Restoration Costs" shall mean Costs of any Restoration to the extent undertaken to (i) secure or prevent further damage to the Leased Premises and/or (ii) effect Restoration of Building systems but only to the extent the same are not located in any area designed for tenant occupancy.

            (d) Simultaneously with the giving of the Damage Termination Notice, Tenant shall:

            (i) assign to Landlord (by instruments reasonably satisfactory to Landlord) all of Tenant's right, title and interest in and to the Plans and Specifications (if any) for the Restoration;

            (ii) assign to Landlord (by instruments reasonably satisfactory to Landlord) all of Tenant's right, title and interest in and to that portion (if any) of the proceeds of Tenant's Property Insurance which has not yet been received by Tenant from the insurer (provided, that if and when Landlord receives such portion of the proceeds of Tenant's Property Insurance from the insurer, Landlord shall, within 10 Business Days after receipt of a request therefor from Tenant, pay to Tenant an amount equal to the lesser of (x) such portion of the proceeds of Tenant's Property Insurance received by Landlord from the insurer or (y) the amount, if any, by which the aggregate amount expended by Tenant for Qualified Restoration Costs in connection with the Restoration on or prior to the date of the Damage Termination Notice exceeds the sum of (l) the portion of the proceeds of Tenant's Property Insurance (if any) received by Tenant from the insurer on or prior to the date of the Damage Termination Notice and (2) the Deductible Amount under the insurance policy required to be maintained by Tenant under Section 14.1(a));

            (iii) pay to Landlord, in immediately available funds, an amount
                  (the "Damage Payment") equal to the sum of the positive remainder, if any, obtained by subtracting the aggregate amount theretofore expended by Tenant for Qualified Restoration Costs in connection with the Restoration from the sum of (A) that portion (if any) of the proceeds of Tenant's Property Insurance which Tenant received from the insurer on or prior to the date of the Damage Termination Notice plus (B) the Deductible Amount under the insurance policy required to be maintained by Tenant under Section 14.1(a) (the computation of the payment under this clause (iii) shall not be affected by any amount of proceeds of Tenant's Property Insurance that Tenant may have spent on other than Qualified Restoration Costs) ; and

            (iv) if the insurance policy required to be maintained by Tenant under Section 14.1(a) was for less than the full replacement cost most recently determined pursuant to said Section, deposit with the Depositary, in immediately available funds, an amount equal to the excess of (x) the amount which would have been recoverable from the insurer if such policy had been for the full replacement cost most recently determined pursuant to said Section over (y) the amount which is recoverable from the insurer under such policy on account of the damage or destruction.

            If the insurer under the insurance policy required to be maintained by Tenant under Section 14.1(a) shall pay to Tenant any amount which is required by Section 15.3 to be paid to the Depositary, Tenant shall immediately deposit such amount with the Depositary.

            (e) Subject to Section 15.4(f), during the period commencing on the date of the Damage Termination Notice and ending on the Specified Damage Termination Date, Landlord shall have full control over the Restoration and may use the Damage Payment and the amounts on deposit with the Depositary to defray the costs of the Restoration. Landlord and Tenant shall reasonably cooperate with one another to effectuate the Restoration in an efficient manner, and during the Restoration Landlord shall use reasonable efforts to minimize interference with Tenant's use of the undamaged portion (if any) of the Leased Premises. Landlord shall not be liable to Tenant for any matter relating to or arising out of the Restoration unless due to Landlord's gross negligence or willful misfeasance; provided, that Landlord shall retain reputable contractors who carry reasonable and customary public liability insurance.

            (f) If following the giving of the Damage Termination Notice, Landlord shall timely dispute Tenant's right to terminate this Lease pursuant to
Section 15.4(a) and the Appropriate Engineer shall determine that Tenant had no right to terminate this Lease pursuant to Section 15.4(a), then:

            (i) Tenant shall thereupon assume full control of the Restoration and shall prosecute the same with all due diligence to completion in accordance with the requirements of this Lease; and

            (ii) within 10 Business Days after the Appropriate Engineer's determination, Landlord shall (x) reassign to Tenant that which was assigned to Landlord pursuant to Section 15.4(d)(i) and (ii) and (y) pay to Tenant in immediately available funds an amount equal to the positive remainder, if any, obtained by subtracting the aggregate amount theretofore expended by Landlord in connection with the Restoration (exclusive, however, of any amount disbursed to Landlord by the Depositary) from the sum of (a) the amount, if any, received by Landlord from the insurer by reason of the assignment referred to in Section

                  15.4(d)(ii) (exclusive, however, of any portion of such amount paid by Landlord to Tenant pursuant to Section 15.4(d)(ii)), and (b) the Damage Payment.

            (g) Prior to the termination of this Lease pursuant to this Section
15.4 there shall be no abatement of the Basic Rent, Supplemental Rent or any other sum payable by Tenant hereunder. Basic Rent, Supplemental Rent and Tax Payments due hereunder shall be payable through and apportioned as of the Specified Damage Termination Date, and (except as provided in Section 32(b) with respect to any holdover) Tenant shall have no liability for Basic Rent, Supplemental Rent or Tax Payments which would otherwise have been payable after the Specified Damage Termination Date.

            (h) If this Lease is terminated pursuant to this Section 15.4, then, in addition to all amounts payable under Section 15.4(d), Tenant shall pay to Landlord, on or before the Specified Damage Termination Date, a cancellation payment (the "Damage Cancellation Payment") equal to the sum of

            (i) the Basic Rent and the Tax Payments that would be payable for the period commencing on the Specified Damage Termination Date and ending on the earlier of (x) the date six months after the Specified Damage Termination Date, or (y) (i) if the damage or destruction shall have occurred on or before the end of the Second Rent Period and Tenant shall have timely exercised Tenant's option to terminate the Lease as of June 30, 2008, the last day of the Second Rent Period, (ii) if the damage or destruction shall have occurred during the Third Rent Period and Tenant shall have timely exercised Tenant's option to terminate the Lease as of June 30, 2013, the last day of the Third Rent Period, or (iii) if the damage or destruction shall have occurred during the Fourth Rent Period, the last day of the Fourth Rent Period, plus

            (ii) if the Specified Damage Termination Date shall occur prior to June 1, 2008, the sum of (x) the amount of the Unamortized Fit-Out Work Investment as of the Specified Damage Termination Date, (y) if the Specified Damage Termination Date shall be other than the first day of a month, interest at the Fit-Out Work Interest Rate on such Unamortized Fit-Out Work Investment from the first day of the month in which the Specified Damage Termination Date shall occur to the Specified Damage Termination Date, and (z) the Notional Make-Whole Amount as of the Specified Damage Termination Date

provided, that (a) Tenant shall be entitled to a credit against the amount required to be paid pursuant to clause (i) above equal to all Basic Rent and Tax Payments previously paid, if any, which is attributable to the period after the Specified Damage Termination Date, and (b) if under Section 15.4(b) Landlord shall timely dispute Tenant's right so to terminate this Lease, then Tenant shall not be required to make the Damage Cancellation Payment unless the Appropriate

Engineer's determination is in Tenant's favor. In any case under clause (b) of the preceding sentence, the Damage Cancellation Payment shall be due within 5 days after the determination.

            (i) It shall be a condition to the effectiveness of the Damage Termination Notice and the termination of this Lease pursuant to this Section 15.4, that on or before the Specified Damage Termination Date Tenant pays either
(1) all amounts required to be paid by Tenant under Section 15.4(d) and Section 15.4(h), or (2) all amounts which Tenant believes in good faith are required to be paid by Tenant under Section 15.4(d) and Section 15.4(h). Any dispute with respect to the determination of any amount required to be paid by Tenant under
Section 15.4(d) shall be resolved by arbitration and any dispute with respect to the determination of any amount required to be paid by Tenant under Section 15.4(h) shall be resolved by Expedited Arbitration. If in such arbitration or Expedited Arbitration it is determined that Tenant underpaid, Tenant shall pay the amount of the underpayment to Landlord within 5 days after the such determination, together with interest thereon at the Prime Rate from the Specified Damage Termination Date until paid by Tenant. If in such arbitration or Expedited Arbitration it is determined that Tenant overpaid, Landlord shall pay the amount of the overpayment to Tenant within 5 days after such determination, together with interest thereon at the Prime Rate from the Specified Damage Termination Date until paid by Landlord.

            (j) If by reason of the termination of this Lease pursuant to
Section 15.4 or Tenant's failure to effect Restoration by reason of Tenant's having so terminated this Lease

                        (p) the insurer under the insurance policy required to be maintained by Tenant under clauses (i) and (ii) of
                        Section 14.1(a) is released under the terms of the policy from its obligation to make payment on account of the loss arising out of such damage or destruction, or

                        (q) the amount which under the terms of the policy such insurer is required to pay on account of the loss arising out of such damage or destruction is less than the amount which under the terms of the policy such insurer would have been required to pay if this Lease had not been terminated and Tenant had effected such restoration as Landlord, within the time period provided by the policy, actually commits to such insurer to effect (such lesser amount being herein called the "Reduced Proceeds Amount"), then Tenant shall, within 30 days after Landlord's demand,

                        (x) in the case of (p) above, pay to Landlord the amount which under the terms of the policy such insurer would have been required to pay on account of the loss arising out of such damage or destruction if this Lease had not been terminated and Tenant had effected such restoration as

                        Landlord, within the time period provided by the policy, actually commits to such insurer to effect (the "Full Proceeds Amount"), or

                        (y) in the case of (q) above, pay to Landlord the excess of the Full Proceeds Amount over the Reduced Proceeds Amount.

            Together with the assignment delivered under Section l5.4(d) (ii), Tenant shall furnish Landlord with a notice, in block capital letters, of the period provided by the policy within which Tenant must make its restoration commitment to the insurer.

            Landlord, at Tenant's expense, shall prosecute all insurance claims the proceeds of which have been assigned to Landlord under Section 15.4(d)(ii) diligently and in accordance with the terms of the applicable policies and, notwithstanding the provisions of Section 14.2 to the contrary, Landlord shall have the sole right to settle such claims.

            (k) If Tenant shall terminate this Lease pursuant to this Section 15.4, Tenant shall maintain in effect the insurance required by clauses (i) and
(ii) of Sections 14.1(a) ("Post-Termination Insurance") until the earliest of

                  (1) the later of (a) the end of Tenant's then current policy period, or (b) the date two years after the Specified Damage Termination Date,

                  (2) the date on which Landlord receives the proceeds of the insurance required to be maintained by Tenant under clauses (i) and (ii) of Section 14.1(a) with respect to the damage or destruction giving rise to such termination (including any amounts payable under Section 15.4(j)), or

                  (3) the date on which Landlord commences restoration of such damage or destruction (other than protective work or demolition).

All of the provisions of Article 14, in so far as they relate to the insurance required by clauses (i) and (ii) of Sections 14.1(a), shall be applicable to such Post-Termination Insurance, except that (a) Landlord shall be solely entitled to all proceeds of such Post-Termination Insurance arising out of any casualty occurring after the Specified Damage Termination Date, and (b) Landlord, at its expense, shall prosecute all insurance claims to the proceeds of which it is so entitled diligently and in accordance with the terms of the applicable policies and, notwithstanding the provisions of Section 14.2 to the contrary, Landlord shall have the sole right to settle such claims. At Landlord's request, Tenant shall join in the execution of any documents reasonably required by the insurer to be executed by Tenant in connection with such claims. If Tenant shall fail, within 10 Business Days of Landlord's request to execute any such document, Landlord is hereby appointed Tenant's attorney-in-fact to do so.

            On or before the Specified Damage Termination Date, Tenant shall furnish Landlord with a certificate of the insurance required by this Section 15.4(k) showing as the expiration date thereof the end of Tenant's then current policy period. So long as Tenant is required by this Section 15.4(k) to maintain insurance, Tenant shall, no later than 7 days prior to the end of each of Tenant's policy periods, furnish Landlord with a certificate of the insurance required by this Section 15.4(k) showing as the expiration date thereof the end of Tenant's next policy period or, if such next policy period will end after two years after the Specified Damage Termination Date, two years after the Specified Damage Termination Date. No certificate delivered pursuant to this paragraph shall be effective to extend the date through which Tenant is required by this
Section 15.4(j) to maintain insurance. If at any time Tenant does not maintain the insurance required by this Section 15.4(k) to be maintained by it, Landlord, after 2 Business Days notice to Tenant, may purchase insurance providing the same coverage, and if Landlord does so Tenant shall reimburse Landlord on demand for all of the costs incurred by Landlord in maintaining such insurance.

            (l) If this Lease is terminated pursuant to this Section 15.4 on or prior to June 1, 2008, Tenant shall also reimburse Landlord, within 10 days of Landlord's demand, any document preparation fee, recording fee, attendance fee or similar fee charged by any of Landlord's lenders, not exceeding $10,000 in the aggregate for all lenders, by reason of Landlord applying the sum received under Section 15.4(h)(ii) to prepayment of any of Landlord's mortgage debt due to such lender.

      16. Taking of Property

            16.1 Notice

            Landlord and Tenant shall each notify the other if it becomes aware of a Taking, or the commencement of any proceedings or negotiations which might result in a Taking.

            16.2 Total Taking

            In case of a Total Taking, this Lease shall terminate on the date of such Taking. For purposes of the preceding sentence, a Taking shall be deemed a "Total Taking" if all of the Leased Premises are taken or if, in Tenant's reasonable opinion, the remainder of the Leased Premises that is not taken is not reasonably susceptible to use by Tenant for the conduct of its business. In the event of a dispute as to whether a Taking constitutes a Total Taking, the matter shall be determined by Expedited Arbitration and (a) if the arbitrator determines that the Taking in question is not a Total Taking the Taking in question shall be deemed a Partial Taking or (b) if the arbitrator determines that the Taking in question is a Total Taking this Lease shall terminate on the later of the date of the determination or the date of such Taking. Basic Rent, Supplemental Rent and Tax Payments due hereunder shall be payable through and apportioned as of the date of termination, and (except as provided in Section 32(b) with respect to any holdover) Tenant shall have no liability for Basic Rent, Supplemental Rent or Tax Payments which would otherwise have been payable after the date of termination. Within 10 Business Days after termination of the Lease in accordance with this Section 16.2, Landlord shall return to Tenant all Basic Rent and Tax Payments previously paid, if any, which is attributable to the period after such termination.

            If this Lease shall terminate pursuant to this Section 16.2 on or prior to June 1 2008, Tenant shall pay to Landlord an amount equal to the sum of
(x) the Unamortized Fit-Out Work Investment as of the date of termination, (y) if the date of termination shall be other than the first day of a month, interest at the Fit-Out Work Interest Rate on such Unamortized Fit-Out Work Investment from the first day of the month in which the date of termination shall occur to the date of termination, and (z) the Notional Make Whole Amount as of the date of termination. In such a case, Tenant shall also reimburse Landlord, within 10 days of Landlord's demand, any document preparation fee, recording fee, attendance fee or similar fee charged by any of Landlord's lenders, not exceeding $10,000 in the aggregate for all lenders, by reason of Landlord applying the sum received pursuant to this paragraph to prepayment of any of Landlord's mortgage debt due to such lender.

            Any claim for compensation resulting from a Total Taking may be settled by Landlord without Tenant's consent. Notwithstanding the foregoing, in case of any Total Taking in respect of which Tenant will be required to make any payment pursuant to the preceding paragraph (i) Tenant shall be entitled, at Tenant's expense, to participate in the prosecution of such claim, and (ii) the same shall not be settled without Tenant's consent unless the amount of such settlement is sufficient to pay in full the Tenant's Total Taking Amount in respect of such Total Taking.

            16.3 Partial Taking

            In case of a Taking other than a Total Taking (a "Partial Taking")
(a) this Lease shall remain in full force and effect; provided, that on the date of such Taking this Lease shall terminate as to the portion of the Leased Premises taken (which portion shall be deemed excluded from the Leased Premises) and if the portion of the Leased Premises that was taken shall include any area designed for tenant occupancy, the Basic Rent shall be reduced by multiplying the same by a fraction, the numerator of which is the rentable square footage of the portion of the Leased Premises that was taken and the denominator of which is the rentable square footage of the Leased Premises prior to the Taking (the "Taking Fraction") and (b) Tenant, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose shall promptly commence Restoration of the Leased Premises (exclusive of the taken portion) and thereafter diligently prosecute the same to completion in accordance with the Plans and Specifications therefor (as approved by Landlord or as determined by the Appropriate Engineer to be required to have been approved by Landlord pursuant to this Lease). Notwithstanding any Partial Taking, the Supplemental Rent shall not be reduced or otherwise abated.

            Any claim for compensation resulting from a Partial Taking may be settled by Landlord without Tenant's consent; provided, that if the portion thereof awarded for Restoration is less than the estimated cost of such Restoration then Tenant shall have a right to approve any such settlement, such approval not to be unreasonably withheld, and if the portion of the Leased

Premises that was taken shall include any Fit-Out Work, then Tenant shall have the right to participate, at Tenant's expense, in the prosecution of such claim and the right to approve any such settlement, such approval not to be unreasonably withheld. Any dispute under the preceding sentence should be resolved by the Appropriate Engineer.

            16.4 Application of Award

            (a) In the event of a Total Taking, the award for such Taking, including interest, if any, paid by the condemning authority through the date of payment of such award (the "Condemnation Proceeds"), shall be paid as follows:

                        (i) Landlord shall first be entitled to receive such portion of the Condemnation Proceeds as shall equal the Notional Main Loan Outstanding Balance on the date of the Total Taking, plus interest thereon at the Main Interest Rate from the date of the Total Taking through the day of payment of such amount to Landlord;

                        (ii) subject to Section 16.4(e), Tenant shall next be entitled to receive such portion of the Condemnation Proceeds as shall equal the amount payable by Tenant pursuant to Section 16.2 by reason of such Total Taking, if any, plus interest thereon at the Fit-Out Work Interest Rate from the date of such payment by Tenant through the day of payment of such amount to Tenant (the amount so payable by Tenant, plus such interest, is herein called "Tenant's Total Taking Amount"); and

                        (iii) Landlord shall be entitled to receive the balance
                              of such Condemnation Proceeds.

            (b) In the event of a Partial Taking, the Condemnation Proceeds shall be paid as follows:

                        (i) Tenant shall first be entitled to receive such portion of the Condemnation Proceeds as shall be awarded for Restoration, plus interest thereon (if paid by the condemning authority) at the rate paid by the condemning authority from the date of the Partial Taking through the day of payment of such amount to the Depositary (and the amount referred to in this clause (i) shall be paid to the Depositary for disbursement in accordance with
                              Article 17); and

                        (ii) (A) If the portion of the Leased Premises that was taken does not include any Fit-Out Work, then Landlord shall be entitled to the entire balance of such award; or (B) if the portion of the Leased Premises that was taken does include any Fit-Out Work, then the balance of such award exclusive of any interest thereon paid by the condemning authority (the "balance to be apportioned") shall be apportioned between Landlord and Tenant such that (x) Landlord shall be entitled to receive all of the balance to be apportioned exclusive of the portion thereof allocable to the Fit-Out Work that was so taken, and (y) Tenant shall be entitled to receive the portion of the balance to be apportioned allocable to the Fit Out Work, and (z) all interest shall be apportioned in the same proportions.

                  (c) If the order or decree in any condemnation or similar proceeding shall fail separately to state the amount of the compensation for Restoration and/or the apportionment of the Condemnation Proceeds pursuant to
Section 16.4(a) or (b), and if Landlord and Tenant cannot agree thereon within 30 days after the final award or awards shall have been fixed and determined, the dispute shall be determined by arbitration.

                  (d) Nothing in this Lease shall preclude Tenant from claiming or receiving from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in respect of Tenant's furniture, furnishings, trade fixtures or business equipment furnished, installed or placed in the Improvements by Tenant at Tenant's sole cost and expense or for moving to a new location or for interruption of, or damage to, Tenant's business; provided, that any award made is separate to Tenant and not part of damages recoverable by Landlord.

                  (e) Notwithstanding the provisions of Section 16.4(a), if and to the extent that on the date of the payment by the condemning authority of the Condemnation Proceeds with respect to any Total Taking Tenant shall not have paid the amount payable by Tenant pursuant to Section 16.2 by reason of such Total Taking, the amount which would otherwise be paid to Tenant under clause
(ii) of Section 16.4 shall be paid to Landlord and shall be a credit against Tenant's obligation under the second paragraph of Section 16.2

            16.5 Temporary Taking

            Sections 16.2 through 16.4 to the contrary notwithstanding, the provisions of this Section 16.5 shall govern any Taking for temporary use. In the case of any Taking for temporary use, this Lease shall remain in effect as to the Leased Premises (including the portion taken) and there shall be no reduction in Basic Rent or (unless otherwise legally required) other change in the obligations of Tenant hereunder. If the term of the temporary Taking shall not extend (a) beyond the next Termination Date in respect of which Tenant has or may then exercise a

Termination Option (the "Next Available Termination Date"), or (b) if Tenant has not exercised any Termination Option and no longer has available any Termination Options, beyond the Expiration Date, then in either such case the entire award shall be payable to Tenant and Tenant shall make Restoration of the Leased Premises in accordance with the requirements of this Lease. If the term of the temporary Taking shall extend (i) beyond the Next Available Termination Date, or
(ii) if Tenant has not exercised any Termination Option and no longer has available any Termination Options, beyond the Expiration Date, then in either such case Tenant need not make Restoration, the portion of the award applicable to the Restoration shall be paid to Landlord and the balance of the award shall be apportioned between Landlord and Tenant as of such Next Available Termination Date or the Expiration Date (as the case may be) by the condemning authority or, if the condemning authority fails to act, by arbitration; provided, that if pursuant to the foregoing provisions of this sentence, such balance is apportioned as of a Next Available Termination Date with respect to which Tenant has not exercised its Termination Option and Tenant shall not thereafter exercise such Termination Option then, in each case, such balance (together with interest thereon at the Prime Rate from the date such award was originally paid to and including the date such reapportioned award is payable) shall be reapportioned between Landlord and Tenant as of the next succeeding Termination Date.

      17. Disbursement of Deposited Sums

            (a) Subject to the provisions of this Article 17 the Depositary shall, from time to time as any Restoration proceeds and within 10 Business Days after receipt of Tenant's request therefor (but in no event more frequently than once during any 30-day period), make disbursements (collectively, "Restoration Advances") to Tenant from the funds deposited with the Depositary pursuant to Sections 15.3(b), 15.4(d)(iii) or 16.4(b)(i) (collectively, the "Deposited Sums") for application to the Costs of the Restoration in question. Simultaneously with the delivery of each such request to the Depositary, Tenant shall give notice thereof to Landlord (which notice shall be accompanied by copies of such request and all other papers delivered to the Depositary).

            (b) No Restoration Advance shall be made on account of any fire or other casualty until Tenant shall have delivered evidence reasonably satisfactory to Landlord that an aggregate amount at least equal to the Significant Proceeds Amount has been expended for Costs in connection with the Restoration, and Restoration Advances on account of any fire or other casualty shall be made only for amounts paid or payable by Tenant for Costs which are in excess of the Significant Proceeds Amount.

            (c) No Restoration Advance (other than the final Restoration Advance) in respect of any fire or other casualty or any Partial Taking shall be due unless Tenant's request for such Restoration Advance shall be accompanied by:

                  (i) a certificate of Tenant addressed to the Depositary and Landlord (in form reasonably satisfactory to Landlord) stating that (A) the amount of the Restoration Advance then requested has been paid or is then duly payable by Tenant to Contractors (whose names and addresses and a description of the work involved shall be stated), (B) the amount of the Restoration Advance then requested (when taken together with the aggregate amount of all Restoration Advances theretofore made by the Depositary) exceeds neither 90% of the Deposited Sums (together with interest on such amount) nor the Installed Value of the Restoration work in question (Tenant's certificate to set forth a calculation of the Installed Value), and (C) no part of cost of the work described in any previous or then pending request for a Restoration Advance has been or is being made the basis for the Restoration Advance then being requested; and

                  (ii) a certificate of the architect or engineer who prepared the related Plans and Specifications addressed to the Depositary and Landlord (in form reasonably satisfactory to Landlord) stating in substance that (A) the calculation of Installed Value as set forth in the certificate referred to in the foregoing clause (i) is correct, (B) the work has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Landlord or as determined by the Appropriate Engineer to have been required to be approved by Landlord pursuant to this Lease) and (C) the unadvanced portion of the Deposited Sums in question, together with any additional amount to be available from the insurer, are at least equal to the Costs of the Restoration which will remain unpaid after giving effect to the Restoration Advance in question.

            (d) No Restoration Advance (including the final Restoration Advance) in respect of any fire or other casualty or any Partial Taking shall be due unless:

                  (i) no certificate delivered to the Depositary or Landlord by Tenant or by any architect or engineer in connection with the Restoration in question shall have been materially incorrect at the time of delivery (Landlord to give notice to Tenant within 10 Business Days after Landlord's receipt of the certificate in question if Landlord contends that such certificate was materially incorrect; any such dispute to be determined by the Appropriate Engineer);

                  (ii) Landlord shall have received true copies of all bills paid or payable by Tenant to Contractors which form the basis for the Restoration Advance in question;

                  (iii) in the case of a Restoration Advance to be made on account of a fire or other casualty, Tenant shall have waived its right to terminate this Lease pursuant to Section 15.4(a) on account of such damage or other casualty; and

                  (iv) no Event of Default shall have occurred and be continuing.

            (e) Neither any final Restoration Advance nor the release of any remaining balance of Deposited Sums pursuant to Article 17(f) shall be made unless:

                  (i) Tenant's request for such Restoration Advance or such release shall be accompanied by (x) a certificate of Tenant addressed to the Depositary and Landlord (in from reasonably satisfactory to Landlord) stating that Tenant's best knowledge (after due inquiry) there shall (after giving effect to such Restoration Advance or release) be no outstanding indebtedness due for labor, materials, supplies, permits or services in any manner connected with the Restoration which if unpaid might be the basis for any type of lien on the Leased Premises, or any part thereof, and that (in the case of a request for a final Restoration Advance) the amount requested has been paid or is then duly payable to Contractors (whose names and addresses and a description of the work involved shall be stated) and (y) a certificate of the architect or engineer who prepared the related Plans and Specifications addressed to the Depositary and Landlord (in form reasonably satisfactory to Landlord) stating that the Restoration work has been fully completed in a good and workmanlike manner and in accordance with the Plans and Specifications (as approved by Landlord or as determined by the Appropriate Engineer to have been required to be approved by Landlord pursuant to this Lease); and

                  (ii) the Depositary and Landlord shall have received (x) an instrument in writing from any title company insuring Landlord's estate in the Leased Premises certifying that there are no undischarged mechanics', laborers' or materialmen's liens affecting any part of the Leased Premises (other than liens, if any, in respect of which Landlord has consented to take security pursuant to Article 13(a)(ii)) and (y) evidence reasonably satisfactory to Landlord that Tenant has obtained waivers of mechanics', laborers' or materialmen's liens or releases of such liens from all Contractors engaged in the Restoration.

            (f) Subject to Article 17(g), any balance of a Deposited Sum (together with interest thereon) remaining with the Depositary upon the completion of any Restoration on account of fire or other casualty or any Partial Taking shall (i) in the case of fire or other casualty, be remitted to Tenant promptly upon its request and (ii) in the case of a Partial Taking, be remitted to Landlord promptly upon its request.

            (g) Notwithstanding anything to the contrary contained in this Lease, upon any early termination of this Lease (including, without limitation, any early termination pursuant to Section 15.4(a)), the Depositary shall forthwith remit to Landlord the balance of all Deposited Sums (together with accrued interest thereon) held by the Depositary immediately prior to such termination.

            (h) Each Restoration Advance shall be made by the Depositary as soon as reasonably practicable, but in no event later than the date which is 30 days after Tenant shall have satisfied all of the applicable conditions to such Restoration Advance specified in this Article 17.

      18. Certificate as to No Default, etc.

      Landlord and Tenant shall each deliver to the other within 10 days after request, an Officer's Certificate stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the dates to which the Basic Rent, Supplemental Rent and Tax Payments have been paid and that, to the best knowledge (after due inquiry) of the party giving such certificate, no Event of Default has occurred and is continuing hereunder, or, if any Event of Default has occurred and is continuing specifying the nature and period of existence thereof, and (c) that, to the best knowledge (after due inquiry) of the party giving such certificate, the other party has fulfilled all of its obligations under this Lease or, if not, stating in what respects such other party has failed to do so. Any Officer's Certificate may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any part thereof or interest therein or by any prospective assignee of this Lease or any prospective subtenant.

      19. Right of Landlord to Perform Tenant's Covenants, etc.

      (a) If Tenant shall fail to make any payment or perform any act required to be made or performed by Tenant hereunder, Landlord may (but shall be under no obligation to) without waiving or releasing any obligation or default:

                  (i) in case of emergency, or reasonably foreseeable or actual criminal liability,

                  (ii) if such failure is under Section 14.1(a), 14.2 or 14.4, and if Landlord shall give notice to Tenant referring to this Section 19(a)
(ii) and specifying such failure and requiring it to be remedied and Tenant shall not remedy such failure within 7 days after the giving of such notice,

                  (iii) if such failure is under Section 14.3, and if Landlord shall give notice to Tenant referring to this Section 19(a)(iii) and specifying such failure and requiring it to be remedied and Tenant shall not remedy such failure within 4 days after the giving of such notice,

                  (iv) if such failure is under Article 12, and if Landlord shall give notice to Tenant referring to this Section 19(a)(iii) and specifying such failure and requiring it to be remedied and Tenant shall not remedy such failure within 15 days after the giving of such notice; provided, that in case such failure cannot with due diligence be remedied by Tenant within a period of 15 days, if Tenant proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the giving of such notice by Tenant within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence,

                  (v) if such failure is under Article 13, or

                  (vi) if such failure is under any provision of this Lease other than Articles 12, 13 or 14, subject to the provisions of Section 19(b), if Landlord shall give notice to Tenant referring to this Section 19(a)(vi) and specifying such failure and requiring it to be remedied and Tenant shall not remedy such failure within 30 days after the giving of such notice; provided, that in case such failure cannot with due diligence be remedied by Tenant within a period of 30 days, if Tenant proceeds as promptly as may be reasonably possible after the giving of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Tenant within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence, make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Leased Premises or any part thereof for such purpose and take all such action thereon as, in the opinion of Landlord, may be necessary or appropriate therefor. All payments so made by Landlord and all costs and expenses (including, without limitation, Costs and attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord within 10 days after Tenant's receipt of Landlord's demand therefor referring to this Article 19 and
Section 22(c) accompanied by copies of all bills therefor.

            (b) If within 15 days after the date on which Tenant receives notice from Landlord under Section 19(a)(vi), Tenant shall commence an arbitration seeking a determination that the matter referred to in Landlord's notice under
Section 19(a)(vi) does not constitute a failure to make a payment or perform an act required to be made or performed hereunder, then (i) Landlord may not make such payment or perform such act for the account and at the expense of Tenant and may not enter upon the Leased Premises or any part thereof for such purpose or take action thereon prior to the date upon which the determination in arbitration is made (the "Determination Date") and (ii) if the action is determined in a manner adverse to Tenant, the 30 day (or longer) period referred to in Section 19(a)(vi) above shall be extended to the date 30 days after the Determination Date (or for such longer period commencing on the Determination Date as may reasonably be required in order to remedy the matters in question with all due diligence).

      20. Assignment; Subleases

            (a) Tenant may, subject to the restrictions on the use of the Leased Premises set forth in this Lease, sublet the Leased Premises or any part thereof, or assign this Lease without the consent of Landlord; provided, that
(i) Tenant shall deliver to Landlord a fully executed counterpart of each such sublease, assignment or other relevant instrument and any modification or amendment of any of the foregoing promptly after execution thereof and shall notify Landlord of any occupancy no later than the date on which such occupancy is to be taken, (ii) no assignment, whether by operation of law, consolidation, merger or otherwise, shall be made unless within 15 days thereafter the assignee shall execute and deliver to Landlord an instrument assuming all the obligations of Tenant under this Lease thereafter accruing, (iii) no sublease, assignment or other transaction and no assumption, shall affect or reduce any of the obligations of Tenant (including the original Tenant and each such assignee) hereunder but this Lease and all the obligations of Tenant (including the original Tenant and each such assignee) hereunder shall continue in full force and effect as the obligations of a principal and not the obligations of a guarantor or surety and (iv) each sublease, assignment or other instrument made by Tenant after the date hereof shall be subject and subordinate to this Lease and the terms and provisions hereof. Each sublease of all or any part of the Leased Premises made by Tenant after the date hereof shall provide that if Landlord shall terminate this Lease prior to the scheduled expiration date of such sublease then, upon Landlord's request, the subtenant thereunder (and anyone holding by, through or under such subtenant) shall attorn to Landlord upon all of the terms, covenants and conditions of such sublease. As and for security for the due and punctual payment and performance of its obligations under this Lease, Tenant hereby assigns to Landlord all rents and other sums due to Tenant under any sublease of all or any part of the Leased


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

Premises; provided, that other than upon the occurrence of and during the continuance of an Event of Default Tenant may (A) freely modify or terminate all or any of the subleases or otherwise deal with all or any of the subtenants, (B) collect rents when due, (C) permit and collect prepayments of rent and (D) retain all such rents (paid when due or prepaid) and other sums free of any claim or lien of Landlord. All amounts received by Landlord pursuant to the preceding sentence shall be set-off against Tenant's obligations hereunder. Tenant shall not mortgage, pledge or otherwise encumber this Lease or any interest therein.

            (b) The interest of Landlord in this Lease and/or in and to the Leased Premises may, at any time, be sold, conveyed, assigned or otherwise transferred, or mortgaged, pledged or otherwise encumbered, without the consent of Tenant. Upon any conveyance of the Leased Premises and the assumption by the new owner of the Leased Premises of the obligations of Landlord hereunder thereafter accruing, the conveyor shall be completely relieved of and from any and all obligations of Landlord hereunder thereafter accruing, and Tenant shall thereupon look only to the new owner of the Leased Premises for the performance of any obligations of Landlord hereunder thereafter accruing.

      21. Vaults

      Landlord shall have no responsibly for title to or any other aspect of vaults and areas, if any, now or hereafter built extending beyond the boundary line of the Land. Tenant may occupy and use the same during the Term, subject to this Lease and any Legal Requirements. No revocation on the part of any governmental department or authority of any license or permit to maintain and use any such vault and areas shall in any way affect this Lease or the amount of the rent or any other charge payable by Tenant hereunder. Tenant shall comply with all such licenses and permits, and if any such license or permit shall be revoked, Tenant shall do and perform all such work as may be necessary to comply with any order revoking the same.

      22. Events of Default; Termination

      Each of the following shall constitute an Event of Default:

            (a) if Tenant shall fail to pay any Basic Rent, Supplemental Rent, Tax Payment or Cancellation Payment, when and as the same becomes due and payable and such failure continues for a period of 7 days after notice from Landlord of such failure referring to this Section 22(a), specifying such failure and requiring it to be remedied is given to Tenant; or

            (b) if, in any period of 12 consecutive months, (i) in two separate instances, Tenant shall fail to pay any Basic Rent, Supplemental Rent or Tax Payment when and as the same becomes due and payable and notice of such failure has been given to Tenant under Section 22(a) and (ii) in a third or later instance, Tenant shall fail to pay any Basic Rent, Supplemental Rent or Tax Payment coming due when and as the same becomes due and payable;

            (c) if Tenant shall fail to pay any sum due to Landlord under the Initial Improvements Agreement or under this Lease other than any Basic Rent, Supplemental Rent or Tax Payment when and as the same becomes due and payable and such failure continues for a period of 30 days after notice from Landlord of such failure referring to this
Section 22(c), specifying such failure and requiring it to be remedied is given to Tenant;

            (d) if Tenant shall fail to pay any amount under Article 19 when due; or

            (e) if Tenant shall fail to perform or comply with any term of
Article 13 or 14 and such failure continues for a period of 15 days after notice from Landlord of such failure referring to this Section 22(e), specifying such failure and requiring it to be remedied is given to by Tenant; or

            (f) if Tenant shall fail to perform or comply with any term of
Article 12, and such failure shall continue for more than 30 days after notice from Landlord of such failure referring to this Section 22(f), specifying such failure and requiring it to be remedied is given to Tenant; provided, that in case such failure cannot with due diligence be remedied by Tenant within a period of 30 days, if Tenant proceeds as promptly as may be reasonably possible after the giving of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Tenant within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence; or

(g) if Tenant shall fail to perform or comply with any term of this Lease or the Initial Improvements Agreement (other than any failure referred to in a previous subdivision of this Article 22), and such failure shall continue for more than 30 days after notice from Landlord of such failure referring to this Section 22(g), specifying such failure and requiring it to be remedied is given to Tenant; provided, that in case such failure cannot with due diligence be remedied by Tenant within a period of 30 days, if Tenant proceeds as promptly as may be reasonably possible after the receipt of such notice and with all due diligence to remedy such failure and thereafter to prosecute the remedying of such failure with all due diligence, the period of time after the receipt of such notice by Tenant within which to remedy such failure shall be extended for such period as may be necessary to remedy the same with all due diligence; provided further that, in the case of this Section 22(g) only, if Tenant within 15 days after the receipt of such notice of default shall dispute the existence of such failure the matter shall be determined by arbitration and if it shall be determined that such failure exists, the time within which Tenant shall have to remedy the same shall run from the date of such determination; provided finally, however, that if (i) by reason of such failure, any Superior Mortgagee shall give notice of default under the Superior Mortgage held by it, and (ii) Landlord shall so notify Tenant, then the immediately preceding proviso shall cease to be effective with respect to such failure and the time within which Tenant shall have to remedy the same shall run from the date of Landlord's notice under this proviso.

      This Lease and the term and estate hereby granted are subject to the limitation that if an Event of Default shall occur then, in addition to any other remedies available to Landlord at law or in equity, Landlord may at any time during the continuance of such Event of Default give to Tenant a notice (a "Lease Termination Notice") specifying a date, not less than five days after the date of such notice, on which specified date this Lease shall terminate, and on such date, subject to Article 25 relating to the survival of Tenant's obligations, this Lease and the term and estate hereby granted shall expire and terminate by limitation and all rights of Tenant under this Lease shall cease, but Tenant shall remain liable for damages as provided herein or pursuant to law. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) occasioned by any Event of Default by Tenant under this Lease shall be payable by Tenant upon demand by Landlord (together with interest thereon at the Interest Rate).

      23. Repossession

      If an Event of Default shall have occurred and be continuing, Landlord, after termination of this Lease pursuant to Article 22, may enter upon and repossess the Leased Premises or any part thereof by summary proceedings or other legal proceedings and may remove Tenant and all other persons and any and all property therefrom. Landlord shall be under no liability for or by reason of such entry, repossession or removal.

      24. Reletting

      At any time or from time to time before or after the repossession of the Leased Premises or any part thereof pursuant to Article 23, Landlord may (but shall have no obligation to) relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its uncontrolled discretion may determine, and may collect and receive the rents therefor. Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

      25. Survival of Tenant's Obligations; Damages

            25.1 Termination of Lease Not to Relieve Tenant of Obligations

            No expiration or termination of the Term pursuant to Article 22 or otherwise (other than a termination of this Lease under and in accordance with Section 1.4, Article 15 or Article 16), and no repossession of the Leased Premises or any part thereof pursuant to Article 23 or otherwise, shall relieve Tenant of its liabilities and obligations accruing hereunder prior to such expiration or termination, all of which shall survive such expiration, termination or repossession. The term "Notional Expiration Date" shall refer to

            (i) if prior to such expiration, termination or repossession pursuant Articles 22 or 23 Tenant shall have exercised any Termination Option, the Termination Date with respect thereto, and

            (ii) if prior to such expiration, termination or repossession pursuant to Article 22 or 23 Tenant shall not have exercised any Termination Option, the Termination Date with respect to the earliest

                  Termination Option which, as of the date of such expiration, termination or repossession, had not lapsed without exercise or been waived or, if all of the Termination Options shall then have lapsed without exercise and/or been waived, the Expiration Date, provided, that, in case of any expiration, termination or repossession pursuant to Articles 22 or 23 arising out of any Event of Default arising out of Tenant's failure timely to pay the Cancellation Payment by reason of the exercise of a Termination Option providing for the termination of this Lease as of September 30, 2004 or September 30, 2006, the Notional Expiration Date shall be deemed for all purposes of this Lease (including without limitation Section 25.2(c) and Section 25.3(b)) to be June 30, 2008. In case of any expiration, termination or repossession pursuant to Articles 22 or 23 arising out of any Event of Default arising out of Tenant's failure timely to pay the Cancellation Payment by reason of the exercise of a Termination Option providing for the termination of this Lease as of September 30, 2004, September 30, 2006 or June 30, 2008, Tenant shall be entitled to a credit against the amounts payable by it under Section 25.2(b) and (c) and Section 25.3(b) equal to the amount of any payments made by Tenant under Section 1.4.

Notwithstanding any provision of this Lease to the contrary (except as provided in the next sentence), in case of any expiration or termination of the Term of this Lease or repossession of the Leased Premises pursuant to Articles 22 or 23, Tenant's liability in respect of any period after the Notional Expiration Date shall be limited to that provided for in Section 25.2 and/or Section 25.3. The preceding sentence shall not release Tenant from (i) any obligations under this Lease with respect to any period after the Notional Expiration Date but prior to Tenant's surrender to Landlord of vacant possession of the Leased Premises, or
(ii) any liability (other than for rent or on account of the non-payment thereof) arising out of any act or omission in violation of this Lease committed by Tenant or any party claiming by, through or under Tenant, or (iii) any obligation which under Section 35(k) survives the termination or expiration of this Lease.

            25.2 Current Damages and Damages in Respect of Supplemental Rent

In the event of any such expiration, termination or repossession pursuant to Articles 22 or 23, Tenant shall pay to Landlord

            (a) (i) immediately upon such expiration, termination or repossession, the Basic Rent, Supplemental Rent, Tax Payments and all other sums required to be paid by Tenant pursuant to this Lease up to the time of such expiration, termination or repossession, and (ii) thereafter Tenant, until the Notional Expiration Date, and whether or not the Leased Premises or any part thereof shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages for Tenant's default, (a) the Basic Rent and Tax Payments and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession (other than Supplemental Rent), plus (b) all reasonable expenses of Landlord in connection with such expiration, termination and repossession and any reletting effected for the account of Tenant pursuant to Article 24 (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparing for such reletting) less (c) the proceeds, if any, of such reletting. Tenant shall pay such current damages monthly on the days on which the Basic Rent and Tax Payments and other sums would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day, plus

            (b) immediately upon such expiration, termination or repossession, if such expiration, termination or repossession shall occur on or prior to June 1, 2008, the sum of (i) the then present value, discounted at the Fit-Out Work Interest Rate, of the Supplemental Rent which would be payable under this Lease from the date of such expiration, termination or repossession for what would be the then unexpired Term in the absence of such expiration, termination or repossession, plus (ii) the Notional Make-Whole Amount as of the date of such expiration, termination or repossession, plus (iii) any charges (other than prepayment or make-whole charges) incurred by Landlord to any of Landlord's then existing lenders by reason of such expiration, termination or repossession.

            (c) upon the Notional Expiration Date, if the Notional Expiration Date is September 30, 2004 or September 30, 2006, the sum of the Basic Rent and Tax Payments that would be payable for the 6 month period following such Notional Expiration Date.

            25.3 Final Damages

            At any time after any such expiration, termination or repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord at its option shall be entitled to recover from Tenant and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all damages under Section 25.2(a)(ii) and
Section 25.2(c) (but not in lieu of damages under Section 25.2(b) which shall be payable in addition to the damages payable under this Section 25.3) beyond the date of such demand, an amount equal to the sum of

                  (a) the excess, if any, of (i) the then present value discounted at the Main Interest Rate in effect on the date of termination of this Lease, of the Basic Rent, Tax Payments and all other sums (exclusive of Supplemental Rent) which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 25.2(a) to pay current damages) to the Notional Expiration Date (such Tax Payments during the First and Second Rent Periods to be determined pursuant to Exhibit B attached hereto and during the Third Rent Period and Fourth Rent Period to be computed based on the assumption that Taxes will increase by three percent per annum (on a compounded basis) over the Taxes in effect for the Tax Year last ended prior to such expiration, termination or repossession), over (ii) the sum of (x) the then present value, discounted at the Prime Rate in effect on the date of termination of this Lease, of the then fair net rental value (i.e. the fixed rent that would be paid assuming that Tenant pays all Taxes and operating expenses for the Improvements) of the Leased Premises for the same period, and (y) the then present value, discounted at the Prime Rate in effect of the date of termination of this

      Lease, of the Taxes for the same period (such Taxes to be computed on the basis of the assumption that Taxes will increase three percent per annum (on a compounded basis) above the Taxes in effect for the Tax Year last ended prior to such expiration, termination or repossession), plus

                  (b) if the Notional Expiration Date is September 30, 2004 or September 30, 2006, the sum of the Basic Rent and Tax Payments that would be payable for the 6 month period following such Notional Expiration Date.

If any statute or rule of law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law, but not in excess of the amount provided by this Section 25.3.

      26. No Waiver

      No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Landlord or Tenant with respect to any other then existing or subsequent breach.

      27. Remedies Cumulative

      Each right, power and remedy of Landlord or Tenant provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord or Tenant of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or Tenant of any or all such other rights, powers or remedies. All sums payable by Tenant to Landlord hereunder (other than the Basic Rent and Supplemental
Rent) shall be deemed additional rent and Landlord shall have all of the same rights, powers and remedies in the case of the failure by Tenant to pay any such sum when due as Landlord would have in the case of the failure by Tenant to pay Basic Rent or Supplemental Rent when due.

      28. Acceptance of Early Termination or Surrender

      No early termination of this Lease (other than pursuant to and in accordance with Section 1.4, Article 15 or Article 16) or surrender to Landlord of this Lease, and no surrender of the Leased Premises or any part thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord, other than such a written agreement and acceptance by Landlord, shall constitute an agreement thereto or acceptance thereof.

      29. No Merger of Title

      There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate or any other leasehold estate in the Leased Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly,
(a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (b) the fee estate or any other leasehold estate in the Leased Premises or any part thereof or any interest in such fee estate or leasehold estate, and no such merger shall occur unless and until all persons, firms, corporations and other entities having an interest in or lien upon (i) this Lease or the leasehold estate created by this Lease and
(ii) the fee estate or any other leasehold estate in the Leased Premises or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

      30. Exculpation

            (a) Except as provided below, no general or limited partner of The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS"), or of any assignee which is a successor to substantially all the assets and business of GS (a "successor-assignee") shall have any personal liability under this Lease and any judgment taken or rendered against GS or any successor-assignee hereunder or related hereto shall be enforceable only against the property of GS or such successor-assignee; provided, that:

                  (i) if at any time GS or a successor-assignee (x) shall dissolve (other than pursuant to, or as a result of, insolvency proceedings) and
(y) shall distribute its assets without adequately providing for any and all of its obligations and liabilities under this Lease, then all persons who were general partners of GS or of such successor-assignee immediately prior to the dissolution shall be personally and jointly and severally liable to GS or such successor-assignee or the benefit of Landlord to extent of any loss, cost, damage or injury which Landlord may suffer as a result of the failure to make adequate provision for such obligations and liabilities; and

                  (ii) this Article 30(a) shall not relieve any general or limited partner of GS or of a successor-assignee from any obligation to restore to GS or such successor-assignee any distributions of cash, property or other assets by GS or such successor-assignee made to such partner which (x) were made at any time when the distributor was insolvent or (y) resulted in the distributor's becoming insolvent. For purposes of this Lease, GS or a successor-assignee shall be "insolvent" if (A) it is generally unable to pay its debts and other liabilities as they become due or (B) the sum of its debts is greater than all of its property at a fair valuation (taking into account this Lease and the liabilities of Tenant hereunder).

This Article 30(a) is for the sole benefit of GS and each successor-assignee. Any other party acquiring the leasehold estate created by this Lease shall have full personal liability hereunder.

            (b) Any judgment taken or rendered against Landlord hereunder or related hereto shall be enforceable only against the interest of Landlord in the Project or, in the event of a sale, financing or other disposition by Landlord of the Project or any part thereof, against cash, property or other assets of Landlord (but not of any member, partner, stockholder, principal, officer or other person or entity which, directly or indirectly, has an interest in Landlord) equal in amount to the proceeds of such sale, financing or other disposition.

      31. Definitions

      As used in this Lease, the following terms have the following respective meanings:

      "Business Day" means any weekday on which the New York Stock Exchange, or its successor, is open for business.

      "Costs" means, with respect to any construction, improvements, alteration, restoration, replacement, repairs, or rebuilding ("work"), the costs charged by contractors, subcontractors and materialmen for all labor, materials, machinery and equipment purchased, leased or used in connection with such work, fees and compensation payable to contractors and subcontractors in connection with such work, governmental fees and charges assessed or incurred in connection with such work, fees and expenses of architects and engineers for estimates, surveys, preliminary investigations, plans, drawings, specifications and supervision related to such work, and the reasonable out-of-pocket expenses of administration, supervision and inspection of such work.

      "Deductible Amount" means, with respect to any insurance policy issued in any month, the product of $500,000 multiplied by the fraction whose numerator is the Index for the third month preceding the month in which such policy is issued and whose denominator is the Index for April, 1997.

      "Hazardous Substances" means any flammable or explosive materials, any petroleum or petroleum products (including oil, crude oil, natural or synthetic gas), any radioactive materials, any asbestos or asbestos containing materials, PCBs, or any other hazardous or toxic waste, material or substance, including, without limitation, any waste, material or substance now or hereafter included in the definition of "hazardous substances," "hazardous wastes," hazardous materials," "toxic substances," "toxic wastes" or "toxic materials" (or similar term) contained in any Legal Requirement.

      "Index" means, for any month the "Consumer Price Index" for such month for all Urban Consumers, New York, New York-Northeastern New Jersey Area (1982-1984 = 100), published by the Bureau of Labor Statistics of the U.S. Department of Labor or any successor index thereto. If the Index ceases to use 1982-1984 = 100 as basis of calculation, then the Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Index in effect at the date of this Lease not been altered. In the event such Index (or a successor index) is not available, another index reasonably selected by Landlord and reasonably acceptable to Tenant shall be substituted therefor.

      "Insurance Requirements" means all terms of or incorporated by reference into any insurance policy covering or applicable to the Leased Premises.

      "Landlord" means only the owner, at the time in question, of the Project, so that in the event of any transfer or transfers of title to the Project and the assumption by the transferee of all of Landlord's obligations and liability hereunder accruing after such transfer, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer.

      "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, health, safety, environmental and other requirements of all governmental, public or quasi-public departments, commissions, boards, courts, authorities and agencies foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Stephaneze Premises (when such term is used in Section 1.3) or to the Leased Premises (when such term is used in any other Section of this Lease).

      The phrase "net annual rental" shall refer to the net annual rental payable under the Ground Lease, as such phrase is used therein.

      "Officer's Certificate" means a certificate signed by a party or a general partner or corporate officer of a party.

      "Permitted Investment" means (i) direct obligations of the United States of America, or obligations for which the full faith and credit of the United States of America is pledged, and obligations of any agency or instrumentality of the United States of America, (ii) obligations of any State of the United States of American or Canada or any Province of Canada or any political subdivision or agency or instrumentality of any thereof rated in the third highest grade or better by two or more of Standard and Poor's Corporation, Moody's Investors Service Inc. or Fitch Investors Service (or their successors),
(iii) any commercial paper issued by a corporation organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof or by any foreign bank having a branch or agency in the United States of America and rated in the second highest grade or better by two or more of Standard & Poor's Corporation, Moody's Investors Service Inc. or Fitch Investors Service (or their successors) and having a maturity not in excess of nine months, (iv) certificates of deposit of, or drafts or bills of exchange accepted generally by, any bank or trust company or any savings and loan association incorporated under the laws of the United States of America or any State thereof or Canada or any Province thereof or by any foreign bank having a branch or agency in the United States of America and, in each case, which has capital and surplus aggregating at least $200,000,000 as of the date of its most recent report of condition and (v) such other securities or investments as Landlord shall from time to time consent to; provided, that in no event shall either of the following be "Permitted Investments": (a) any security of, or investment in, any person or entity in which Tenant and/or any affiliate of Tenant have (either directly or indirectly) a 5% or greater equity interest or (b) a security or investment of any kind whose stated maturity is longer than 3 years.

      "Prime Rate" means the prime interest rate announced by Morgan Guaranty Trust Company of New York (or, if Morgan Guaranty Trust Company of New York shall not exist or shall cease to publish such rate, such other bank in New York, New York as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York.

      "Plans and Specifications" means plans and specifications prepared by a reputable and licensed architect or engineer regularly involved in first-class office buildings in the Borough of Manhattan in work of the nature described in such Plans and Specifications.

      "Qualified Hazardous Substance" means any Hazardous Substance which (a) exists in the Leased Premises on the date of this Lease or (b) is introduced by Landlord, Landlord's agents, employees, contractors, or licensees, into the Leased Premises after the date of this Lease.

      "Significant Proceeds Amount" means with respect to any damage or destruction or Taking, the product of $5 million multiplied by the fraction whose numerator of which is the Index for the third month preceding the month in which such damage or destruction or Taking occurs and whose denominator is the Index for April, 1997.

      "Taking" means a taking during the Term of all or any part of the Leased Premises, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Leased Premises or any part thereof.

      "Tenant" means the tenant originally named herein or any successor or assign.

      "Witkoff Management Agreement" means the Management Agreement of even date herewith between Tenant and The Witkoff Group LLC as the same may be assigned, amended, restated or supplemented from time to time.

      The words "enter", "re-enter", "entry" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

      32. End of Lease Term

            (a) Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises free and clear of all tenancies and occupancies and in good order and condition, ordinary wear and tear and damage which Tenant is not required hereunder to repair excepted.

            (b) If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental (in addition to any and all amounts payable by Tenant upon such expiration or termination of this Lease) for each month of the holdover tenancy an amount equal to the greater of (i) 125% of the fair market rental value of the Leased Premises for such month, or (ii) 125% of the Basic Rent and Tax Payments which Tenant was obligated to pay for the month immediately preceding the end of the Term; provided, that

                        (x) if such holdover shall continue for more than three
                  months the percentage under each of clause (i) and clause (ii) shall increase for periods after the third month to 150%, and

                        (y) if such holdover shall continue for more than six
                  months the percentage under clause (ii) shall increase for periods after the sixth month to 200%.

The aforesaid holdover rent shall be Landlord's sole monetary remedy on account of such holdover, but Tenant shall not be deemed released from its obligation to pay damages under Article 25 or from any obligation which under Section 35(k) survives the termination or expiration of this Lease. Tenant shall not be liable for Supplemental Rent in respect of any holdover, or for any consequential or other damages incurred by Landlord on account of such holdover. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 32(b) shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

      33. Notices

      All notices, requests, demands, certifications and other communications hereunder (each, a "Notice") shall (except in the case of the telephonic notices expressly permitted under this Lease) be in writing and shall be delivered by
(a) personal delivery, (b) United States mail, certified or registered, postage prepaid, return receipt requested, or (c) nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease or to such other place as the party to be notified may from time to time designate by at least 10 days' notice to the notifying party. Notices by either party may be given by such party's attorney. Each notice shall be deemed to have been given on the date such notice is actually received as evidenced by a written receipt therefor, and in the event of such failure to deliver by reason of changed address of which no notice was given or refusal to accept delivery, as of the date of such failure.

      Whenever Landlord gives any Notice under this Lease, it shall give a copy thereof in the same manner to Tenant at 85 Broad Street, New York, New York 10004, Attention: General Counsel, or at such other place as the party to be notified may from time to time designate by at least 10 days' notice to the notifying party.

      Whenever Tenant gives any Notice under this Lease, it shall give a copy thereof in the same manner to Landlord at 156 William Street, New York, New York 10038, Attention: James F. Stomber, Esq. or at such other place as the party to be notified may from time to time designate by at least 10 days' notice to the notifying party.

      34. Annual Reports

      Within 120 days of the end of each of Tenant's fiscal years ending during the Term, Tenant shall furnish to Landlord a statement of operating expenses for the Improvements for such fiscal year together with a schedule of subleases of all or any part of the Leased Premises indicating the premises demised, commencement date, expiration date, renewal options, base rent and escalation provisions.

      35. Miscellaneous

            (a) If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. All covenants and obligations of Landlord and Tenant hereunder which are not fully performed upon the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

            (b) This Lease may be changed or amended only by an instrument in writing, signed by the party against whom enforcement of such change or amendment is sought.

            (c) Subject to Article 20, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            (d) This Lease shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            (e) The headings in this Lease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. References herein to sections are, unless otherwise indicated, references to sections hereof.

            (f) Landlord and Tenant each represents to the other that it has dealt with no broker (other than affiliates of Tenant) in connection with the negotiation and execution of this Lease. Tenant shall pay, and shall indemnify and defend Landlord against any claims for, any commission with respect to this Lease due to any such affiliate.

            (g) Landlord and Tenant hereby waive trial by jury in any action arising under this Lease.

            (h) No matter concerning this Lease shall be arbitrable unless arbitration of such matter is specifically provided for herein. Except (1) as provided in Section 2.2 with respect to any arbitration under said Section and
(2) as provided in Article 36 with respect to any arbitration under any provision of this Lease providing for Expedited Arbitrations, in any instance in this Lease in which arbitration is specifically provided for, such arbitration shall be conducted pursuant to the rules of the American Arbitration Association, or if the American Arbitration Association shall have ceased to function as an arbitration association, of a successor or comparable organization and the arbitrators shall be persons experienced in matters of the same general nature as the matter subject to arbitration. If, in any arbitration, the arbitrator or arbitrators shall award any sum to be paid by one party hereto to the other, the arbitrators shall also award interest thereon, computed at the Prime Rate in effect from time to time, from the date (prior to such arbitration) on which, according to the terms hereof, such sum was to have been paid.

            (i) In any instance in this Lease in which Landlord covenants not unreasonably to withhold its consent or approval, Tenant's sole remedy in case of such unreasonable withholding is an action for specific performance or injunction directing such consent or approval and Landlord shall have no liability for monetary damages. In any instance in this Lease in which Tenant covenants not unreasonably to withhold its consent or approval, Landlord's sole remedy in case of such unreasonable withholding is an action for specific performance or injunction directing such consent or approval and Tenant shall have no liability for monetary damages. In any such action, the prevailing party shall be entitled to recover its reasonable attorneys fees and disbursements from the other party.

            (j) Neither Landlord nor Tenant shall, without the consent of the other party, refer to the other party, this Lease or any related transaction in any advertising, promotional material, publicity, press release or similar material. This Article 35(j) shall not prohibit disclosures in any offering materials relating to any securitization of any mortgage debt on the Leased Premises or relating to any other type of public or private security offering.

            (k) No expiration or termination of the Term shall relieve Landlord or Tenant of its respective liabilities and obligations.

                  (1) accruing hereunder prior to such expiration or termination, or

                  (2) provided by this Lease to be performed after such expiration or termination (including without limitation Tenant's obligations under Section 15.4(k) in case of any termination of this Lease pursuant to Section 15.4), all of which shall survive such expiration or termination.

            (l) If any governmental agency or any electric, gas, water, steam, sewer or telecommunications utility or supplier shall require or request that any application or other document or instrument required or requested by it to be furnished to it in connection with any Alterations or with any electric, gas, water, steam, sewer or telecommunication service to the Leased Premises be executed by the owner of the Leased Premises, Landlord shall within

                        (1) prior to Tenant's opening for the conduct of
                  business in the Leased Premises, 2 Business Days after the submission of such application, document or instrument to it by Tenant, or

                        (2) thereafter, 5 Business Days after the submission of
                  such application, document or instrument to it by Tenant,

execute and return the same to Tenant. Notwithstanding the foregoing, Landlord shall have no obligation to execute and return any such application, document or instrument unless such application, document or instrument is either (i) reasonable, or (ii) customarily required by any governmental agency or any electric, gas, water, steam, sewer or telecommunications utility or supplier in situations similar to the situation in question, or (iii) required by any Legal Requirement. Any dispute as to whether Landlord shall be obligated to execute and return any application, document or instrument shall be subject to Expedited Arbitration. If Tenant shall prevail and Landlord shall not execute and return such application, document or instrument within 2 Business Days of the decision in arbitration, Tenant is hereby appointed as attorney-in-fact of Landlord to execute such application, document or instrument.

            (m) This Lease shall be construed without regard to any presumption or other rule requiring construction against the party which drafted or caused to be drafted the provisions hereof.

            (n) If on (i) the date of any termination of this Lease pursuant to
Section 15.4, (ii) the date of any termination of this Lease pursuant to Section 16.2, or (iii) any expiration, termination or repossession pursuant to Article 22 or 23, the aggregate amount theretofore disbursed by Landlord pursuant to
Section 7 of the Initial Improvements Agreement shall be less than the Owner's FOW Cost Limit (as defined in the Initial Improvements Agreement), then (x) the amount of the excess of the Owner's FOW Cost Limit over such aggregate amount theretofore disbursed is herein called the "Credit Amount", and (y) notwithstanding any provision of this Lease to the contrary, Tenant shall be entitled to a credit equal to the Credit Amount against (1) in the case of clause (i) above, the amount payable under Section 15.4(h)(ii), (2) in the case of clause (ii) above, the amount payable under the second paragraph of Section 16.2, and (3) in the case of clause (iii) above, the amount payable under
Section 25.2(b). Promptly after Landlord's request given at any time after the aggregate amount disbursed by Landlord pursuant to said Section 7 shall exceed Owner's FOW Cost Limit, Tenant shall execute an instrument, in form reasonably satisfactory to Landlord, confirm such fact and that Tenant shall have no right to any credit pursuant to this Section 35(n).

            (o) At the request of either party, the parties shall execute, deliver and acknowledge a memorandum of this Lease under Section 291-c of the Real Property Law, and any other documents required in connection with the recording thereof. The requesting party shall bear the costs of recording the same.

      36. Expedited Arbitration.

            The term "Expedited Arbitration" shall refer to arbitration under this Article 36. In any case under this Lease in which a matter is to be determined by Expedited Arbitration, either party may give notice to the other stating that it wishes such dispute to be so determined. The arbitrator in any such matter shall be the first of the following that is able and willing to act as such:

                                    Lee Kuntz
                                   Lloyd Shor

If none of such named persons shall be able and willing to act as the arbitrator, the parties shall apply to the American Arbitration Association located in the City of New York for the designation of such arbitrator and if no arbitrator shall have been appointed within 10 Business

Days then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. Any arbitrator so appointed shall be an attorney who is a partner at a law firm having at least 100 attorneys and shall have at least 15 years experience in the practice of commercial real estate in the Borough of Manhattan. The arbitrator shall conduct such hearings as he or she may deem appropriate, and shall notify Landlord and Tenant of his or her determination as soon as practicable, and, if reasonably possible, within 5 Business Days after the designation of the arbitrator. Judgment upon any decision rendered in arbitration held pursuant to this Article 36 shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this
Article 36, and the parties shall share the fees of the arbitrator and all other expenses and fees of any such arbitration. The arbitrator shall select as his or her determination the determination of either Landlord or Tenant in the matter that is in dispute, except that in arbitrations under Section 1.3, Article 38 or
Article 39 the arbitrator may make his or her determination partially in favor of one party and partially in favor of the other, but in no event shall the arbitrator make any award in excess of the amount claimed due by Tenant. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

      37. Subordination

            (a) Subject to Section 37(b), this Lease is subject and subordinate to each mortgage (a "Superior Mortgage") which may now or hereafter affect all or any portion of the Leased Premises. The mortgagee under a Superior Mortgage is called a "Superior Mortgagee". Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord or a Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee, provided such amendment shall not (i) increase the rent, (ii) reduce or extend the Term, (iii) enlarge or diminish the Leased Premises, (iv) other than to a de minimis extent, increase Tenant's obligations under this Lease or reduce Landlord's obligations under this Lease,
(v) other than to a de minimis extent, reduce Tenant's rights under this Lease or increase Landlord's rights under this Lease, or (vi) other than to a de minimis extent, otherwise adversely affect Tenant. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage Tenant, upon request of any person succeeding to the interest of Landlord (a "Successor Landlord"), shall automatically become the tenant of such Successor Landlord upon the terms of any Non-Disturbance Agreement between Tenant and the applicable Superior Mortgagee.

            (b) Notwithstanding Section 37(a), this Lease shall not be subject and subordinate to any Superior Mortgage unless the Superior Mortgagee under such Superior Mortgage shall have executed and delivered to Tenant a non-disturbance agreement in the form attached hereto as Exhibit D or another form no less favorable to Tenant in any material respect (a "Non-Disturbance Agreement"). Anything contained in Section 37(a) to the contrary notwithstanding, if (i) such Superior Mortgagee executes and delivers to Tenant a Non-Disturbance Agreement accompanied by a notice from Landlord including the following statement in block capital letters -THIS NOTICE IS BEING GIVEN UNDER
SECTION 37(B)

OF YOUR LEASE. YOUR FAILURE TIMELY TO RESPOND MAY RESULT IN LANDLORD BEING DEEMED TO HAVE SATISFIED ITS OBLIGATION UNDER SAID SECTION 37(B) WITH RESPECT TO THE MORTGAGE IN QUESTION - and (ii) Tenant either fails or refuses to execute and deliver such Non-Disturbance Agreement within 15 Business Days after delivery of such Non-Disturbance Agreement to Tenant, then, so long as such Superior Mortgagee does not withdraw such Non-Disturbance Agreement and the same remains available for acceptance and execution by Tenant, Landlord shall be deemed to have satisfied its obligation under this Section 37(b) and shall have no further obligation to deliver to Tenant a Non-Disturbance Agreement with respect to the Superior Mortgage in question.

      38. Landlord's Failure to Pay Taxes

            (a) If Tenant believes that Landlord has failed timely to pay to the appropriate governmental agency any amount which Landlord is required by Section
11.2 to pay, then (i) Tenant may give Landlord a notice (an "Article 38 Demand Notice") specifying and identifying such amount (an "Article 38 Demand Amount") and containing the following statement in block capital letters: "THIS NOTICE IS BEING GIVEN UNDER ARTICLE 38 OF OUR LEASE. YOUR FAILURE TIMELY TO PAY THE TAXES HEREIN SPECIFIED AND FURNISH EVIDENCE THEREOF TO TENANT WILL RESULT IN TENANT HAVING THE RIGHT TO PAY SUCH TAXES AND OFFSET THE AMOUNT SO PAID AGAINST RENT DUE UNDER THE LEASE" and (ii) at any time on or after the 30th day after the giving of such Article 38 Demand Notice Tenant may pay the Article 38 Demand Amount or any portion thereof to the appropriate governmental agency (together with all interest, penalties, late charges and similar fees thereon or with respect thereto); provided, that if within 30 days after the giving of the
Article 38 Demand Notice Landlord notifies Tenant that Landlord has paid all of such Article 38 Demand Amount to the appropriate governmental agency (together with all interest, penalties, late charges and similar fees thereon or with respect thereto) (which notice shall include evidence of such payment) and Landlord has actually done so Tenant shall not be entitled to make payment of the Article 38 Demand Amount or any portion thereof, and if within 30 days after the giving of such Article 38 Demand Notice Landlord notifies Tenant that Landlord has paid a portion identified and specified in such notice of the
Article 38 Demand Amount to the appropriate governmental agency (together with all interest, penalties, late charges and similar fees thereon or with respect thereto) (which notice shall include evidence of such payment) and Landlord has actually done so Tenant may pay only the balance of such Article 38 Demand Amount not so paid by Landlord or any portion of such balance to the appropriate governmental agency (together with all interest, penalties, late charges and similar fees thereon or with respect thereto). The amount paid by Tenant pursuant to this Section 38(a) is called an "Article 38 Advance").

            (b) If Tenant makes an Article 38 Advance in accordance with Section 38(a), then, except as otherwise provided in Section 38(c), (i) Landlord shall reimburse to Tenant within 15 days after Tenant's demand therefor the amount of the Article 38 Advance, together with interest thereon at the Interest Rate from the date of payment by Tenant to the date on which Landlord so reimburses Tenant, (ii) if Landlord shall fail timely to make such reimbursement, Tenant shall have the right to set-off the amount of the Article 38 Advance together with such interest thereon against the rent under this Lease (exclusive of the Supplemental Rent), and (iii) Landlord shall be deemed to have waived its right to claim that such setoff was improper or constitutes a failure to pay rent or other default under this Lease; provided, that Landlord shall have the right to bring and maintain a separate action against Tenant as provided for in Section 38(d).

            (c) If within 30 days after the giving of the Article 38 Demand Notice, Landlord notifies Tenant (an "Article 38 Dispute Notice") that Landlord believes that all or a portion identified and specified in such Article 38 Dispute Notice of the Article 38 Demand Amount is not required by Section 11.2 to be paid by Landlord or is not overdue (in either case all or such identified and specified portion being herein called the "Disputed Article 38 Amount"), then Landlord shall not be required to reimburse Tenant and Tenant shall not have a right of set-off with respect to the Disputed Article 38 Amount except to the extent that the dispute with respect thereto is resolved in Tenant's favor in accordance with the next sentence. Tenant shall have the right, with respect to any such dispute, to elect by notice to Landlord that such dispute be resolved by litigation or Expedited Arbitration, but any such election shall be irrevocable with respect to the dispute in question.

            (d) If Landlord does not timely give an Article 38 Dispute Notice, Landlord shall nevertheless have the right to recover from Tenant by separate action so much of the Article 38 Demand Amount setoff by Tenant as Landlord was not required by Section 11.2 to pay or which was not overdue; provided, that Landlord's sole remedy in such an action shall be a money judgment against Tenant.

            (e) Notwithstanding the provisions of Section 20(b) or the provisions of the definition of the term "Landlord" set forth in Article 31, Tenant's rights under this Article 38 shall survive any sale, conveyance, assignment or other transfer of the Leased Premises and after any thereof shall continue to be enforceable against the new owner of the Leased Premises, notwithstanding that the amounts to which such rights relate were originally required to be paid by such new owner's predecessor.

            (f) The provisions of this Article 38 shall also be applicable to the net annual rental which Landlord is required to pay under the Ground Lease, mutatis mutandis. In applying such provisions to such net annual rent, references in this Article 38 to the "appropriate governmental agency" shall be deemed to refer to the landlord under the Ground Lease and references in this
Article 38 to "Section 11.2" shall be deemed to refer to the provisions of the Ground Lease requiring the payment of net annual rental.

      39. Landlord's Failure to Pay Costs of Base Building Upgrade Work or Fit-Out Work

            (a) If Tenant believes that Landlord has failed timely to pay to the appropriate party any amount which Landlord is required by Section 6 or 7 of the Initial Improvements Agreement to pay, then (i) Tenant may give Landlord a notice (an "Article 39 Demand Notice") specifying and identifying such amount (an "Article 39 Demand Amount") and containing the following statement in block capital letters: "THIS NOTICE IS BEING GIVEN UNDER ARTICLE 39 OF

OUR LEASE. YOUR FAILURE TIMELY TO PAY THE COSTS HEREIN SPECIFIED AND FURNISH EVIDENCE THEREOF TO TENANT WILL RESULT IN TENANT HAVING THE RIGHT TO PAY SUCH COSTS AND OFFSET THE AMOUNT SO PAID AGAINST RENT DUE UNDER THE LEASE" and (ii) at any time on or after the 10th day after the giving of such Article 39 Demand Notice Tenant may pay the Article 39 Demand Amount or any portion thereof to the appropriate party (together with all interest, penalties, late charges and similar fees thereon or with respect thereto) provided, that if within 10 days after the giving of the Article 38 Demand Notice Landlord notifies Tenant that Landlord has paid all of such Article 39 Demand Amount to the appropriate party (together with all interest, penalties, late charges and similar fees thereon or with respect thereto) (which notice shall include evidence of such payment) and Landlord has actually done so Tenant shall not be entitled to make payment of the Article 39 Demand Amount or any portion thereof and if within 10 days after the giving of such Article 39 Demand Notice Landlord notifies Tenant that Landlord has paid a portion identified and specified in such notice of the
Article 39 Demand Amount to the appropriate party (together with all interest, penalties, late charges and similar fees thereon or with respect thereto) (which notice shall include evidence of such payment) and Landlord has actually done so Tenant may pay only the balance of such Article 39 Demand Amount not so paid by Landlord or any portion of such balance to the appropriate party (together with all interest, penalties, late charges and similar fees thereon or with respect thereto). The amount paid by Tenant pursuant to this Section 39(a) is called an "Article 39 Advance").

            (b) If Tenant makes an Article 39 Advance in accordance with Section 39(a), then, except as otherwise provided in Section 39(c), (i) Landlord shall reimburse to Tenant within 15 days after Tenant's demand therefor the amount of the Article 39 Advance, together with interest thereon at the Interest Rate from the date of payment by Tenant to the date on which Landlord so reimburses Tenant, (ii) if Landlord shall fail timely to make such reimbursement, Tenant shall have the right to setoff the amount of the Article 39 Advance together with such interest thereon against the rent under this Lease, and (iii) Landlord shall be deemed to have waived its right to claim that such setoff was improper or constitutes a failure to pay rent or other default under this Lease and its right to bring and maintain a separate action against Tenant to recover all or any portion of the Article 39 Demand Amount.

            (c) If within 10 days after the giving of the Article 39 Demand Notice, Landlord notifies Tenant (an "Article 39 Dispute Notice") that Landlord believes that all or a portion identified and specified in such Article 39 Dispute Notice of the Article 39 Demand Amount is not required by Section 6 or 7 of the Initial Improvements Agreement to be paid by Landlord or is not overdue (in either case all or such identified and specified portion being herein called the "Disputed Article 39 Amount"), then Landlord shall not be required to reimburse Tenant and Tenant shall not have a right of set-off with respect to the Disputed Article 39 Amount except to the extent that the dispute with respect thereto is resolved in Tenant's favor in accordance with the next sentence. Tenant shall have the right, with respect to any such dispute, to elect by notice to Landlord that such dispute be resolved by litigation or Expedited Arbitration, but any such election shall be irrevocable with respect to the dispute in question.

            (d) Notwithstanding the provisions of Section 20(b) or the provisions of the definition of the term "Landlord" set forth in Article 31, Tenant's rights under this Article 39 shall survive any sale, conveyance, assignment or other transfer of the Leased Premises and after any thereof shall continue to be enforceable against the new owner of the Leased Premises, notwithstanding that the amounts to which such rights relate were originally required to be paid by such new owner's predecessor.

            (e) For purposes of computing the Base Building Savings, the Base Building Savings Constant Payment and the Base Building Savings Credit, Landlord shall be deemed to have disbursed pursuant to Section 6 of the Initial Improvements Agreement all amounts reimbursed by Landlord or set-off by Tenant pursuant to this Article 39, exclusive of all such amounts representing interest, penalties, late charges or similar fees paid by Tenant or interest paid by Landlord. The resulting decrease in the Base Building Savings Constant Payment and Base Building Savings Credit shall be effective as of the Basic Rent payment date next following such reimbursement or set-off and, if such Basic Rent payment date shall be after the Rent Commencement Date, shall be computed with respect to the number of months provided for in the definition of "Base Building Constant Monthly Payment" minus the number of months in the period commencing with the Base Building Savings Commencement Date and ending on the day preceding the day prior to such Basic Rent payment date, rather than the number of months provided for in the definition of "Base Building Constant Monthly Payment". Promptly after such reimbursement or set-off Landlord and Tenant shall join in one or more supplements to the instruments referred to in the penultimate paragraph of Section 1.6 confirming the matters set forth in this Section 39(e). The failure of either party to execute such supplement shall not constitute a default hereunder or otherwise affect this Lease.

            (f) Each Article 39 Advance shall constitute a loan from Tenant to Landlord and notwithstanding Tenant's having made such Article 39 Advance the Base Building Upgrade Work and/or the Fit-Out Work to which such Article 39 Advance shall relate, shall nonetheless constitute the property of Landlord, a part of the Lease Premises and subject to the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this lease to be duly executed and delivered, all as of the date and year first above written.

                              TEN HANOVER L.L.C.
                                    By: NEXT GENERATION DEVELOPMENT, L.L.C.
                                        its sole manager

                                    By: /s/ Steven C. Witkoff
                                        -------------------------------------
                                        Steven C. Witkoff, its sole manager


                              THE GOLDMAN SACHS GROUP L.P

                                    By: /s/ Edward F. Markiewicz
                                        -------------------------------------
                                        Edward F. Markiewicz
                                        Attorney-in-Fact

                                    Exhibit A

                                    The Land

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City and State o New York, more particularly bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northeasterly side of Hanover Square and the southeasterly side of Pearl Street;

RUNNING THENCE Northeasterly along the southeasterly side of Pearl Street,
187.129 feet to a point;

THENCE RUNNING along a line forming an interior angle of 92 degrees 26 minutes 50 seconds to the last mentioned course, 120.854 feet to the northwesterly side of Water Street;

THENCE RUNNING along the northwesterly side of Water Street, 189.352 feet to the northeasterly side of Hanover Square;

THENCE RUNNING along the northeasterly side of Hanover Square, 138.897 feet to the point or place of BEGINNING.

                                    Exhibit B

                              Initial Tax Payments

--------------------------------------------------------------------------------
The monthly Tax Payment due on the first day                        is
   of each month of the 12 month period
            beginning July 1,
--------------------------------------------------------------------------------
              1998                                               7,189.00
--------------------------------------------------------------------------------
              1999                                              14,593.67
--------------------------------------------------------------------------------
              2000                                              22,220.48
--------------------------------------------------------------------------------
              2001                                              30,076.09
--------------------------------------------------------------------------------
              2002                                              38,167.38
--------------------------------------------------------------------------------
              2003                                              46,501.40
--------------------------------------------------------------------------------
              2004                                              55,085.44
--------------------------------------------------------------------------------
              2005                                              63,927.00
--------------------------------------------------------------------------------
              2006                                              73,033.81
--------------------------------------------------------------------------------
              2007                                              82,413.83
--------------------------------------------------------------------------------

                                    Exhibit C

                             Permitted Encumbrances

1) Lease dated July 13, 1965, from Helen H. Arnold, individually and as the Executrix of the Estate of Thomas B. Hall, deceased, Patricia Arnold, as infant by Helen H. Arnold her General Guardian and Elizabeth J. Hall, as lessor, to Cradle Realty Corporation, as lessee, a memorandum of which is recorded in Reel 5335 at Page 210, as amended by Amendment to Lease dated May 15, 1969 and recorded November 5, 1969 in Reel 155 at Page 1135 and by Agreement dated as of August 1, 1985 between Helen H. Arnold and Patricia Arnold Lawless, as landlord, and The Hanover Square Company, as tenant, affecting a portion of the Land.

2) Amended and Restated First Mortgage, Consolidation and Security Agreement between Ten Hanover LLC and CS First Boston Mortgage Capital Corp. dated as of November 15, 1996 recorded November 27, 1996 in Reel 2396 at page 1552 and all of the mortgages referred to therein.

3) First Assignment of Leases and Rents, made by Ten Hanover LLC to CS First Boston Mortgage Capital Corp., dated November 15, 1996 recorded November 27, 1996 in Reel 2396 page 1634.

4) Second Mortgage and Security Agreement made by Ten Hanover LLC to CS First Boston Mortgage Capital Corp. dated November 15, 1996 recorded November 27, 1996 in Reel 2396 at page 1546, as amended by First Modification of the Second Mortgage and Security Agreement dated __________, recorded __________ in Reel ___ at page ___, and by the Second Modification of the Second Mortgage and Security Agreement dated August 14, 1997, intended to recorded.

5) Second Assignment of Leases and Rent, made by Ten Hanover LLC to CS First Boston Mortgage Capital Corp., dated November 15, 1996 recorded November 27, 1996 in Reel 2396 page 1729.

6) Additional Mortgage and Security Agreement made by Ten Hanover LLC to CS First Boston Mortgage Capital Corp. dated August 14, 1997, intended to be recorded.

7) Additional Assignment of Leases and Rent, made by Ten Hanover LLC to CS First Boston Mortgage Capital Corp., dated November 14, 1997, intended to be recorded

8) Reservation of Water Course as set forth in deed recorded in Liber 3735 page 36.

9)    Any state of facts as an accurate survey may show.

                                    Exhibit D

                            Non-Disturbance Agreement

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made as of the _______ day of _____________, ___ by and among [_______________], a _________________ having an address at _____________ ("Mortgagee"), and THE
GOLDMAN SACHS GROUP, L.P., a Delaware limited partnership having an office at 85 Broad Street, New York, N.Y. 10004 ("Tenant")

                              W I T N E S S E T H:

      WHEREAS, TEN HANOVER LLC, a New York limited liability company ("Landlord") and Tenant have entered into (i) a lease dated as of ____________, with respect to the land described on Exhibit A hereto and all buildings, structures, fixtures and equipment thereon (the "Original Lease") and (ii) an initial improvements agreement dated as of __________, with respect to certain improvements to be made in and to the premises demised by the aforesaid lease (the "Original Initial Improvements Agreement") (the Original Lease and the Original Initial Improvements Agreement, along with any amendments to either thereof to which Mortgagee consents in writing, being referred to hereinafter as the "Lease" and the premises demised by the Lease from time to time being referred to hereinafter as the "Premises");

      WHEREAS, Mortgagee is the holder of the mortgages described on Exhibit B hereto (collectively, together with all renewals, modifications, consolidations, replacements, substitutions, additions and extensions, and as spread or consolidated, the "Mortgages"), which encumber the Premises and Landlord's interest in the Lease;

      WHEREAS, the Lease provides that, upon execution and delivery of this Agreement, the Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the lien of the Mortgages, and to all advances now or hereafter made under or secured by the Mortgages; and

      WHEREAS, Mortgagee and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

      NOW, THEREFORE, in consideration of the agreements of the parties contained herein, the parties hereby agree as follows:

      1. Tenant hereby confirms that the Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the lien of the Mortgages, and to all advances now or hereafter made under or secured by the Mortgages. Notwithstanding the provisions of this Paragraph 1 or any other provision hereof or any of the provisions of the Mortgages, Mortgagee specifically agrees that all insurance proceeds and all proceeds of any Taking (as such term is defined in the Lease) shall be paid, held and applied as provided for in the Lease; provided, however, that when, if and to the extent that the Lease provides that any


                                      D-1-
such proceeds are to be paid to Landlord, the provisions of the Mortgages shall govern and control such proceeds as between Landlord and Mortgagee.

      [In any non-disturbance agreement executed and delivered prior to the full disbursement of all amounts required to be available to pay Owner's BBW Cost Installments and Owner's FOW Cost Installments under Sections 6 and 7 of the Original Initial Improvements Agreement, insert the following paragraph:

      Mortgagee further agrees that all of the funds required by Sections 6 and 7 of the Original Initial Improvements Agreement to be available to pay Owner's BBW Cost Installments and Owner's FOW Cost Installments (as such terms are defined in the Original Initial Improvements Agreement) shall be held in separate bank accounts under Mortgagee's control and, provided that Tenant shall not be in default under the Lease beyond the applicable grace period provided for therein with respect to the default in question, shall be used and applied in accordance with said Sections 6 and 7, and that, provided that Tenant shall not be in default under the Lease beyond the applicable grace period provided for therein, all rights of Mortgagee in and to said funds shall be subject and subordinate in all respects to Tenant's rights under said Sections 6 and 7 to require that such funds be so used and applied.]

      2. Provided that Tenant shall not be in default under the Lease beyond the applicable grace period provided therein with respect to the default in question as of the date Mortgagee commences a foreclosure action or proceeding to enforce the Mortgages, (a) Tenant shall not be named as a party in any foreclosure action or proceeding to enforce the Mortgages (unless such joinder shall be required under applicable law, and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding) nor shall the Lease be cut off or terminated nor Tenant's possession or other rights thereunder be disturbed in any such action or proceeding and (b) subject to the provisions of Paragraphs 4 and 5 of this Agreement, Mortgagee will recognize the Lease and Tenant's rights thereunder.

      3. Upon any foreclosure of the Mortgage or other acquisition of the Premises (whether by deed-in-lieu of foreclosure, in connection with a proceeding under the United States Bankruptcy Code or any amendments, modifications or supplements thereto or replacements thereof (the "Code") or otherwise), Tenant shall attorn to Mortgagee or any other party acquiring said property or so succeeding to Landlord's rights (any such party, including Mortgagee in such capacity, being the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease, and Tenant shall promptly execute and deliver any instruments that the Successor Landlord may reasonably request in writing to evidence further said attornment.

      4. Upon such attornment, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all the terms, covenants and conditions thereof except that, subject to the provisions of Paragraph 5 below, the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under the Lease, but Successor Landlord shall be liable for any act or omission of Successor Landlord under the Lease occurring after such attornment, including the failure of Successor Landlord to remedy, within a reasonable time after such attornment, any default by Landlord in performing any of its obligations under the Lease which


                                      D-2-
continues after such attornment, (b) subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord or any predecessor landlord, but Successor Landlord shall be subject to any offset, defense, claim or counterclaim available to the Tenant under the Lease accruing after such attornment, (c) bound by any payment of rent or other charges under the Lease made more than thirty (30) days prior to its due date unless such payment shall have been expressly approved in writing by Mortgagee or (d) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease unless Mortgagee has consented thereto in writing or unless the same is effected pursuant to any of the terms or provisions of the Lease.

      5. Notwithstanding the foregoing, upon such attornment, Successor Landlord shall be subject to all of Tenant's rights (including rights of set-off) and remedies under Articles 38 and 39 of the Original Lease, as amended by any amendments to which Mortgagee consents in writing, even if such rights and remedies shall have accrued prior to such attornment and even if Landlord's acts or omissions shall have caused or contributed to the condition or delay giving rise to such rights and remedies.

      6. The attornment provided for in Paragraph 3 of this Agreement shall inure to the benefit of any Successor Landlord, shall be self-operative, and no further instrument shall be required to give effect to the attornment. Tenant, however, upon demand of any Successor Landlord, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Paragraph 6 shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

      7. From and after the date hereof, Tenant shall at the same time such notice is sent to Landlord, send to Mortgagee a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease (whether in connection with a proceeding pursuant to the Code or otherwise) on account of any default and agrees that, notwithstanding any provisions of the Lease to the contrary, no such notice shall be deemed to have been given unless Mortgagee shall have been given such notice. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested or shall be delivered to Mortgagee at Mortgagee's address first set forth above (or at such other address as Mortgagee shall specify in a written notice to Tenant at the address first specified above for Tenant). Any such notice shall be deemed to be given to Mortgagee on the earlier of (a) the day of receipt (as evidenced by a receipt signed by Mortgagee or the refusal to accept delivery by Mortgagee) or (b) three (3) days after Tenant's deposit of such notice in the mail, first class postage prepaid. With respect to the commencement by Tenant of any action to terminate the Lease, Mortgagee shall have the right, but not the obligation, to cure any default on the part of Landlord that is the basis for such action within a reasonable time (including the time required for Mortgagee to obtain possession of the Premises if such possession is necessary to effect such cure) after receipt of the notice by Tenant with respect to such action. This Paragraph 7 shall not be applicable to any termination of the Lease in whole or in part (or rescission of the exercise of any expansion option or right) pursuant to any provision of the Lease providing for such a termination (or rescission).


                                      D-3-

      8. Tenant shall not, without Mortgagee's prior written consent, cancel, surrender or terminate the Lease and any attempt to do so shall be null and void and of no force or effect. This Paragraph 8 shall not be applicable to any cancellation, surrender or termination of the Lease in whole or in part (or rescission of the exercise of any expansion option or right) pursuant to any provision of the Lease expressly providing for such a cancellation, surrender or termination (or rescission).

      9. Tenant acknowledges that Landlord's interest under the Lease has been assigned to Mortgagee as further security for the indebtedness secured by the Mortgages. In the event Mortgagee notifies Tenant of a default under the Mortgages and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Mortgagee.

      10. Tenant and Mortgagee acknowledge that this Agreement satisfies all conditions and requirements in the Lease relating to the granting of a non-disturbance agreement by Mortgagee.

      11. This Agreement is not intended to amend the Mortgages, nor is it intended to increase or diminish the rights and obligations under the Mortgages of the parties thereto.

      12. By signing below, each of the signatories to this Agreement represents that (a) it has full power and authority to execute this Agreement and to bind itself to performance hereunder and (b) the execution and delivery of this Agreement (1) have been duly authorized by all necessary acts on its part, (2) do not violate or conflict with its organizational documents, (3) do not conflict with any law or judgment of a government authority applicable to it and
(4) do not result in the breach of or constitute a default under any agreement or other obligation to which it is a party.

      13. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof. Upon execution by every party hereto, this Agreement shall supersede any previously executed agreement in effect between the Mortgagee and Tenant with respect to the matters addressed herein.

      14. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed within such State. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the laws of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.

      15. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


                                      D-4-

      16. Anything herein or in the Lease to the contrary notwithstanding, if Mortgagee or a Successor Landlord shall acquire title to the Property, or shall otherwise become liable for any obligations of Landlord under the Lease, Mortgagee and any such Successor Landlord shall have no obligation, nor incur any liability, beyond Mortgagee's or such Successor Landlord's then interest, if any, in the Property and Tenant shall look exclusively to such interest, if any, of Mortgagee or such Successor Landlord in the Property for the payment and discharge of any obligations imposed upon Mortgagee or such Successor Landlord hereunder or under the Lease. Tenant agrees that with respect to any money judgment that may be obtained or secured by Tenant against Mortgagee or a Successor Landlord, Tenant shall look solely to the estate or interest owned by Mortgagee or such Successor Landlord in the Property and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Mortgagee or such Successor Landlord.


                                      D-5-

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          [Lender]

                                          By:     ______________________________
                                          Name:
                                          Title:


                                          THE GOLDMAN SACHS GROUP, L.P.

                                          By:     The Goldman Sachs Corporation,
                                                  its general partner

                                          By:     ______________________________
                                          Name:
                                          Title:


                                      D-6-

                                    Exhibit E

                            Major Building Equipment

HVAC

Any cooling tower
The collection basin of any cooling tower
Any chiller
The evaporator shell or tubes of any chiller
The condenser shell or tubes of any chiller
The steam condenser or tubes of any chiller
Any fan system heating coil
Any fan system cooling coil
Any fan system fan housing
Any fan system fan wheel
Any air receiver
Any chilled water riser
Any condenser water riser
Any steam riser
Any house tank
Any condensate riser
Any heating water riser

Electrical

Any electrical riser feeder (normal or emergency) 400 amps or higher
Any electrical horizontal feeder (normal or emergency) at or below ground level
      400 amps or higher
Any motor control center (normal or emergency)
Any motor starter (normal or emergency) 200 amps or higher
Any diesel engine
Any emergency power system generator 1000 KW or higher

Elevator

The hoist motor of any elevator
The motor generator of any elevator

Plumbing and Fire Prevention

Any domestic hot or cold water riser or main
Any sanitary waste riser or main
Any storm drainage riser or main
Any fire standpipe riser or main


                                      E-1-